UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Sonic Automotive, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Sonic Automotive, Inc.

4401 Colwick Road

Charlotte, North Carolina 28211

March 3, 2015

Dear Stockholder:

You are cordially invited to attend our 2015 Annual Meeting of Stockholders to be held at 10:30 a.m., Eastern Time, on Tuesday, April 14, 2015, at Charlotte Motor Speedway, Smith Tower, 600 Room, U.S. Highway 29 North, Concord, North Carolina 28027. We look forward to greeting personally those stockholders who are able to attend.

The accompanying formal Notice of 2015 Annual Meeting of Stockholders and Proxy Statement describe the matters on which action will be taken at the meeting.

Whether or not you plan to attend the meeting on Tuesday, April 14, 2015, it is important that your shares be represented. To ensure that your vote will be received and counted, at your earliest convenience please follow the instructions for voting your shares provided in the accompanying Proxy Statement and proxy card or voting instruction form, notice letter or the voting instructions you receive by e-mail. Your vote is important regardless of the number of shares you own.

Sincerely,

/s/ O. Bruton Smith

O. Bruton Smith

Chairman and Chief Executive Officer

You can help us make a difference by eliminating paper proxy mailings. With your consent, we will provide all future proxy materials electronically. Instructions for consenting to electronic delivery can be found on your proxy card or voting instruction form, notice letter or at www.proxydocs.com/SAH. Your consent to receive stockholder materials electronically will remain in effect until canceled.

SONIC AUTOMOTIVE, INC.

4401 Colwick Road

Charlotte, North Carolina 28211

(704) 566-2400

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

March 3, 2015

The 2015 Annual Meeting of Stockholders of Sonic Automotive, Inc. will be held at Charlotte Motor Speedway, Smith Tower, 600 Room, U.S. Highway 29 North, Concord, North Carolina 28027 on Tuesday, April 14, 2015, at 10:30 a.m., Eastern Time, for the following purposes as described in the accompanying Proxy Statement:

1.	To elect 10 directors;

2.	To ratify the appointment of KPMG LLP as Sonic’s independent registered public accounting firm for the fiscal year ending December 31, 2015;

3.	To approve, on a non-binding, advisory basis, Sonic’s named executive officer compensation;

4.	To consider and approve the amendment and restatement of the Sonic Automotive, Inc. 2012 Stock Incentive Plan; and

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

We currently are not aware of any other business to be brought before the stockholders’ meeting. Only holders of record of Sonic’s Class A Common Stock and Class B Common Stock at the close of business on February 18, 2015 will be entitled to notice of, and to vote at, the stockholders’ meeting or any adjournment or postponement thereof.

Whether or not you plan to attend the stockholders’ meeting, you are urged to vote. For specific voting instructions, please refer to the information provided in the accompanying Proxy Statement and your proxy card or voting instruction form, notice letter or the voting instructions you receive by e-mail. Submitting your proxy does not deprive you of your right to attend the stockholders’ meeting and to vote your shares in person.

By Order of the Board of Directors,

/s/ Stephen K. Coss

Stephen K. Coss
Senior Vice President, General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to be Held on April 14, 2015:

The Notice of 2015 Annual Meeting of Stockholders, Proxy Statement

and 2014 Annual Report to Stockholders are available at www.proxydocs.com/SAH.

i

PROXY STATEMENT

GENERAL INFORMATION

The 2015 Annual Meeting of Stockholders of Sonic Automotive, Inc. will be held on Tuesday, April 14, 2015 at 10:30 a.m., Eastern Time, at Charlotte Motor Speedway, Smith Tower, 600 Room, U.S. Highway 29 North, Concord, North Carolina 28027, for the purposes set forth in the accompanying Notice of 2015 Annual Meeting of Stockholders. We refer to this meeting, together with any adjournment or postponement thereof, as the “Annual Meeting.” Only holders of record of Sonic’s Class A Common Stock and Class B Common Stock at the close of business on February 18, 2015 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. This Proxy Statement and form of proxy are furnished to stockholders in connection with the solicitation by the Board of Directors (the “Board of Directors” or the “Board”) of proxies to be used at the Annual Meeting, and at any and all adjournments or postponements thereof. On or about March 5, 2015, Sonic will begin mailing to its stockholders the Proxy Statement, the accompanying proxy card or voting instruction form and the 2014 Annual Report to Stockholders, or a notice letter, as applicable. References in this Proxy Statement to “Sonic,” the “Company,” “we,” “us,” “our” and similar terms refer to Sonic Automotive, Inc. We sometimes refer to our Class A Common Stock and Class B Common Stock together as our “Common Stock.”

Shares Entitled to Vote and Voting Rights

Sonic currently has authorized under its Amended and Restated Certificate of Incorporation (the “Charter”) 100,000,000 shares of Class A Common Stock, of which 38,905,340 shares were outstanding as of the Record Date and are entitled to vote at the Annual Meeting, and 30,000,000 shares of Class B Common Stock, of which 12,029,375 shares were outstanding as of the Record Date and are entitled to vote at the Annual Meeting. As provided in the Charter, holders of Class A Common Stock will have one vote per share, and holders of Class B Common Stock will have 10 votes per share at the Annual Meeting. All outstanding shares of Common Stock are entitled to vote as a single class on any proposal submitted to a vote at the Annual Meeting. The presence at the Annual Meeting in person or by proxy of a majority of the shares entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting.

Votes Required to Approve Each Proposal

A quorum being present, directors will be elected by the affirmative vote of a plurality of the total votes of all shares of Common Stock present in person or represented by proxy and entitled to vote on the election of directors at the Annual Meeting and each of the other proposals referred to in the accompanying Notice of 2015 Annual Meeting of Stockholders will be approved if a majority of the total votes of all shares of Common Stock present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting are cast in favor thereof.

Methods of Voting

If your shares of Class A Common Stock are registered directly in your name, you may vote by mail, by telephone, over the Internet or in person at the Annual Meeting. If your shares of Class A Common Stock are held in the name of your bank, broker or other nominee, you may vote by mail or in person at the Annual Meeting, and depending on the voting procedures of the stockholder of record, you may be able to vote by telephone or over the Internet. If you are a registered holder of Class B Common Stock, you may vote by mail or in person at the Annual Meeting. Votes submitted by mail, by telephone or over the Internet must be received by 11:59 p.m., Eastern Time, on Monday, April 13, 2015.

Voting by Mail.    By signing and dating the proxy card or voting instruction form and returning it in the prepaid and addressed envelope enclosed with the proxy materials delivered by mail, you are authorizing the individuals named on the proxy card or voting instruction form to vote your shares at the Annual Meeting in the manner you indicate.

Voting by Telephone or Over the Internet.    To vote by telephone or over the Internet, please follow either the instructions included on your proxy card or voting instruction form or notice letter or the voting instructions you receive by e-mail. If you vote by telephone or over the Internet, you do not need to complete and mail a proxy card or voting instruction form. You may incur costs such as telephone and Internet access charges if you vote by telephone or over the Internet. If you choose to vote by telephone or over the Internet, you must do so by 11:59 p.m., Eastern Time, on Monday, April 13, 2015.

Voting in Person at the Annual Meeting.    If you attend the Annual Meeting and plan to vote in person, we will provide you with a ballot at the Annual Meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the Annual Meeting. If your shares are held in the name of your bank, broker or other nominee, you are considered the beneficial owner of shares held in “street name.” As a beneficial owner, if you wish to vote at the Annual Meeting, you will need to bring to the Annual Meeting a legal proxy from your bank, broker or other nominee authorizing you to vote those shares.

Even if you plan to attend the Annual Meeting, we encourage you to vote as soon as possible to ensure that your shares will be voted if you are unable to attend the Annual Meeting. If you receive more than one proxy card, voting instruction form, notice letter or e-mail notification, it is an indication that your shares are held in multiple accounts. To vote all of your shares, you must vote separately as described above for each proxy card, voting instruction form, notice letter or e-mail notification that you receive.

Withhold Votes, Abstentions and Broker Non-Votes

Abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received voting instructions from the beneficial owner.

Under the rules and regulations of the New York Stock Exchange (the “NYSE”), the proposal to ratify the appointment of the independent registered public accounting firm is considered a “discretionary” matter, which means that brokerage firms may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions. However, the election of directors, the non-binding, advisory vote to approve Sonic’s named executive officer compensation and the proposal to approve the amendment and restatement of the Sonic Automotive, Inc. 2012 Stock Incentive Plan (the “2012 Stock Incentive Plan”) are “non-discretionary” matters under the rules and regulations of the NYSE, which means brokerage firms that have not received voting instructions from their clients on these matters may not vote on these proposals.

With respect to Proposal 1, the election of directors, only “for” and “withhold” votes may be cast, and withhold votes, broker non-votes and abstentions will have no effect on the outcome of the proposal. With respect to Proposals 2, 3 and 4, the ratification of the appointment of KPMG LLP as Sonic’s independent registered public accounting firm for fiscal 2015, the non-binding, advisory vote to approve Sonic’s named executive officer compensation and the proposal to approve the amendment and restatement of the 2012 Stock Incentive Plan, an abstention will be counted as a vote present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposals and will have the same effect as a vote against the proposals, and a broker non-vote will not be considered entitled to vote on these proposals and will therefore have no effect on their outcome.

Voting of Proxies

Each valid proxy received and not revoked before the Annual Meeting will be voted at the Annual Meeting. To be valid, a written proxy card must be properly executed. Proxies voted by telephone or via the Internet must be properly completed pursuant to this solicitation. If you specify your vote regarding any matter presented at the Annual Meeting, your shares will be voted by one of the individuals indicated on the proxy in accordance with your specification. If you do not specify your vote, your shares will be voted (i) in favor of electing Sonic’s 10 nominees to the Board of Directors; (ii) in favor of the proposal to ratify the appointment of KPMG LLP as Sonic’s independent registered public accounting firm for the fiscal year ending December 31, 2015; (iii) in favor of the proposal to approve, on a non-binding, advisory basis, Sonic’s named executive officer compensation; (iv) in favor of the proposal to approve the amendment and restatement of the 2012 Stock Incentive Plan; and (v) in the discretion of the proxy holders on any other business as may properly come before the Annual Meeting. The Board of Directors currently knows of no other business that will be presented for consideration at the Annual Meeting.

Revoking Your Proxy or Changing Your Vote

You may revoke your proxy or change your vote at any time before the vote is taken at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy or change your vote by (i) submitting a written notice of revocation to Stephen K. Coss, Senior Vice President, General Counsel and Secretary of Sonic, at 4401 Colwick Road, Charlotte, North Carolina 28211; (ii) delivering a proxy bearing a later date by telephone, the Internet or mail until the applicable deadline for each method; or (iii) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically make that request or vote in person at the Annual Meeting. For all methods of voting, the last vote cast will supersede all previous votes. If you hold your shares in “street name” and you have instructed your bank, broker or other nominee to vote your shares, you may change or revoke your voting instructions by following the specific instructions provided to you by your bank, broker or other nominee, or, if you have obtained a legal proxy from your bank, broker or other nominee, by attending the Annual Meeting and voting in person.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Sonic’s Common Stock as of February 18, 2015, by (i) each stockholder known by Sonic to beneficially own more than 5% of a class of the outstanding Common Stock, (ii) each director and director nominee, (iii) each named executive officer listed in the Summary Compensation Table, and (iv) all directors and executive officers of Sonic as a group. Except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the securities indicated as beneficially owned by them, subject to community property laws where applicable. Unless otherwise noted below, the address for each of the beneficial owners is 4401 Colwick Road, Charlotte, North Carolina 28211.

Beneficial Owner	Number of Shares of Class A Common Stock(1)	Percentage of Outstanding Class A Common Stock	Number of Shares of Class B Common Stock	Percentage of Outstanding Class B Common Stock	Percentage of All Outstanding Voting Stock(2)
O. Bruton Smith (3)(4)(5)	628,628	1.6%	11,052,500	91.9%	22.7%
Sonic Financial Corporation (3)(4)	—	—	8,881,250	73.8%	17.4%
B. Scott Smith (3)(6)(7)(8)	464,441	1.2%	976,875	8.1%	2.8%
David Bruton Smith (6)(9)	226,226	*	—	—	*
Jeff Dyke (10)	137,248	*	—	—	*
Heath R. Byrd (11)	25,905	*	—	—	*
William I. Belk (12)(13)	54,242	*	—	—	*
William R. Brooks (12)	58,607	*	—	—	*
Bernard C. Byrd, Jr. (12)(14)	6,440	*	—	—	*
Victor H. Doolan (12)	40,497	*	—	—	*
John W. Harris III (12)	3,105	*	—	—	*
Robert Heller (12)(15)	54,242	*	—	—	*
R. Eugene Taylor	—	*	—	—	*
All directors and executive officers as a group (12 persons) (6)	1,629,895	4.1%	12,029,375	100.0%	26.4%
Eminence Capital, LP (16)	3,485,230	9.0%	—	—	6.8%
BlackRock, Inc. (17)	3,134,766	8.1%	—	—	6.2%
Hotchkis and Wiley Capital Management, LLC (18)	2,910,600	7.5%	—	—	5.7%
The Vanguard Group, Inc. (19)	2,168,717	5.6%	—	—	4.3%
Paul P. Rusnak (20)	5,200,000	13.4%	—	—	10.2%

*	Less than 1%.

(1)

Includes shares of Class A Common Stock and shares of restricted stock (which have both dividend and voting rights) held by these individuals, including those shares of Class A Common Stock shown below as to which the following persons currently have a right, or will have the right within 60 days after February 18, 2015, to acquire beneficial ownership through the exercise of stock options or the vesting of restricted stock units: (i) Messrs. O. Bruton Smith, 473,132 shares; B. Scott Smith, 245,606 shares; David Bruton Smith, 80,788 shares; Jeff Dyke, 64,991 shares; and Heath R. Byrd, 14,700 shares; and (ii) all directors and executive officers as a group, 879,217 shares.

(2)

The percentage of total voting power of Sonic is as follows: (i) Mr. O. Bruton Smith, 69.6%; Sonic Financial Corporation (“SFC”), 55.8%; Mr. B. Scott Smith, 6.4%; Eminence Capital, LP, 2.2%; BlackRock, Inc., 2.0%; Hotchkis and Wiley Capital Management, LLC, 1.8%; The Vanguard Group, Inc., 1.4%; Mr. Paul P. Rusnak, 3.3%; and less than 1% for all other stockholders shown, and (ii) all directors and executive officers as a group, 76.2%.

(3)	The address for Mr. O. Bruton Smith, Mr. B. Scott Smith and SFC is 5401 East Independence Boulevard, Charlotte, North Carolina 28212.

(4)

The amount of Class B Common Stock shown for Mr. O. Bruton Smith consists of 2,171,250 shares owned directly by him and 8,881,250 shares owned by SFC. Mr. Smith controls a majority of SFC’s outstanding voting stock, is the only executive officer of SFC and is deemed to have sole voting and investment power with respect to the shares of Class B Common Stock held by SFC.

(5)

Includes 26,997 restricted stock units convertible into shares of Class A Common Stock that vested on March 2, 2015; 15,203 restricted stock units convertible into shares of Class A Common Stock that will vest on March 22, 2015; and 12,599 restricted stock units convertible into shares of Class A Common Stock that will vest on March 31, 2015.

(6)

Includes 69,686 shares of Class A Common Stock held by SMDA Development 1, LLC, an entity in which Messrs. B. Scott Smith and David Bruton Smith are members. Each of Messrs. B. Scott Smith and David Bruton Smith disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest, if any, therein.

(7)

Includes 900,765 shares of Class B Common Stock held by BWI Financial, LLC, an entity controlled by Mr. B. Scott Smith. Approximately 976,875 shares of Class B Common Stock owned directly or indirectly by Mr. B. Scott Smith are pledged to secure loans.

(8)

Includes 23,316 restricted stock units convertible into shares of Class A Common Stock that vested on March 2, 2015; 13,130 restricted stock units convertible into shares of Class A Common Stock that will vest on March 22, 2015; and 10,882 restricted stock units convertible into shares of Class A Common Stock that will vest on March 31, 2015.

(9)

Includes 14,849 restricted stock units convertible into shares of Class A Common Stock that vested on March 2, 2015; 8,930 restricted stock units convertible into shares of Class A Common Stock that will vest on March 22, 2015; and 7,401 restricted stock units convertible into shares of Class A Common Stock that will vest on March 31, 2015.

(10)

Includes 18,960 restricted shares of Class A Common Stock that vested on March 2, 2015; 11,725 restricted stock units convertible into shares of Class A Common Stock that will vest on March 22, 2015; and 9,716 restricted stock units convertible into shares of Class A Common Stock that will vest on March 31, 2015.

(11)

Includes 2,669 restricted shares of Class A Common Stock that vested on March 2, 2015; 8,038 restricted stock units convertible into shares of Class A Common Stock that will vest on March 22, 2015; and 6,662 restricted stock units convertible into shares of Class A Common Stock that will vest on March 31, 2015. Approximately 7,300 shares of Class A Common Stock are pledged as security for a personal loan.

(12)

Includes 3,270 restricted shares of Class A Common Stock for each of Messrs. Belk, Brooks, B. Byrd, Doolan and Heller that will vest on April 13, 2015; and 3,105 restricted shares of Class A Common Stock for Mr. Harris that will vest on October 14, 2015.

(13)	Includes 6,000 shares held by Mr. Belk’s children. Mr. Belk disclaims beneficial ownership of these shares.

(14)	Approximately 3,200 shares of Class A Common Stock are pledged to secure loans.

(15)	Mr. Heller shares voting and dispositive power over 11,000 shares with his wife.

(16)

This information is based upon a Schedule 13G/A filed jointly with the SEC on February 17, 2015 by Eminence Capital, LP (“Eminence Capital”), Eminence GP, LLC (“Eminence GP”) and Ricky C. Sandler, each of whose address is 65 East 55th Street, 25th Floor, New York, New York 10022. The Schedule 13G/A reports that Eminence Capital has sole voting and investment power over no shares and shared voting and investment power over 3,482,405 shares; Eminence GP has sole voting and investment power over no shares and shared voting and investment power over 3,058,450 shares; and Mr. Sandler has sole voting and investment power over 2,825 shares and shared voting and investment power over 3,482,405 shares. Mr. Sandler is the Chief Executive Officer of Eminence Capital and the managing member of Eminence GP and may be deemed to have voting and dispositive power with respect to the shares shown.

(17)

This information is based upon a Schedule 13G/A filed with the SEC on January 23, 2015 by BlackRock, Inc. (“BlackRock”), whose address is 55 East 52nd Street, New York, New York 10022. The Schedule 13G/A reports that BlackRock has sole voting power over 3,036,067 shares, shared voting power over no shares, sole investment power over all of the shares shown and shared investment power over no shares.

(18)

This information is based upon a Schedule 13G/A filed with the SEC on February 13, 2015 by Hotchkis and Wiley Capital Management, LLC (“HWCM”), whose address is 725 S. Figueroa Street, 39th Floor, Los Angeles, California 90017. The Schedule 13G/A reports that HWCM has sole voting power over 2,467,900 shares, shared voting power over no shares, sole investment power over all of the shares shown and shared investment power over no shares.

(19)

This  information  is  based  upon a  Schedule 13G/A  filed  with  the  SEC  on  February 11, 2015  by The Vanguard Group, Inc. (“Vanguard”), whose address is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. The Schedule 13G/A reports that Vanguard has sole voting power over 48,823 shares, shared voting power over no shares, sole investment power over 2,122,294 shares and shared investment power over 46,423 shares.

(20)

This information is based upon a Schedule 13D/A and a Form 4 filed with the SEC on May 26, 2010 and October 24, 2014, respectively, by Mr. Paul P. Rusnak, whose address is 325 W. Colorado Boulevard, PO Box 70489, Pasadena, California 91117-7489. The Schedule 13D/A reports that Mr. Rusnak has sole voting and investment power over 5,000,000 shares and shared voting and investment power over no shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires Sonic’s executive officers, directors and certain persons who beneficially own more than 10% of Sonic’s Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Sonic’s Common Stock and other equity securities. Additionally, SEC regulations require that Sonic identify in its proxy statements any individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years. Based solely on a review of reports filed with the SEC and written representations that no other reports were required, Sonic believes that its executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements on a timely basis during fiscal 2014, except for (i) Messrs. Heath R. Byrd, Jeff Dyke, B. Scott Smith, David Bruton Smith and O. Bruton Smith, each of whom is an executive officer of Sonic, who filed two late Form 4s with respect to two separate transactions to report shares delivered by them to Sonic to satisfy their tax withholding obligations due upon the vesting of restricted stock units, and (ii) Mr. Paul P. Rusnak, a greater than 10% stockholder, who filed a late Form 4 to report the distribution of shares from his IRA to his personal account.

PROPOSAL 1

ELECTION OF DIRECTORS

Ten directors currently serve on Sonic’s Board of Directors and all were elected by our stockholders at our 2014 annual meeting of stockholders, except Mr. John W. Harris III, who was elected to the Board in October 2014, and Mr. R. Eugene Taylor, who was elected to the Board in February 2015. Mr. Harris was initially identified to the Board as a potential director by a management director of Sonic, and Mr. Taylor was initially identified to the Board as a potential director by a non-management director of Sonic.

Under our Bylaws, the director nominees are elected by the stockholders for a one-year term expiring at the next annual meeting of stockholders. Any director elected by the Board of Directors as a result of a newly created directorship or to fill a vacancy on the Board will hold office until the next annual meeting of stockholders. All directors’ terms expire and their successors will be elected at the Annual Meeting and each annual meeting of stockholders thereafter.

Upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “NCG Committee”), the Board nominated each of our current directors to stand for reelection for a new term expiring at the 2016 annual meeting of stockholders or until their successors are duly elected and qualified. At the Annual Meeting, shares represented by all proxies received by the Board and not marked to withhold authority to vote for the nominees will be voted for the election of O. Bruton Smith, B. Scott Smith, David Bruton Smith, William I. Belk, William R. Brooks, Bernard C. Byrd, Jr., Victor H. Doolan, John W. Harris III, Robert Heller and R. Eugene Taylor to the Board of Directors. All of these individuals consented to be named in this Proxy Statement and have agreed to serve, if elected. If for any reason any director nominee is unable to stand for reelection, we intend to vote proxies for the election of the other director nominees and the Board will designate a substitute nominee or reduce the number of directors in accordance with our Charter and Bylaws. If a substitute nominee is designated, proxies will be voted for the substitute nominee.

Director Nominees

We have set forth below information regarding each of the director nominees. The NCG Committee and the Board believe that the experience, qualifications, attributes and skills of the director nominees described below and in the “Corporate Governance and Board of Directors — Board Committees — Nominating and Corporate Governance Committee” section of this Proxy Statement provide the Board with the ability to address the evolving needs of Sonic and represent the best interests of Sonic and its stockholders.

O. Bruton Smith, 88, is the Founder of Sonic. He is also the Chairman, Chief Executive Officer and a director of Sonic and has served as such since Sonic’s organization in January 1997, and he is also a director and executive officer of many of Sonic’s subsidiaries. Mr. Smith has worked in the retail automobile industry since 1966. Mr. Smith is also the Executive Chairman, a director and controlling stockholder of Speedway Motorsports, Inc. (“SMI”). SMI is a public company whose shares are traded on the NYSE. Among other things, SMI owns and operates the following NASCAR racetracks: Atlanta Motor Speedway, Bristol Motor Speedway, Charlotte Motor Speedway, Kentucky Speedway, Las Vegas Motor Speedway, New Hampshire Motor Speedway, Sonoma Raceway and Texas Motor Speedway. He is also an executive officer or a director of most of SMI’s operating subsidiaries.

B. Scott Smith, 47, is the Co-Founder of Sonic. He is also President, Chief Strategic Officer and a director of Sonic. Prior to his appointment as President in March 2007, Mr. Smith served as Sonic’s Vice Chairman and Chief Strategic Officer since October 2002. Mr. Smith was President and Chief Operating Officer of Sonic from April 1997 until October 2002. Mr. Smith has been a director of Sonic since its organization in January 1997. Mr. Smith also serves as a director and executive officer of many of Sonic’s subsidiaries. Mr. Smith, who is the son of O. Bruton Smith and the brother of David Bruton Smith, has been an executive officer of Town & Country Ford since 1993, and was a minority owner of both Town & Country Ford and Fort Mill Ford before Sonic’s acquisition of those dealerships in 1997. Mr. Smith became the General Manager of Town & Country Ford in November 1992 where he remained until his appointment as President and Chief Operating Officer of Sonic in April 1997. Mr. Smith has over 25 years of experience in the automobile dealership industry.

David Bruton Smith, 40, was appointed to the office of Vice Chairman in March 2013. He has served as Executive Vice President and a director of Sonic since October 2008 and has served in Sonic’s organization since 1998. Prior to being named a director and Executive Vice President in 2008, Mr. Smith served as Sonic’s Senior Vice President of Corporate Development. Mr. Smith served as Sonic’s Vice President of Corporate Strategy from October 2005 to March 2007, and also served prior to that time as Dealer Operator and General Manager of several Sonic dealerships. He is the son of O. Bruton Smith and the brother of B. Scott Smith.

William I. Belk, 65, has been a director of Sonic since March 1998. Mr. Belk is currently affiliated with Southeast Investments, N.C. Inc., a FINRA member firm headquartered in Charlotte, North Carolina. Mr. Belk’s past professional experience includes serving as a North Carolina District Court Judge, serving as a partner in the investment banking firm Carolina Financial Group, Inc., and serving in the positions of Chairman and director for certain Belk stores, a retail department store chain. Mr. Belk has also previously served as a director of Monroe Hardware Co., Inc., a wholesaler of hardware materials. Mr. Belk has a JD with an LLM — Taxation and a Masters in Business Administration. He is also a director of British West Indies Trading Company.

William R. Brooks, 65, has been a director of Sonic since its organization in January 1997. Mr. Brooks also served as Sonic’s initial Chief Financial Officer, Treasurer, Vice President and Secretary from January 1997 to April 1997. Since December 1994, Mr. Brooks has been the Vice President, Treasurer, Chief Financial Officer and a director of SMI, became Executive Vice President of SMI in February 2004 and became Vice Chairman in 2008. Mr. Brooks also serves as an executive officer and a director for various operating subsidiaries of SMI. Before the formation of SMI in December 1994, Mr. Brooks was a Vice President of Charlotte Motor Speedway and a Vice President and director of Atlanta Motor Speedway.

Bernard C. Byrd, Jr., 52, has been a director of Sonic since October 2013. Mr. Byrd is an entrepreneur with more than 25 years of experience in a variety of business ventures. From 2005 to 2013, he served as the President and Chief Executive Officer of Secure EDI Health Group, a healthcare technology firm. From 1998 to 2006, Mr. Byrd founded and served as Chairman and Chief Executive Officer of HRAmerica, Inc., a human resources outsourcing firm. Mr. Byrd currently serves on the board of directors for two privately-held corporations, Secure EDI Health Group and Orchestrate Orthodontic Technologies, and also serves on the board of directors of SMI. He is not related to our Executive Vice President and Chief Financial Officer, Heath R. Byrd.

Victor H. Doolan, 74, has been a director of Sonic since July 2005. Prior to being appointed as a director, Mr. Doolan served for approximately three years as President of Volvo Cars North America until his retirement in March 2005. Prior to joining Volvo, Mr. Doolan served as the Executive Director of the Premier Automotive Group, the luxury division of Ford Motor Company, from July 1999 to June 2002. Mr. Doolan also enjoyed a 23-year career with BMW, culminating with his service as President of BMW of North America from September 1993 to July 1999. Mr. Doolan has worked in the automotive industry for approximately 46 years. Mr. Doolan also served as a director of Blue Fire Ethanol Fuels Inc. until December 2010.

John W. Harris III, 36, has served as a director of Sonic since October 2014. Mr. Harris currently serves as Chief Operating Officer and Executive Vice President of Lincoln Harris, LLC, a position he has held since March 2012. Lincoln Harris is a privately-held corporate real estate services firm focused on commercial brokerage, construction services, development, and property management. Prior to joining Lincoln Harris, Mr. Harris held various positions at Fortress Investment Group LLC, a global investment management firm, from August 2004 to February 2012. During his tenure, Mr. Harris worked on assignments in Europe and the United States. Mr. Harris currently serves on the boards of directors of Lincoln Harris, LLC and Intrawest Resorts Holdings, Inc., a public company traded on the NYSE.

Robert Heller, 75, has been a director of Sonic since January 2000. Mr. Heller served as a director of FirstAmerica Automotive, Inc. from January 1999 until its acquisition by Sonic in December 1999. Mr. Heller was a director and Executive Vice President of Fair, Isaac and Company from 1994 until 2001, where he was responsible for strategic relationships and marketing. From 1991 to 1993, Mr. Heller was President and Chief Executive Officer of Visa U.S.A. Mr. Heller is a former Governor of the Federal Reserve System, and has had an extensive career in banking, international finance, government service and education. Mr. Heller currently serves as a director of the Bank of Marin Bancorp, a public company traded on the NASDAQ.

R. Eugene Taylor, 67, has been a director of Sonic since February 2015. Mr. Taylor has served as Chairman and Chief Executive Officer of Capital Bank Financial Corp. (“CBFC”), a bank holding company, since co-founding CBFC in 2009. Prior to co-founding CBFC, Mr. Taylor spent 38 years at Bank of America Corporation and its predecessor companies, most recently as Vice Chairman of Bank of America and President of Global Corporate & Investment Banking. After retiring from Bank of America, Mr. Taylor served as a Senior Advisor at Fortress Investment Group LLC. Mr. Taylor currently serves on the boards of directors of CBFC and

Capital Bank, N.A., CBFC’s operating bank subsidiary (“Capital Bank”). Mr. Taylor was previously a director of Capital Bank Corporation, Green Bankshares, Inc. and TIB Financial Corp., each of which CBFC held controlling interests in prior to their merger into CBFC.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF ALL OF THE DIRECTOR NOMINEES.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

Director Independence

Because Mr. O. Bruton Smith holds more than 50% of the voting power of Sonic’s Common Stock, Sonic qualifies as a “controlled company” for purposes of the NYSE’s listing standards and, therefore, is not required to comply with all of the requirements of those listing standards, including the requirement that a listed company have a majority of independent directors. Nevertheless, Sonic is committed to having its Board membership in favor of independent directors as evidenced by Sonic’s Corporate Governance Guidelines, which provide that it is desirable that any non-employee director be qualified as “independent” under the NYSE’s listing standards and the rules and regulations of the Securities and Exchange Commission (the “SEC”).

Our Board believes that a majority of its members are independent under both the applicable NYSE rules and the applicable SEC rules. The NYSE rules provide that a director does not qualify as “independent” unless the board of directors affirmatively determines that the director has no material relationship with the company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company). The NYSE rules require a board of directors to consider all of the relevant facts and circumstances in determining the materiality of a director’s relationship with a company. The Board has adopted Categorical Standards for Determination of Director Independence (the “Categorical Standards”), which incorporate the independence standards of the NYSE rules, to assist the Board in determining whether a director has a material relationship with Sonic. The Categorical Standards are available on Sonic’s website, www.sonicautomotive.com.

In February 2015, the Board of Directors, with the assistance of the NCG Committee, conducted an evaluation of director independence based on the Categorical Standards. The Board considered all relationships and transactions between each director (and his immediate family and affiliates) and each of Sonic, its management and its independent registered public accounting firm, including, with respect to Mr. R. Eugene Taylor, who serves as Chairman and Chief Executive Officer of CBFC, that Capital Bank in the ordinary course of business provides automotive retail loans to consumers, including to customers at certain of Sonic’s dealership subsidiaries. For each auto loan referred to Capital Bank by one of Sonic’s dealerships, Capital Bank compensated both the dealership and Sonic. The Board and the NCG Committee determined that the level of business between Capital Bank and Sonic in fiscal 2014 was not material to either party. As a result of this evaluation, the Board determined those relationships that do exist or did exist within the last three years (except for Messrs. O. Bruton Smith’s, B. Scott Smith’s, David Bruton Smith’s and William R. Brooks’) all fall well below the thresholds in the Categorical Standards. Consequently, the Board of Directors determined that each of Messrs. Belk, Byrd, Doolan, Harris, Heller and Taylor is an independent director under the Categorical Standards, the NYSE rules and the SEC rules. The Board also determined that each member of the Audit, Compensation and NCG Committees (see membership information below under “— Board Committees”) is independent, including that each member of the Audit Committee is “independent” as that term is defined under Rule 10A-3(b)(1)(ii) of the Exchange Act, and that each member of the Compensation Committee is an “outside director” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Messrs. O. Bruton Smith, B. Scott Smith and David Bruton Smith are not independent due to their employment by Sonic and Mr. William R. Brooks is not independent due to his employment with certain affiliates of Sonic.

Board Leadership Structure and Role in Risk Oversight

Sonic’s principal executive officer, Mr. O. Bruton Smith, also serves as Chairman of Sonic’s Board of Directors. Because of Mr. O. Bruton Smith’s extensive business experience (and in particular the retail automobile industry), his founding of Sonic and his significant equity ownership in Sonic, and in light of the majority of independent directors on Sonic’s Board, Sonic has determined it is appropriate that Mr. Smith serve in both roles. The Corporate Governance Guidelines of the Company provide for a Lead Independent Director. The Lead Independent Director is an independent director appointed annually by the independent members of the Board. In December 2014, the Board reappointed Mr. William I. Belk to serve as Lead Independent Director. As Lead Independent Director, Mr. Belk presides over executive sessions of the non-management directors without the presence of management and coordinates feedback to the Chief Executive Officer on behalf of the non-management directors regarding business issues and Board management.

It is management’s responsibility to manage risk and bring to the Board of Directors’ attention the most material risks to Sonic. Sonic’s Board of Directors, including through Board committees comprised solely of independent directors, regularly reviews various areas of significant risk to Sonic, and advises and directs management on the scope and implementation of policies, strategic initiatives and other actions designed to mitigate various types of risks. Specific examples of risks primarily overseen by the full Board include competition risks, industry risks, economic risks, liquidity risks, business operations risks and risks related to acquisitions and dispositions.

Sonic’s Audit Committee regularly reviews with management and the independent registered public accounting firm significant financial risk exposures and the processes management has implemented to monitor, control and report such exposures. Specific examples of risks primarily overseen by the Audit Committee include risks related to the preparation of Sonic’s financial statements, disclosure controls and procedures, internal controls and procedures required by the Sarbanes-Oxley Act of 2002, accounting, financial and auditing risks, treasury risks (insurance, interest rate hedging, credit and debt), matters reported to the Audit Committee through the Internal Audit Department and through anonymous reporting procedures, risks posed by significant litigation matters, cyber risks and compliance with applicable laws and regulations.

Sonic’s Compensation Committee reviews and evaluates potential risks related to the attraction and retention of talent, and risks related to the design of compensation programs established by the Compensation Committee for Sonic’s executive officers.

Sonic’s NCG Committee monitors compliance with Sonic’s Code of Business Conduct and Ethics, evaluates proposed affiliate transactions for compliance with Sonic’s Charter and applicable contracts, and reviews compliance with applicable laws and regulations related to corporate governance.

Board Committees

The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee, and the NCG Committee. Each of these committees acts pursuant to a written charter adopted by the Board of Directors.

Committee members and committee chairs are appointed by the Board and are identified in the following table:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
O. Bruton Smith
B. Scott Smith
David Bruton Smith
William I. Belk	X	X	X
William R. Brooks
Bernard C. Byrd, Jr.		Chair	X
Victor H. Doolan	X		Chair
John W. Harris III	Vice Chair	Vice Chair	X
Robert Heller	Chair	X
R. Eugene Taylor

Set forth below is a summary of the principal functions of each committee.

Audit Committee.    The Audit Committee appoints Sonic’s independent registered public accounting firm, reviews and approves the scope and results of audits performed by such firm and the Company’s internal auditors, and reviews and approves the independent registered public accounting firm’s fees for audit and non-audit services. It also reviews certain corporate compliance matters and reviews the adequacy and effectiveness of the Company’s internal accounting and financial controls, its significant accounting policies, and its financial statements and related disclosures. A more detailed description of the Audit Committee’s duties and responsibilities can be found in its charter. The Board of Directors has determined that each of Messrs. Heller, Belk, Doolan and Harris qualifies as an “audit committee financial expert” within the meaning of the rules of the SEC, is “financially literate” as determined by the Board, in its business judgment, and has accounting and related financial management expertise within the meaning of the rules of the NYSE. The Audit Committee met 10 times during fiscal 2014.

Compensation Committee.    The Compensation Committee administers certain compensation and employee benefit plans of Sonic and annually reviews and determines compensation of all executive officers of Sonic. The Compensation Committee administers the Sonic Automotive, Inc. 1997 Stock Option Plan (“Stock Option Plan”), the Sonic Automotive, Inc. Employee Stock Purchase Plan (the “Employee Plan”), the Sonic Automotive, Inc. Incentive Compensation Plan (the “Incentive Compensation Plan”), the Sonic Automotive, Inc. 2004 Stock Incentive Plan (“2004 Stock Incentive Plan”), the Sonic Automotive, Inc. Supplemental Executive Retirement Plan (“SERP”), the 2012 Stock Incentive Plan and certain other employee stock plans, approves individual grants of equity-based compensation under the plans it administers and periodically reviews Sonic’s executive compensation program and takes action to modify programs that yield payments or benefits not closely related to Sonic’s or its executives’ performance. The Compensation Committee also periodically reviews compensation of non-management directors and makes recommendations to the Board of Directors, who determines the amount of such compensation. In formulating its recommendation to the Board, the Compensation Committee considers the recommendations of management and, from time to time, independent consulting firms that specialize in executive compensation. A more detailed description of the Compensation Committee’s duties and responsibilities can be found in its charter. In affirmatively determining the independence of any director who serves on the Compensation Committee, the Board considers all factors specifically relevant to determining whether a director has a relationship to Sonic which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member. The Compensation Committee met six times during fiscal 2014.

Nominating and Corporate Governance Committee.    The NCG Committee is responsible for identifying individuals who are qualified to serve as directors of Sonic and for recommending qualified nominees to the

Board for election or reelection as directors of Sonic. The NCG Committee will consider director nominees submitted by stockholders in accordance with the provisions of Sonic’s Bylaws. The NCG Committee is also responsible for recommending committee members and chairpersons of committees of the Board and for establishing a system for, and monitoring the process of, performance reviews of the Board and its committees. Finally, the NCG Committee is responsible for developing and recommending to the Board of Directors a set of corporate governance principles applicable to Sonic and for monitoring compliance with Sonic’s Code of Business Conduct and Ethics. A more detailed description of the NCG Committee’s duties and responsibilities can be found in its charter. The NCG Committee met four times during 2014.

The NCG Committee has a process of identifying and evaluating potential nominees for election as members of the Board of Directors, which includes considering recommendations by directors and management and may include engaging third party search firms to assist the NCG Committee in identifying and evaluating potential nominees. The NCG Committee has adopted a policy that potential director nominees shall be evaluated no differently regardless of whether the nominee is recommended by a stockholder, a Board member or Sonic’s management. As set forth in Sonic’s Bylaws, Sonic’s Corporate Governance Guidelines and the charter of Sonic’s NCG Committee, the NCG Committee considers potential nominees for directors from all sources, develops information from many sources concerning the potential nominee, evaluates the potential nominee as to the qualifications that the NCG Committee and the Board have established and in light of the current skill, background and experience of the Board’s members and the future, ongoing needs of the Company, and makes a decision whether to recommend any potential nominee for consideration for election as a member of the Board of Directors.

Sonic’s qualification standards for directors are set forth in its Corporate Governance Guidelines. These standards include the director’s or nominee’s:

•	independent judgment;

•	ability to qualify as an “independent” director (as defined under applicable SEC rules and regulations and NYSE listing standards);

•	ability to broadly represent the interests of all stockholders and other constituencies;

•	maturity and experience in policy making decisions;

•	time commitments, including service on other boards of directors;

•	business skills, background and relevant expertise that are useful to Sonic and its future needs;

•	willingness and ability to serve on committees of the Board of Directors; and

•	other factors relevant to the NCG Committee’s determination.

As stated in Sonic’s Corporate Governance Guidelines, the Board of Directors should be composed ideally of persons having a diversity of skills, background and expertise that are useful to Sonic and its future and ongoing needs. With this goal in mind, when considering potential nominees for the Board of Directors, the NCG Committee considers the standards above and each potential nominee’s individual qualifications in light of the composition and needs of the Board of Directors at such time and its anticipated composition and needs in the future, but a director nominee should not be chosen nor excluded based on race, color, gender, national origin or sexual orientation.

Based on this process, the NCG Committee identified and recommended that Messrs. O. Bruton Smith, B. Scott Smith, David Bruton Smith, William I. Belk, William R. Brooks, Bernard C. Byrd, Jr., Victor H. Doolan, John W. Harris III, Robert Heller and R. Eugene Taylor be nominated for reelection to the Board of Directors. In determining each nomination was appropriate and that each is qualified to serve on the Board of Directors, the NCG Committee considered the following:

O. Bruton Smith:    Mr. Smith is the Founder of Sonic; has served as Chairman and Chief Executive Officer of Sonic since the Company’s inception in January 1997; owns, directly and indirectly, a significant percentage of Sonic’s outstanding Common Stock that provides him with majority voting power of Sonic; and has extensive expertise in the automotive dealership industry, having worked in the industry since 1966.

B. Scott Smith:    Mr. Smith is the Co-Founder of Sonic; has served as an executive officer and director of Sonic since the Company’s inception in January 1997; has over 25 years of experience working in the automobile dealership industry; is the son of Mr. O. Bruton Smith; and owns, directly and indirectly, a substantial percentage of Sonic’s outstanding Common Stock that provides him with a significant level of voting power of Sonic.

David Bruton Smith:    Mr. Smith has over 16 years of experience working in the automobile dealership industry; has served in several key roles as a manager and officer of Sonic over his more than 16 years of employment with the Company; has served on Sonic’s Board of Directors since October 2008; and is the son of Mr. O. Bruton Smith.

William I. Belk:    Mr. Belk has extensive consumer retail experience, serving in many positions of responsibility over a lengthy previous career at Belk Stores, a retail department store chain in the southeastern United States controlled by the Belk family; has served on Sonic’s Board of Directors, Audit Committee and Compensation Committee since March 1998 and NCG Committee since December 2014; and has further served as Sonic’s Lead Independent Director since August 2002.

William R. Brooks:    Mr. Brooks has significant accounting and financial management expertise, having served as Chief Financial Officer of SMI, a publicly traded corporation, since 1994; has further served on Sonic’s Board of Directors since the Company’s inception in January 1997; and also serves as an officer and director of SFC, which is the largest stockholder of Sonic.

Bernard C. Byrd, Jr.:    Mr. Byrd has significant management and financial expertise in a variety of industries, including healthcare, human resources and restaurant industries. He previously served as the President and Chief Executive Officer of Secure EDI Health Group, a healthcare technology firm, and founded and served as Chairman and Chief Executive Officer of HRAmerica, Inc., a human resources firm. In addition to these positions, Mr. Byrd has significant experience in the development of new businesses and corporate transactions. Finally, Mr. Byrd has served on Sonic’s Board of Directors and NCG Committee since October 2013 and Compensation Committee since December 2014, and served on Sonic’s Audit Committee from October 2013 to December 2014.

Victor H. Doolan:    Mr. Doolan has significant expertise in the automotive industry, and particularly in manufacturing, sales and marketing, serving previously as President of Volvo Cars North America, as Executive Director of the Premier Automotive Group (the luxury division of Ford Motor Company during his tenure), and a 23-year career with BMW culminating with his service as President of BMW of North America; and has served on Sonic’s Board of Directors, Audit Committee and NCG Committee since July 2005, and served on Sonic’s Compensation Committee from December 2009 to December 2014.

John W. Harris III:    Mr. Harris has significant expertise in commercial real estate and finance, having served as Chief Operating Officer and Executive Vice President of Lincoln Harris, LLC since 2012 and previously in various positions at Fortress Investment Group LLC from 2004 to 2012. In addition, Mr. Harris also has experience as a director of other organizations. Mr. Harris has served on Sonic’s Board of Directors, Audit Committee, Compensation Committee and NCG Committee since October 2014.

Robert Heller:    Mr. Heller has significant expertise in economics, business, banking and consumer finance, having served previously as a Governor of the Federal Reserve System, President and Chief Executive Officer of Visa U.S.A., and as a director and Executive Vice President of Fair, Isaac and Company; and has served on Sonic’s Board of Directors, Audit Committee and Compensation Committee since January 2000.

R. Eugene Taylor:    Mr. Taylor has significant management experience and expertise in the banking and finance industry, having served as Chairman, Chief Executive Officer and a director of CBFC since 2009 and previously in various leadership positions with Bank of America Corporation. Prior to co-founding CBFC,

Mr. Taylor spent 38 years at Bank of America Corporation and its predecessor companies, most recently as the Vice Chairman of Bank of America Corporation and President of Global Corporate & Investment Banking. Mr. Taylor has served on Sonic’s Board of Directors since February 2015.

Director Meetings

Our Board of Directors held four meetings during fiscal 2014. Each incumbent director attended 75% or more of the aggregate number of meetings of the Board and committees of the Board on which such director served during fiscal 2014. Pursuant to the Company’s Corporate Governance Guidelines, the independent directors meet in executive session without members of management present prior to or after each regularly scheduled Board meeting. Mr. Belk, as Lead Independent Director, presides over these executive sessions.

Annual Meetings of Sonic’s Stockholders

It is the Board’s policy that the directors should attend our annual meeting of stockholders. All eight of our directors in office at the time attended last year’s annual stockholders’ meeting.

Annual Evaluation of Directors and Committee Members

The Board of Directors evaluates the performance of each director, each committee of the Board, the Chairman, the Lead Independent Director and the Board of Directors as a whole on an annual basis. In connection with this annual self-evaluation, each director anonymously records his or her views on the performance of each director standing for reelection, each committee and the Board of Directors. The entire Board of Directors reviews these reports and determines what, if any, actions should be taken in the upcoming year to improve its effectiveness and the effectiveness of each director and committee.

Policies and Procedures for Review, Approval or Ratification of Transactions with Affiliates

Pursuant to its written charter, the NCG Committee reviews and evaluates all transactions between Sonic and its affiliates and considers issues of possible conflicts of interest if such issues arise. In addition, transactions between Sonic and its affiliates are reviewed by the full Board of Directors and/or its independent directors in accordance with the terms of Sonic’s Charter, its senior credit facilities and the indentures governing its outstanding senior subordinated notes. These documents require, subject to certain exceptions, that a transaction between Sonic and an affiliate:

•	be made in good faith and in writing and be on terms no less favorable to Sonic than those obtainable in an arm’s-length transaction between Sonic and an unrelated third party;

•

involving aggregate payments in excess of $500,000, be (i) approved by a majority of the members of Sonic’s Board of Directors and a majority of Sonic’s independent directors or (ii) Sonic must receive an opinion as to the financial fairness of the transaction from an investment banking or appraisal firm of national standing; and

•	involving aggregate value in excess of:

•	$2.0 million, be approved by a majority of Sonic’s disinterested directors; and

•

$5.0 million, be approved by a majority of Sonic’s disinterested directors or Sonic must obtain a written opinion as to the financial fairness of the transaction from an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of such transaction.

Transactions with Affiliates

Our Chairman and Chief Executive Officer, Mr. O. Bruton Smith, is also the Chairman and Chief Executive Officer of SMI. Certain of Sonic’s dealerships purchase the zMAX micro-lubricant from Oil-Chem Research Company (“Oil-Chem”), a subsidiary of SMI, for resale to customers of Sonic’s dealerships in the ordinary course of business. Total purchases from Oil-Chem by Sonic dealerships were approximately $2.1 million in the fiscal year ended December 31, 2014. Sonic also engaged in other transactions with various SMI subsidiaries, consisting primarily of merchandise and apparel purchases from SMI Properties, for a net amount of approximately $0.6 million in the fiscal year ended December 31, 2014. Because Mr. O. Bruton Smith and SFC, an entity controlled by Mr. O. Bruton Smith, own collectively approximately 70% of SMI, under applicable SEC regulations, the amount of Messrs. O. Bruton Smith’s, B. Scott Smith’s and David Bruton Smith’s interest in these transactions may be deemed to be approximately $1.5 million and $0.4 million, respectively.

Sonic participates in various aircraft-related transactions with SFC. Such transactions include, but are not limited to, the use of aircraft owned by SFC for business-related travel by Sonic executives, a management agreement with SFC for storage and maintenance of aircraft leased by Sonic from unrelated third parties and the use of Sonic’s aircraft for business-related travel by certain affiliates of SFC. Sonic incurred net expenses of approximately $0.5 million in the fiscal year ended December 31, 2014 in aircraft-related transactions with these related parties. Because Mr. O. Bruton Smith and his family own 100% of SFC, under applicable SEC regulations, the amount of Messrs. O. Bruton Smith’s, B. Scott Smith’s and David Bruton Smith’s interest in these transactions may be deemed to be approximately $0.5 million.

Stockholder Nominations of Directors

Stockholders may recommend a director candidate for consideration by the NCG Committee by submitting the candidate’s name in accordance with provisions of our Bylaws, which require advance notice to Sonic and certain other information. In general, under the Bylaws, the written notice must be delivered to, or mailed and received at, Sonic’s principal executive offices not less than 60 days and not more than 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than 30 days before or after such anniversary date, notice by the stockholder to be timely must be so delivered not later than the close of business on the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first.

The notice must contain certain information about the nominee and the stockholder submitting the nomination, including, (i) with respect to the nominee, the nominee’s name, date of birth, business and residential addresses and the information that would be required to be disclosed about the nominee pursuant to the SEC’s rules in a proxy statement and, (ii) with respect to the stockholder submitting the nomination and anyone acting in concert with that stockholder, the name and business address of such stockholder and each such person, a representation that the stockholder is a stockholder of record of shares of Sonic’s Common Stock entitled to vote at the meeting to which the notice pertains and intends to appear in person or by proxy at the meeting to nominate the nominee, a description of all arrangements, understandings or relationships between or among the stockholder, any person acting in concert with the stockholder and the nominee, and the class and number of shares of Common Stock beneficially owned by the stockholder and any person acting in concert with that stockholder. A stockholder who is interested in recommending a director candidate should request a copy of Sonic’s Bylaw provisions by writing to Stephen K. Coss, Senior Vice President, General Counsel and Secretary, at Sonic’s principal executive offices, 4401 Colwick Road, Charlotte, North Carolina 28211.

How to Communicate with the Board of Directors and Non-Management Directors

Stockholders and other interested parties wishing to communicate with our Board of Directors, or any of our individual directors, including the Lead Independent Director, may do so by sending a written communication addressed to the respective director(s), or in the case of communications to the entire Board of Directors addressed to the attention of Sonic’s Corporate Secretary, in care of Sonic Automotive, Inc., 4401 Colwick Road, Charlotte, North Carolina 28211. Stockholders and other interested parties wishing to communicate with our non-management directors as a group may do so by sending a written communication to Mr. William I. Belk, as Lead Independent Director, at the above address. Any communication addressed to any director that is received at Sonic’s principal office will be delivered or forwarded to the respective director(s) as soon as practicable. Any communication addressed to the Board of Directors, in general, will be promptly delivered or forwarded to each director. Sonic generally will not forward to directors a stockholder communication that it determines to be primarily commercial in nature, relates to an improper or irrelevant topic or requests general information about Sonic.

DIRECTOR COMPENSATION

The following table sets forth the compensation paid to each non-employee director who served on the Board in fiscal 2014. Directors who are also employees of Sonic (currently Messrs. O. Bruton Smith, B. Scott Smith and David Bruton Smith) do not receive compensation (other than their compensation as employees of Sonic) for their service on the Board of Directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	All Other Compensation ($)(3)	Total ($)
William I. Belk	$83,000	$75,897	$26,553	$185,450
William R. Brooks	56,500	75,897	12,978	145,375
Bernard C. Byrd, Jr.	72,250	75,897	14,128	162,275
Victor H. Doolan	82,000	75,897	18,317	176,213
John W. Harris III	16,369	69,738	—	86,107
Robert Heller	83,000	75,897	26,189	185,086
Robert L. Rewey (4)	73,250	75,897	3,040	152,187
R. Eugene Taylor (5)	—	—	—	—

(1)	The non-employee directors had the following stock awards outstanding as of December 31, 2014:

Director	Outstanding Stock Awards (#)
William I. Belk	3,270
William R. Brooks	3,270
Bernard C. Byrd, Jr.	3,270
Victor H. Doolan	3,270
John W. Harris III	3,105
Robert Heller	3,270
R. Eugene Taylor	—

(2)

Stock Awards are valued based on the grant date fair value as calculated under the provisions of “Stock Compensation” in the Accounting Standards Codification (the “ASC”). See Note 10 to Sonic’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for the valuation assumptions used in determining the fair value of the awards.

(3)

The perquisites include the imputed value of demonstrator vehicles provided by the Company. The value assigned to the demonstrator vehicles was calculated under rules established by the Internal Revenue Service. The incremental cost of demonstrator vehicles is not calculable because those vehicles are provided to the directors by our dealership subsidiaries.

(4)	Mr. Rewey passed away on November 29, 2014.

(5)	Mr. Taylor was elected to the Board on February 11, 2015.

Each non-employee director receives a $70,000 annual cash retainer payable in quarterly installments, and a demonstrator vehicle for personal use. Sonic’s Lead Independent Director and the chairpersons of the Audit Committee, the Compensation Committee and the NCG Committee each receive an additional annual cash retainer of $12,500, payable in quarterly installments. The vice chairperson of any committee of the Board receives an additional annual cash retainer of $6,250, payable in quarterly installments. Non-employee directors are eligible to participate in the Sonic Automotive, Inc. Deferred Compensation Plan (the “Deferred Plan”) and can elect to defer up to 100% of their annual cash retainer and cash meeting fees under the Deferred Plan. No non-employee directors elected to participate in the Deferred Plan for 2014.

Non-employee directors also receive automatic grants of restricted stock during each year of service under the Sonic Automotive, Inc. 2012 Formula Restricted Stock Plan for Non-Employee Directors (the “2012 Formula Plan”). The 2012 Formula Plan provides for an annual grant of restricted stock to each eligible non-employee director on the first business day following each annual meeting of Sonic’s stockholders, beginning with the 2012 annual meeting of stockholders. The number of restricted shares of Class A Common Stock granted to an eligible non-employee director each year will equal $75,000 divided by the average closing sale price of the Class A Common Stock on the NYSE for the 20 trading days immediately prior to the grant date (rounded up to the nearest whole share). Generally, subject to the director’s continued service on the Board, the restricted stock will vest in full on the first anniversary of the grant date or, if earlier, the day before the next annual meeting of Sonic’s stockholders following the grant date. If a non-employee director initially becomes a member of Sonic’s Board during any calendar year, but after the meeting of Sonic’s stockholders for that year, the non-employee director will receive a restricted stock grant upon his or her election to the Board with the number of shares determined as described above and, subject to the director’s continued service on Sonic’s Board, the restricted stock generally will vest in full on the first anniversary of the grant date.

Shares of restricted stock granted under the 2012 Formula Plan may not be sold, assigned, pledged or otherwise transferred to the extent they remain unvested. A director holding restricted stock will have voting and dividend rights with respect to such shares of restricted stock, although dividends paid in shares will be considered restricted stock.

Except in the event of a termination of service immediately prior to or upon a “change in control” (as defined in the 2012 Formula Plan), if a director’s service on the Board terminates for any reason other than death or disability, all shares of restricted stock not vested at the time of such termination are forfeited. If the director’s service on the Board terminates due to his death or disability or immediately prior to or upon a change in control of Sonic, the director’s restricted stock will become fully vested. Upon either the consummation of a tender or exchange offer that constitutes a change in control of Sonic or the third business day prior to the effective date of any other change in control of Sonic, all outstanding restricted stock will become fully vested.

AUDIT COMMITTEE REPORT

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities relating to Sonic’s accounting policies, reporting policies, internal controls, compliance with legal and regulatory requirements, and the integrity of Sonic’s financial reports. The Audit Committee manages Sonic’s relationship with Sonic’s independent registered public accounting firm, who is ultimately accountable to the Audit Committee. The Board of Directors has determined that each member of the Audit Committee is “financially literate” as such term is defined by the listing rules of the NYSE and “independent” as such term is defined by the current rules of the NYSE and the SEC.

The Audit Committee reviewed and discussed the audited financial statements of Sonic with management and KPMG LLP, Sonic’s independent registered public accounting firm. Management has the responsibility for preparing the financial statements, certifying that Sonic’s financial statements are complete, accurate, and prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), and implementing and maintaining internal controls and attesting to internal control over financial reporting. The independent registered public accounting firm has the responsibility for performing an independent audit of the financial statements in accordance with generally accepted auditing standards and expressing an opinion on the effectiveness of internal control over financial reporting. The Audit Committee also discussed and reviewed with the independent registered public accounting firm all matters required to be discussed by generally accepted auditing standards, including those described in Auditing Standard No. 16, Communications with Audit Committees (AS 16). With and without management present, the Audit Committee discussed and reviewed the results of the independent registered public accounting firm’s audit of the financial statements.

During 2014, the Audit Committee met 10 times, including meetings to discuss the interim financial information contained in each quarterly earnings announcement for the quarters ended December 31, 2013, March 31, 2014, June 30, 2014 and September 30, 2014 with the Chief Financial Officer and the independent registered public accounting firm prior to public release. In addition, the Audit Committee regularly monitored the progress of management and the independent registered public accounting firm in assessing Sonic’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002, including their findings, required resources and progress throughout the year.

In discharging its oversight responsibility as to the audit process, the Audit Committee received from the independent registered public accounting firm the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. The Audit Committee met separately with management, internal auditors and the independent registered public accounting firm to discuss, among other things, the adequacy and effectiveness of Sonic’s internal accounting and financial controls, the internal audit function’s organization, responsibilities, budget and staffing and reviewed with both the independent registered public accounting firm and the internal auditors their audit plans, audit scope, and identification of audit risks.

Based on these reviews and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board, and the Board approved, that Sonic’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC. The Audit Committee also recommended the appointment of the independent registered public accounting firm, KPMG LLP, as Sonic’s independent registered public accounting firm for the year ending December 31, 2015 and the Board concurred in such recommendation.

Robert Heller, Chairman

John W. Harris, III, Vice Chairman

William I. Belk

Victor H. Doolan

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed KPMG LLP to serve as Sonic’s independent registered public accounting firm for the fiscal year ending December 31, 2015. KPMG LLP has acted in such capacity for Sonic since May 2, 2014 when the Audit Committee approved the engagement of KPMG LLP as Sonic’s independent registered public accounting firm for the fiscal year ended December 31, 2014, and thereby dismissed Ernst & Young LLP from that role. Ernst & Young LLP served as Sonic’s independent registered public accounting firm for the fiscal year ended December 31, 2013.

Neither the reports of Ernst & Young LLP or KPMG LLP on Sonic’s consolidated financial statements as of and for the fiscal years ended December 31, 2013 and 2014, respectively, contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2013 and 2014, and the subsequent interim period through May 2, 2014, there were no (i) “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Ernst & Young LLP’s satisfaction, would have caused Ernst & Young LLP to make reference to the subject matter thereof in its reports for such fiscal years and interim period, or (ii) “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Stockholder ratification of the Audit Committee’s appointment of KPMG LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. Nevertheless, the Board is submitting the appointment of KPMG LLP to the stockholders for ratification as a matter of good corporate practice and will reconsider whether to retain KPMG LLP if the stockholders fail to ratify the Audit Committee’s appointment. In addition, even if the stockholders ratify the appointment of KPMG LLP, the Audit Committee may in its discretion appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that a change is in the best interests of Sonic and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP

AS SONIC’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

Fees Paid to Independent Registered Public Accounting Firm

The following table presents fees for professional audit services rendered by Ernst & Young LLP and KPMG LLP for the audit of Sonic’s consolidated financial statements for the fiscal years ended December 31, 2013 and 2014, respectively, and fees billed for other services rendered by Ernst & Young LLP and KPMG LLP during those periods.

	2013 (Ernst & Young LLP)	2014 (KPMG LLP)
Audit Fees (1)
Recurring Audit and Quarterly Reviews	$3,600,000	$2,350,000
Registration Statements and Related Services	235,000	—
Audit-Related Fees (2)	774,183	90,700
Tax Fees (3)
Tax Compliance Services	—	—
Tax Planning and Advice	66,573	—
All Other Fees (4)	1,995	—

(1)

Audit fees consist of fees billed for the respective year for professional services rendered in connection with or related to the audit of our annual consolidated financial statements and the review of interim consolidated financial statements included in our Form 10-Qs, for services normally provided in connection with statutory and regulatory filings or engagements, including registration statements, and for services related to compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

(2)

Audit-related fees consist of fees billed for the respective year for assurance and related services reasonably related to the performance of the audit or review of our annual or interim consolidated financial statements and are not reported under the heading “Audit Fees.”

(3)	Tax fees consist of fees billed for the respective year for professional services rendered for tax compliance, tax advice and tax planning.

(4)	All other fees consist of fees billed for the respective year for products and services other than the services reported in other categories.

Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be performed by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. All such services provided in fiscal year 2014 were approved by the Audit Committee. The Audit Committee concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm’s independence. The Audit Committee has delegated pre-approval authority to its chairman when necessary due to timing considerations. The chairman in turn reports to the Audit Committee at least quarterly on any services he pre-approved since his last report.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) provides a detailed description of our executive compensation philosophy and programs, the compensation decisions the Compensation Committee has made under those programs and the factors considered in making those decisions. This CD&A focuses on the compensation of our named executive officers for 2014 (“Named Executive Officers”), who were:

Name	Title
O. Bruton Smith	Chairman and Chief Executive Officer
B. Scott Smith	President and Chief Strategic Officer
David Bruton Smith	Vice Chairman and Executive Vice President
Jeff Dyke	Executive Vice President of Operations
Heath R. Byrd	Executive Vice President and Chief Financial Officer

2014 Executive Officer Compensation Program

The Compensation Committee believes that its compensation philosophy continues to drive our Named Executive Officers and salaried employees to produce sustainable, positive results for the Company and our stockholders. In this regard, the policy of the Compensation Committee is to:

•	link executive compensation to Sonic’s business strategy and performance to attract, retain and reward key executive officers;

•	provide performance incentives and equity-based compensation intended to align the long-term interests of executive officers with those of Sonic’s stockholders; and

•	offer salaries, incentive performance pay opportunities and perquisites that are competitive in the marketplace.

Sonic’s executive compensation program is comprised primarily of two components: annual cash compensation, paid in the form of base salary and performance-based bonuses, and long-term equity compensation, principally in the form of performance-based restricted shares of Class A Common Stock, performance-based restricted stock units convertible into shares of Class A Common Stock, and options to purchase Class A Common Stock. This compensation program is designed to place emphasis on performance-based compensation. The Compensation Committee typically reviews and adjusts base salaries and awards of cash bonuses and equity-based compensation in the first quarter of each year based on several factors, including management’s recommendations approved by the Chief Executive Officer. Management’s recommendations are developed under the supervision of the Chief Executive Officer through a collaborative process involving members of Sonic’s senior management team. The President, Chief Financial Officer and other members of senior management presented management’s written recommendations, reports and proposals on 2014 compensation to the Compensation Committee. These recommendations and proposals addressed topics such as base salaries, overall structure, target levels and payout levels for the annual cash bonus program under Sonic’s Incentive Compensation Plan, equity awards to executive officers and management’s rationale for these recommendations. The Compensation Committee considered these recommendations before determining compensation.

In addition to management’s recommendations and proposals, the Compensation Committee also referred to reports it previously received from Towers Watson, an independent consulting firm that specializes in executive compensation. In 2013, the Compensation Committee engaged Towers Watson to provide an analysis of the competitiveness of base salaries, annual cash bonus programs, total cash compensation (base salary plus cash bonus), long-term incentives and total direct compensation (total cash compensation plus the value of long-term incentives), paid by Sonic to its executive officers in comparison to similarly-situated executive officers of certain publicly traded automotive retail peer companies (Asbury Automotive Group, Inc., AutoNation, Inc., CarMax, Inc., Group 1 Automotive, Inc., and Penske Automotive Group, Inc.) and certain other companies recommended by Towers Watson as appropriate for comparison based on similarity in size and nature of business (Advance Auto Parts, Inc., AutoZone, Inc., Avis Budget Group, Inc., Dick’s Sporting Goods, Inc., Dollar General Corporation, Dollar Tree, Inc., Family Dollar Stores, Inc., Genuine Parts Company, Hertz Global Holdings, Inc., O’Reilly Automotive, Inc., and The Pep Boys — Manny, Moe & Jack). Towers Watson also took into account the Company’s performance as compared to the companies in the comparison groups. In its reports, dated February 27, 2013 and March 22, 2013, Tower Watson provided a comparison of base salary, cash bonus, target and actual total cash compensation, long-term incentives and target and actual total direct compensation of each executive officer, a competitive analysis of the compensation structure of Sonic’s executive officers compared to similarly situated executive officers of the publicly traded automotive retail peer group and extended peer group, and a comparison of the Company’s performance. The Compensation Committee referred to these reports and management’s recommendations in determining executive compensation for 2014.

Although Sonic qualifies as a “controlled company” for purposes of the NYSE’s listing standards and, therefore, is not required to comply with all of the requirements of those listing standards, the Compensation Committee has assessed Towers Watson’s independence as a compensation consultant by reference to the NYSE listing standards. At the time that Towers Watson provided the services described above, Towers Watson did not provide other significant services to Sonic and had no other direct or indirect business relationships with Sonic or any of its affiliates. Subsequent to providing these services, Towers Watson later was engaged in October 2013 to advise the Compensation Committee on the design of a long-term incentive plan for EchoPark Automotive, Inc., a subsidiary of Sonic, and to provide related services. This engagement continued during 2014.

Taking these and other factors into account, the Compensation Committee has determined that the work performed by Towers Watson does not raise any conflicts of interest. Additionally, based on its analysis of certain factors identified as being relevant to compensation consultant independence, the Compensation Committee has concluded that Towers Watson is independent of the Company’s management.

The Compensation Committee also considered the affirmative stockholder advisory vote on named executive officer compensation disclosed in the proxy statement at the Company’s 2014 annual meeting of stockholders (approximately 96% of the votes cast by our stockholders at the 2014 annual meeting were in favor of the proposal to approve, on a non-binding advisory basis, our named executive officer compensation) as one of the many factors it considered in connection with determining executive compensation.

Annual Cash Compensation

Annual cash compensation for Sonic’s Named Executive Officers consists of a base salary and the potential for an annual performance-based cash bonus. The annual cash compensation paid by Sonic to its Named Executive Officers during 2014 was targeted to be competitive principally in relation to other automotive retailing companies (such as those listed above included in the Peer Group Index in the performance graph appearing in our annual report to stockholders). While the Compensation Committee analyzes the competitiveness of annual cash compensation paid by Sonic to its executives in comparison to data from comparable companies, the Compensation Committee has not adopted any specific benchmarks for compensation of Sonic’s executives in comparison to other companies.

Base Salary

The base salaries of Sonic’s Named Executive Officers and adjustments to such executive officers’ base salaries are generally based upon a subjective evaluation of the executive’s performance by the Compensation Committee, executive compensation of comparable companies and management’s recommendations. The Compensation Committee’s evaluation is based upon non-quantitative factors such as the current responsibilities of each executive officer, the compensation of similarly situated executive officers of comparable companies, the performance of each executive officer during the prior calendar year (including subjective and objective evaluations of the performance of business units and functions under the particular executive’s supervision) and

Sonic’s strong operating and financial performance during the 2013 calendar year. The Compensation Committee approved base salary increases, effective March 1, 2014, for the following executive officers in the following amounts: Mr. O. Bruton Smith, from $1,167,000 to $1,202,000; Mr. B. Scott Smith, from $1,007,900 to $1,038,200; Mr. David Bruton Smith, from $685,465 to $706,100; Mr. Jeff Dyke, from $900,000 to $927,000; and Mr. Heath R. Byrd, from $617,000 to $647,850.

Performance-Based Cash Bonuses

During 2014, Messrs. O. Bruton Smith, B. Scott Smith, David Bruton Smith, Jeff Dyke and Heath R. Byrd participated in the Incentive Compensation Plan. Compensation under the Incentive Compensation Plan is intended to provide highly-qualified executives and other key employees with an incentive to devote their best efforts to Sonic and enhance the value of Sonic for the benefit of stockholders. After consideration of management’s recommendations, on February 12, 2014, the Compensation Committee established a two-tiered approach to determine potential incentive cash bonus awards for Messrs. O. Bruton Smith, B. Scott Smith, David Bruton Smith, Jeff Dyke and Heath R. Byrd for the performance period beginning January 1, 2014 and ending December 31, 2014. The first tier was an objective threshold achievement level of defined adjusted earnings per share (“EPS” as described below) for Sonic for the 2014 calendar year of at least $1.46. No bonuses were payable under the Incentive Compensation Plan for 2014 if such threshold performance goal was not achieved. If the threshold adjusted EPS goal was achieved, then each Named Executive Officer was eligible for a bonus of $3,000,000 (the “maximum bonus amount”). Adjusted EPS was selected as the primary performance goal under the 2014 bonus program in order to align the Named Executive Officers’ cash bonuses with profitability realized by the Company during 2014. However, the second tier of the bonus program established additional performance criteria that the Compensation Committee intended to use to determine actual bonus amounts payable to the Named Executive Officers. These performance goals included additional achievement levels related to adjusted EPS goals and also customer satisfaction (“CSI” as described below) performance goals based on the percentage of Sonic’s dealerships that meet or exceed specified objectives, as reported by the respective manufacturers for such brands. If the first tier performance requirement was achieved, the Compensation Committee could, in its determination, exercise negative discretion to reduce the dollar amount of a Named Executive Officer’s actual bonus to less than the maximum bonus amount based upon achievement of the adjusted EPS and CSI goals under the second tier of the bonus program along with other factors the Compensation Committee determined relevant, such as its subjective assessment of financial, operational, strategic, corporate and individual performance, and unanticipated contingencies and events. An Named Executive Officer’s bonus amount under the Incentive Compensation Plan may be less than (but not more than) the maximum bonus amount, with annual cash bonuses (if any) to be paid as soon as administratively practicable following the Compensation Committee’s determination of the extent to which the specified performance goals were achieved.

Under the second tier of the 2014 bonus program, the potential performance-based cash bonuses for the Named Executive Officers were based on a percentage of their respective annual base salary during the performance period. The Compensation Committee established two categories of performance goals for each of the Named Executive Officers: defined EPS levels and CSI performance for Sonic’s dealerships. In establishing the potential bonus awards for each executive officer under the second tier of the 2014 bonus program, the Compensation Committee chose to more heavily weight the EPS component to more closely tie the executive’s bonus to the profitability of the Company.

For purposes of the Incentive Compensation Plan performance goals in 2014, adjusted EPS was defined as (A) Sonic’s net income determined in accordance with GAAP, adjusted to fix the income tax rate on continuing and discontinued operations at 38.5% and to take into account the timing of the disposition of dealerships during 2014 such that the budget and actual performance of dealerships disposed of during 2014 are included in the calculation of adjusted EPS performance objective levels and adjusted EPS only for the period up to the date of such disposition, and excluding the effects of (i) any gain or loss recognized by Sonic on the disposition of dealerships (including asset or lease impairment charges related to a decision to sell a specific dealership), (ii) asset write-downs and impairment charges, (iii) debt restructuring charges and costs, (iv) litigation judgments or settlements attributable to two identified lawsuits in which Sonic or a subsidiary of

Sonic is a party, (v) any assessed withdrawal liability or settlement against Sonic and/or any of Sonic’s subsidiaries with respect to any of Sonic’s dealership subsidiaries that participate in or have participated in a specified multiemployer pension plan, and (vi) the cumulative effect of any changes in GAAP during 2014, divided by (B) a diluted weighted average share count of 53,000,000 shares.

Under the second tier of the 2014 bonus program, the minimum, interim, target and maximum objective levels for 2014 based on achievement of adjusted EPS and corresponding bonus amounts for the Named Executive Officers were as follows:

2014 Adjusted EPS	Bonus as Percentage of Base Salary
Less Than $1.54	0%
Minimum Objective: $1.54	50%
Interim Objective: $1.73	90%
Target Objective: $1.92	100%
Maximum Objective: $2.11 or more	150%

For performance falling between two objective levels described above, the corresponding bonus amount would be prorated based on the performance achieved between the two objective levels.

CSI performance was selected as the other performance goal under the second tier of the 2014 bonus program since it aligns with two other important company goals: (i) meeting the expectations of our dealership customers and (ii) meeting the expectations of our manufacturers. The CSI performance objective was based on the percentage of Sonic’s dealerships, as reported by the applicable manufacturer, which for the performance period met or exceeded their applicable manufacturer’s objective CSI standard applicable to the particular dealership as of December 31, 2014. Only dealerships owned by Sonic for the entire 2014 fiscal year were to be included in determining achievement of the CSI performance goals.

Under the second tier of the 2014 bonus program, the Compensation Committee included specific minimum, target and maximum objective levels based upon achievement of the CSI-based performance objectives and corresponding bonus amounts for the Named Executive Officers as follows:

Dealerships Achieving Manufacturer’s CSI Performance Standard as of 12/31/14	Bonus as Percentage of Base Salary
Less than 70%	0%
Minimum Objective: 70%	5%
Target Objective: 75%	15%
Maximum Objective: 80% or more	25%

For performance falling between two objective levels described above, the corresponding bonus amount would be prorated based on the performance achieved between the two objective levels.

On February 25, 2015, based on management’s report regarding Sonic’s performance against the performance-based goals, the Compensation Committee certified that the objective threshold achievement level of adjusted EPS for Sonic for the 2014 calendar year under the first tier of the 2014 bonus program had been met at the target objective level because Sonic achieved a defined EPS of $1.81. Considering this achievement level and the Company’s achievement of the CSI performance goal at the maximum objective level with achievement of 83.6% and also guided by the parameters that the Compensation Committee established as the second tier of the 2014 bonus program, the Compensation Committee determined to exercise its negative discretion and award less than the maximum bonus amount under the 2014 bonus program. The Compensation Committee authorized award amounts for each of the Named Executive Officers in the following amounts: $1,426,040 for Mr. O. Bruton Smith, $1,231,696 for Mr. B. Scott Smith, $837,695 for Mr. David Bruton Smith, $1,099,782 for Mr. Jeff Dyke and $766,293 for Mr. Heath R. Byrd. The Compensation Committee approved payment of the Incentive Compensation Plan cash bonuses to the Named Executive Officers in late February 2015.

Long-Term Equity Compensation

The Compensation Committee believes that equity-based compensation is an effective means of aligning the long-term interests of Sonic’s key officers and employees with those of its stockholders, to provide incentives to, and to attract and retain and to encourage equity ownership by, key officers and employees providing services to Sonic and its subsidiaries upon whose efforts Sonic’s success and future growth depends. Sonic’s long-term equity compensation program is based principally upon awards under the 2004 Stock Incentive Plan (although no further grants can be made under the 2004 Stock Incentive Plan) and the 2012 Stock Incentive Plan of (i) performance-based restricted shares of Class A Common Stock, (ii) performance-based restricted stock units convertible into shares of Class A Common Stock, and/or (iii) options to purchase Class A Common Stock. The size of awards of restricted stock, restricted stock units or stock options are based generally upon a subjective evaluation of the executive’s performance by the Compensation Committee, executive compensation of comparable companies and management’s recommendations submitted to the Compensation Committee. The Compensation Committee’s evaluation considers a number of non-quantitative factors, including the responsibilities of the individual officers for and contribution to Sonic’s operating results (in relation to other recipients of Sonic equity awards), and their expected future contributions, as well as prior awards to the particular executive officer.

On February 12, 2014, the Compensation Committee determined it was in the best interests of Sonic’s stockholders to grant performance-based restricted stock units to the Named Executive Officers of Sonic for the 2014 calendar year under the 2004 Stock Incentive Plan in the following amounts: Mr. O. Bruton Smith, 80,241; Mr. B. Scott Smith, 69,306; Mr. David Bruton Smith, 47,137; Mr. Jeff Dyke, 61,883; and Mr. Heath R. Byrd, 42,430.

These restricted stock units were subject to forfeiture based upon Sonic’s achievement of defined EPS levels for the 2014 calendar year, using the same parameters for determining adjusted EPS as established by the Compensation Committee for the executive officers’ Incentive Compensation Plan cash bonus terms for 2014 (see “Annual Cash Compensation — Performance-Based Cash Bonuses” above). The Compensation Committee chose the adjusted EPS performance criteria for the restricted stock unit grants for the same reasons as it was chosen to be the primary performance criteria for performance-based cash bonuses, as set forth above. Subject to meeting the adjusted EPS performance condition, the performance-based restricted stock unit awards vest in three annual installments, with 25% vesting on March 31, 2015, 30% vesting on February 12, 2016 and 45% vesting on February 12, 2017. The Compensation Committee chose to establish a one-year defined EPS performance condition primarily because of the difficulty of providing an accurate forecast for Sonic’s EPS for a three-year future period. Depending on the extent to which Sonic met the specified adjusted EPS performance objectives, the restricted stock units granted to the Named Executive Officers were subject to performance-based forfeiture as follows:

2014 Adjusted EPS	Percentage of Restricted Stock Unit Grant to Remain Outstanding
$2.11 or more	100% (No forfeiture)
$1.92	66.67% (33.33% forfeiture)
$1.44	50% (50% forfeiture)
Less than $1.44	0% (100% forfeiture)

For adjusted EPS performance below $1.44, the restricted stock unit grants would be forfeited in their entirety. For adjusted EPS performance between $1.44 and $1.92 or between $1.92 and $2.11, the percentage of restricted stock unit grants that would remain outstanding would be determined on a pro rata basis between the two applicable levels.

As a result of the Company’s adjusted EPS achievement for fiscal year 2014 as certified by the Compensation Committee, the performance-based restricted stock unit awards described above were reduced to the following amounts: Mr. O. Bruton Smith, 50,394 restricted stock units; Mr. B. Scott Smith, 43,526 restricted stock units; Mr. David Bruton Smith, 29,604 restricted stock units; Mr. Jeff Dyke, 38,864 restricted stock units; and Mr. Heath R. Byrd, 26,647 restricted stock units.

For additional details concerning the restricted stock, restricted stock units and stock options granted to and held by the executive officers during the 2014 calendar year, see “— Summary Compensation Table,” “— Grants of Plan-Based Awards During 2014,” “— Outstanding Equity Awards at Fiscal 2014 Year-End” and “— Option Exercises and Stock Vested During 2014.”

Deferred Compensation Plan and Other Benefits

The Named Executive Officers of Sonic (including the Chief Executive Officer) were also eligible to participate in the Deferred Plan during the 2014 calendar year. For 2014, executive officers could elect to defer a portion of their annual cash compensation, up to 75% of base salary and up to 100% of eligible incentive bonus amounts. Sonic does not currently make matching contributions with respect to employee deferrals, but eligible employees may be credited with additional contributions to make up for matching contributions the employees would have received under Sonic’s 401(k) plan but for the legal limitations on the amount of compensation that can be considered for 401(k) plan purposes (e.g., $260,000 for 2014). Sonic’s contributions generally vest based on an employee’s full years of Deferred Plan participation with 20% vesting for each year so that an employee is fully vested after five years of participation. Participation in the Deferred Plan is offered annually to a select group of our management and highly compensated employees. Contributions by participants in the Deferred Plan, including any participating executive officers, are credited with a rate of return (positive or negative) based on deemed investments selected by a participant from among several different investment funds, with such deemed earnings determined by the actual market performance of the investment funds selected by the participant. No Named Executive Officer elected to participate in or received any Company contributions under the Deferred Plan during 2014.

Each of the Named Executive Officers of Sonic was also afforded the use of company demonstrator vehicles for personal use during 2014. Personal use of company vehicles is a common competitive perquisite afforded to executives in the automobile dealership industry with both publicly-held and privately-owned dealership companies. The imputed value for the personal use of company demonstrator vehicles during 2014 by the Named Executive Officers was as follows: $97,717 for Mr. O. Bruton Smith, $88,606 for Mr. B. Scott Smith, $52,061 for Mr. David Bruton Smith, $29,072 for Mr. Jeff Dyke and $39,358 for Mr. Heath R. Byrd, each as reflected in the “All Other Compensation” column of the Summary Compensation Table for the particular executive officer.

The Named Executive Officers of Sonic (including the Chief Executive Officer) were also eligible in 2014 to participate in various benefit plans on similar terms to those provided to other employees of Sonic, including matching contributions under Sonic’s 401(k) plan. These benefit plans provided to employees of Sonic, including the Named Executive Officers, are intended to provide a safety net of coverage against various events, such as death, disability and retirement. Mr. Jeff Dyke and Mr. Heath R. Byrd received matching contributions under Sonic’s 401(k) plan for 2014, the amounts of which are reflected in the “All Other Compensation” column of the Summary Compensation Table for the particular executive officer.

Each of the Named Executive Officers of Sonic (including the Chief Executive Officer) was also offered the opportunity to participate in an executive wellness program during 2014. Mr. B. Scott Smith and Mr. Heath R. Byrd elected to participate in the program and the benefit amount attributable to such participation is reflected in the “All Other Compensation” column of the Summary Compensation Table for the particular executive officer.

Sonic also may from time to time authorize the personal use of corporate aircraft by the Named Executive Officers and their family members. During 2014, Mr. B. Scott Smith used corporate aircraft for personal travel on a limited basis, the aggregate incremental cost of which to Sonic was $5,756. This aggregate incremental cost is reflected in the “All Other Compensation” column of the Summary Compensation Table for Mr. B. Scott Smith, along with a description of how the aggregate incremental cost is calculated in a corresponding footnote.

Supplemental Executive Retirement Plan

The SERP was adopted effective as of January 1, 2010. The SERP is a nonqualified deferred compensation plan that is considered unfunded for federal tax purposes and intended for a select group of management or highly compensated employees. The Compensation Committee adopted the SERP in order to attract and retain key employees by providing a retirement benefit in addition to the benefits provided by Sonic’s tax-qualified and other nonqualified deferred compensation plans. The Compensation Committee selects the employees who will become SERP participants and designates each such employee as a Tier 1 participant, Tier 2 participant or Tier 3 participant. Mr. Jeff Dyke was designated as a Tier 1 participant in the SERP effective as of January 1, 2010. Mr. Heath R. Byrd originally was designated as a Tier 3 participant effective May 1, 2010 but since was redesignated as a Tier 1 participant in the SERP effective as of April 1, 2013 in connection with his promotion to Executive Vice President and Chief Financial Officer.

Subject to a specified vesting schedule, the SERP generally provides a retirement benefit in the form of an annual payment for a period of 15 years, with the annual payment based on a specified percentage of the participant’s “final average salary.” The annual payment for a Tier 1 participant is based on 50% of final average salary. The annual payment for a Tier 2 participant is based on 40% of final average salary. The annual payment for a Tier 3 participant is based on 35% of final average salary. Final average salary generally means the average of the participant’s highest three annual base salaries during the last five plan years prior to the participant’s separation from service with Sonic. A participant is generally eligible for the vested portion of his or her SERP benefit upon normal retirement after reaching age 65 or age 55 with at least 10 years of employment with Sonic. If a participant leaves Sonic before qualifying for normal retirement, the participant’s SERP benefit generally is reduced for early retirement (in addition to application of the vesting schedule). The vested benefit is reduced by 10% for each year the participant’s payment commencement date precedes the earliest date the participant would have been eligible for normal retirement. As recently amended, the SERP provides that the early retirement reduction does not apply to eligible participants following a change in control of Sonic. Please see the discussion under “— Pension Benefits for 2014” below for further information about the SERP.

Federal Income Tax Considerations

As noted above, the compensation paid to Sonic’s Named Executive Officers is based primarily on the performance of Sonic. The Compensation Committee considers the potential effect of Section 162(m) of the Code in designing our executive compensation program, along with other factors in the context of our overall approach to executive compensation. Section 162(m) of the Code generally limits Sonic’s annual federal income tax deduction for compensation paid to certain covered employees (generally, the Chief Executive Officer and certain other executive officers subject to Section 162(m) of the Code) to $1.0 million with respect to each such executive officer, unless the compensation meets the various technical requirements for “performance-based” compensation under Section 162(m) of the Code. Executive officer compensation attributable to stock options granted under the Stock Option Plan, the 2004 Stock Incentive Plan or the 2012 Stock Incentive Plan, awards of performance-based restricted stock or performance-based restricted stock units pursuant to the 2004 Stock Incentive Plan or the 2012 Stock Incentive Plan, and annual cash bonuses paid under the Incentive Compensation Plan generally are intended to meet the requirements for deductible performance-based compensation. The Compensation Committee intends to continue to manage Sonic’s executive compensation program in a manner that is intended to preserve material federal income tax deductions when appropriate and if deductibility can be achieved without sacrificing flexibility and other important elements of the overall compensation program. However, the Compensation Committee also must approach executive compensation in a manner which will attract, motivate and retain key personnel. Accordingly, the Compensation Committee retains the ability to evaluate performance and compensate Sonic’s executive officers appropriately in the Committee’s judgment, even if it may result in certain compensation that may not be deductible under Section 162(m) of the Code. The Compensation Committee believes that the flexibility to award such compensation serves the interests of Sonic and its stockholders by allowing the Compensation Committee to compensate executive officers appropriately in its discretion as circumstances warrant. In addition, changes in applicable tax laws and regulations, and interpretations of such laws and regulations, as well as other factors beyond Sonic’s control may affect the deductibility of executive compensation. Regardless of Sonic’s intent, there is no guarantee that incentive bonuses or awards, equity-based compensation or other compensation intended to be deductible under Section 162(m) of the Code will ultimately be determined as such by the Internal Revenue Service.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management and, based on such review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Sonic’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and this Proxy Statement.

Bernard C. Byrd, Jr., Chairman

John W. Harris III, Vice Chairman

William I. Belk

Robert Heller

Summary Compensation Table

The following table sets forth compensation paid by or on behalf of Sonic to the Named Executive Officers for services rendered during Sonic’s fiscal years ended December 31, 2012, December 31, 2013 and December 31, 2014:

Name and Principal Position(s)	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)		All Other Compensation ($)		Total ($)
O. Bruton Smith	2014	$1,196,167		$—	$1,064,321	$1,426,040	$—		$104,550	(3)	$3,791,078
Chairman, Chief Executive Officer and Director (Principal Executive Officer)	2013	1,161,333		—	1,673,609	1,451,880	—		124,315	(3)	4,411,137
	2012	1,127,500		318,400	1,228,362	1,091,183	—		106,200	(3)	3,871,645

B. Scott Smith	2014	$1,033,150		$—	$919,269	$1,231,696	$—		$114,445	(4)	$3,298,560
President, Chief Strategic Officer and Director	2013	1,003,000		—	1,443,122	1,253,935	—		99,128	(4)	3,799,185
	2012	973,750		274,982	1,060,856	942,385	—		74,842	(4)	3,326,815
David Bruton Smith	2014	$702,661		$—	$625,236	$837,695	$—		$55,820	(5)	$2,221,412
Vice Chairman and Director	2013	675,079		—	961,866	844,240	—		47,924	(5)	2,529,109
	2012	620,125		175,120	675,610	600,150	—		31,759	(5)	2,102,764
Jeff Dyke	2014	$922,500		$—	$820,808	$1,099,782	$803,100		$37,034	(6)	$3,683,224
Executive Vice President of	2013	882,612		—	1,255,503	1,103,921	—	(7)	41,195	(6)	3,283,231
Operations	2012	791,218		223,603	862,649	766,308	432,082		44,767	(6)	3,120,627
Heath R. Byrd	2014	$642,708		$—	$562,785	$766,293	$825,244		$59,883	(8)	$2,856,913
Executive Vice President and	2013	532,750	(9)	31,068	665,561	581,079	320,345		52,954	(8)	2,183,757
Chief Financial Officer
(Principal Financial Officer beginning April 1, 2013)

(1)

Stock Awards are valued based on the grant date fair value as calculated under the provisions of “Stock Compensation” in the ASC. The Stock Awards vest in various increments over a three-year period. See Note 10 to Sonic’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for the valuation assumptions used in determining the fair value of the awards. The initial grant date maximum fair value of the 2014 Stock Awards were as follows: O. Bruton Smith, $1,694,690; B. Scott Smith, $1,463,743; David Bruton Smith, $995,533; Jeff Dyke, $1,306,969; and Heath R. Byrd, $896,122.

(2)

The amount shown for 2014 represents the change in the actuarial present value of accumulated benefits under the SERP from December 31, 2013 to December 31, 2014. The amount shown for 2013 represents the change in the actuarial present value of accumulated benefits under the SERP from December 31, 2012 to December 31, 2013. The amount shown for 2012 represents the change in the actuarial present value of accumulated benefits under the SERP from December 31, 2011 to December 31, 2012. The amounts shown for Jeff Dyke and Heath R. Byrd assume retirement at the earliest age at which unreduced benefits could be paid. As of December 31, 2014, Mr. Dyke is fully vested in his SERP benefits, but his SERP benefits remain subject to reduction for early retirement. Mr. Byrd is not yet fully vested in his SERP benefits and his SERP benefits also remain subject to reduction for early retirement. See “— Pension Benefits for 2014” for further information about the SERP, including the assumptions used for these calculations.

(3)

The amount shown for O. Bruton Smith includes the imputed value of demonstrator vehicles provided by the Company. The imputed value of the demonstrator vehicles was $97,717, $113,166 and $98,250 in 2014, 2013 and 2012, respectively. The value assigned to the demonstrator vehicles was calculated under rules established by the Internal Revenue Service. The incremental cost of demonstrator vehicles is not calculable because those vehicles are provided to the executive by our dealership subsidiaries. The amount shown also includes cash dividend equivalents paid with respect to non-vested restricted stock units of $6,833, $11,149 and $7,950 in 2014, 2013 and 2012, respectively.

(4)

The amount shown for B. Scott Smith includes the imputed value of demonstrator vehicles provided by the Company. The imputed value of the demonstrator vehicles was $88,606, $76,743 and $67,975 in 2014, 2013 and 2012, respectively. The value assigned to the demonstrator vehicles was calculated under rules established by the Internal Revenue Service. The incremental cost of demonstrator vehicles is not calculable because those vehicles are provided to the executive by our dealership subsidiaries. The amount shown also includes cash dividend equivalents paid with respect to non-vested restricted stock units of $5,901, $9,630 and $6,867 in 2014, 2013 and 2012, respectively; and Company contributions for the executive wellness program of $14,182 and $12,755 in 2014 and 2013, respectively. The amount shown also includes personal use of the Company aircraft in 2014. The aggregate incremental cost of personal use of the Company aircraft is calculated based on the actual cost of fuel, landing fees, pilot meal and lodging expenses, aircraft cleaning, on-board catering and other similar variable costs. Fixed costs that do not change based on usage, such as pilot salaries, home hanger expenses and general taxes and insurance are excluded from the incremental cost calculation. If the aircraft flies empty before picking up or dropping off a passenger flying for personal reasons, this segment is included in the incremental cost of the personal use. When the aircraft is already flying to a destination for business purposes, costs associated with the additional passenger are negligible and are not included in determining the aggregate incremental cost to the Company.

(5)

The amount shown for David Bruton Smith includes the imputed value of demonstrator vehicles provided by the Company. The imputed value of the demonstrator vehicles was $52,061, $41,791 and $27,386 in 2014, 2013 and 2012, respectively. The value assigned to the demonstrator vehicles was calculated under rules established by the Internal Revenue Service. The incremental cost of demonstrator vehicles is not calculable because those vehicles are provided to the executive by our dealership subsidiaries. The amount shown also includes cash dividend equivalents paid with respect to non-vested restricted stock units of $3,759, $6,133 and $4,373 in 2014, 2013 and 2012, respectively.

(6)

The amount shown for Jeff Dyke includes the imputed value of demonstrator vehicles provided by the Company. The imputed value of the demonstrator vehicles was $29,072, $32,252 and $33,504 in 2014, 2013 and 2012, respectively. The value assigned to the demonstrator vehicles was calculated under rules established by the Internal Revenue Service. The incremental cost of demonstrator vehicles is not calculable because those vehicles are provided to the executive by our dealership subsidiaries. The amount shown also includes cash dividends paid on non-vested restricted stock awards of $2,762, $3,843 and $10,013 in 2014, 2013 and 2012, respectively; and Company matching contributions under the 401(k) plan of $5,200, $5,100 and $1,250 in 2014, 2013 and 2012, respectively.

(7)

Mr. Dyke experienced a decrease of ($163,668) in the actuarial present value of his accumulated benefits under the SERP from December 31, 2012 to December 31, 2013 due to an increase in the discount rate used in the assumptions for computing the actuarial present value of the accumulated pension benefits from 3.85% in 2012 to 4.85% in 2013.

(8)

The amount shown for Heath R. Byrd includes the imputed value of demonstrator vehicles provided by the Company. The imputed value of the demonstrator vehicles was $39,358 and $30,380 in 2014 and 2013, respectively. The value assigned to the demonstrator vehicles was calculated under rules established by the Internal Revenue Service. The incremental cost of demonstrator vehicles is not calculable because those vehicles are provided to the executive by our dealership subsidiaries. The amount shown also includes cash dividends paid on non-vested restricted stock awards of $451 and $665 in 2014 and 2013, respectively; Company matching contributions under the 401(k) plan of $5,200 and $5,100 in 2014 and 2013, respectively; and Company contributions for the executive wellness program of $14,874 and $16,809 in 2014 and 2013, respectively.

(9)	Includes $70,000 of base salary earned during Mr. Byrd’s tenure as Chief Information Officer from January 1, 2013 through March 31, 2013.

Grants of Plan-Based Awards During 2014

The following table sets forth information regarding all grants of awards made to the Named Executive Officers during 2014 under any plan.

				Estimated Possible Payouts Under Equity Incentive Plan Awards(1)
Name	Grant Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards Maximum ($)(2)(3)	Threshold (#)	Target (#)	Maximum (#)	Grant Date Fair Value of Stock Awards ($)
O. Bruton Smith	2/12/2014	(4)	$3,000,000	—	—	—	$—
	2/12/2014	(5)	—	40,121	53,497	80,241	1,129,850	(6)
B. Scott Smith	2/12/2014	(4)	$3,000,000	—	—	—	$—
	2/12/2014	(5)	—	34,653	46,206	69,306	975,877	(6)
David Bruton Smith	2/12/2014	(4)	$3,000,000	—	—	—	$—
	2/12/2014	(5)	—	23,569	31,426	47,137	663,722	(6)
Jeff Dyke	2/12/2014	(4)	$3,000,000	—	—	—	$—
	2/12/2014	(5)	—	30,942	41,257	61,883	871,356	(6)
Heath R. Byrd	2/12/2014	(4)	$3,000,000	—	—	—	$—
	2/12/2014	(5)	—	21,215	28,288	42,430	597,444	(6)

(1)

The amounts of these awards were adjusted based on final certification of performance targets for each of the Named Executive Officers in the following amounts: O. Bruton Smith from 80,241 to 50,394; B. Scott Smith from 69,306 to 43,526; David Bruton Smith from 47,137 to 29,604; Jeff Dyke from 61,883 to 38,864; and Heath R. Byrd from 42,430 to 26,647.

(2)	Amounts earned in 2014 are set forth in the Summary Compensation Table.

(3)

This amount represents the maximum amount payable for 2014 under the Incentive Compensation Plan if the first tier adjusted EPS performance objective is achieved, subject to the Compensation Committee’s ability, in its sole discretion, to reduce the amount actually paid. The Compensation Committee was guided in its determination of the actual amounts payable for 2014 under the Incentive Compensation Plan by additional performance criteria that it established as a second tier under the 2014 annual incentive program. The 2014 annual incentive program included specific threshold, interim target, target and maximum objective levels based upon achievement of adjusted EPS and CSI goals. See “— Compensation Discussion and Analysis — 2014 Executive Officer Compensation Program — Annual Cash Compensation — Performance-Based Cash Bonuses” for further description regarding the 2014 annual incentive program. The threshold, interim target, target and maximum payments under the second tier of the 2014 annual incentive program were based upon a specified percentage of each Named Executive Officer’s base salary.

The following table shows the threshold, interim target, target and maximum payments that the Compensation Committee used to determine the actual bonus payments for 2014 to our Named Executive Officers:

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Threshold ($)	Interim Target ($)	Target ($)	Maximum ($)
O. Bruton Smith	$657,892	$1,196,167	$1,375,592	$2,093,292
B. Scott Smith	568,233	1,033,150	1,188,123	1,808,013
David Bruton Smith	386,464	702,661	808,060	1,229,657
Jeff Dyke	507,375	922,500	1,060,875	1,614,375
Heath R. Byrd	353,489	642,708	739,114	1,124,739

(4)	Awards issued pursuant to the Incentive Compensation Plan.

(5)

Grants issued pursuant to the 2004 Stock Incentive Plan. These grants will vest in annual installments over a three-year period, vesting 25% on March 31, 2015, 30% on February 12, 2016 and 45% on February 12, 2017.

(6)	Stock Awards are valued based on the grant date fair value as calculated under the provisions of “Stock Compensation” in the ASC.

For a description of additional terms of the compensation and grants disclosed in the tables above, see “— Compensation Discussion and Analysis.”

Employment Agreements

Sonic has an employment agreement with Mr. Heath R. Byrd (the “Employment Agreement”). The Employment Agreement sets forth the basic terms of employment for Mr. Byrd, including provisions for annual base salary, annual performance-based cash bonus and eligibility to participate in Sonic’s equity compensation plans and benefit programs. It also contains a restrictive covenant that prohibits the disclosure or use in an unauthorized manner of any of Sonic’s confidential or proprietary information. For a description of additional terms of the Employment Agreement, see “— Potential Payments Upon Termination or Change-in-Control” below.

Outstanding Equity Awards at Fiscal 2014 Year-End

The following table sets forth information regarding unearned or unvested option and stock awards held by the Named Executive Officers on December 31, 2014.

		Option Awards(1)			Stock Awards
Name	Award Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
O. Bruton Smith	4/21/2005	100,000	$19.23	4/21/2015	—		$—	—		$—
	2/9/2006	90,000	23.94	2/9/2016	—		—	—		—
	3/19/2007	45,000	28.04	3/19/2017	—		—	—		—
	3/30/2009	183,333	1.81	3/30/2019	—		—	—		—
	3/2/2012	—	—	—	26,997	(3)	729,999	—		—
	3/22/2013	—	—	—	38,007	(4)	1,027,709	—		—
	2/12/2014	—	—	—	—		—	80,241	(5)	2,169,717
B. Scott Smith	4/21/2005	37,500	$19.23	4/21/2015	—		$—	—		$—
	2/9/2006	72,000	23.94	2/9/2016	—		—	—		—
	3/19/2007	36,000	28.04	3/19/2017	—		—	—		—
	3/30/2009	52,778	1.81	3/30/2019	—		—	—		—
	3/2/2012	—	—	—	23,316	(3)	630,465	—		—
	3/22/2013	—	—	—	32,825	(4)	887,588	—		—
	2/12/2014	—	—	—	—		—	69,306	(5)	1,874,034
David B. Smith	4/21/2005	8,000	$19.23	4/21/2015	—		$—	—		$—
	10/19/2005	20,000	21.23	10/19/2015	—		—	—		—
	4/19/2006	14,405	26.42	4/19/2016	—		—	—		—
	4/18/2007	7,203	30.07	4/18/2017	—		—	—		—
	3/2/2012	—	—	—	14,849	(3)	401,517	—		—
	3/22/2013	—	—	—	22,324	(4)	603,641	—		—
	2/12/2014	—	—	—	—		—	47,137	(5)	1,274,584
Jeff Dyke	4/19/2006	33,500	$26.42	4/19/2016	—		$—	—		$—
	4/18/2007	10,050	30.07	4/18/2017	—		—	—		—
	3/2/2012	—	—	—	18,960	(3)	512,678	—		—
	3/22/2013	—	—	—	29,311	(4)	792,569	—		—
	2/12/2014	—	—		—		—	61,883	(5)	1,673,316
Heath R. Byrd	3/2/2012	—	$—	—	2,669	(3)	$72,170	—		$—
	3/22/2013	—	—	—	20,094	(4)	543,342	—		—
	2/12/2014	—	—	—	—		—	42,430	(5)	1,147,307

(1)

Options granted on April 21, 2005, October 19, 2005 and March 30, 2009 vested in three equal annual installments beginning on the first anniversary of the date of grant. Options granted on February 9, 2006 and April 19, 2006 vested in two equal annual installments beginning on the first anniversary of the date of grant. Options granted on March 19, 2007 vested on March 19, 2008. Options granted on April 18, 2007 cliff vested on the first anniversary of the date of grant.

(2)	Market value based on the December 31, 2014 closing market price of our Class A Common Stock of $27.04 per share.

(3)	The remaining non-vested equity incentive plan award shares or units granted on March 2, 2012 vested on March 2, 2015.

(4)

The remaining non-vested equity incentive plan award units granted on March 22, 2013 vest as follows on March 22, 2015 and March 22, 2016, respectively: O. Bruton Smith, 15,203 and 22,804; B. Scott Smith, 13,130 and 19,695; David Bruton Smith, 8,930 and 13,394; Jeff Dyke, 11,725 and 17,586; and Heath R. Byrd, 8,038 and 12,056.

(5)

Following certification of the applicable performance condition by the Compensation Committee, the unearned, non-vested equity incentive plan award units granted on February 12, 2014 vest 25% on March 31, 2015, 30% on February 12, 2016 and 45% on February 12, 2017.

Option Exercises and Stock Vested During 2014

The following table sets forth information concerning each exercise of stock options and each vesting of restricted stock and restricted stock units during 2014 for each of the Named Executive Officers on an aggregated basis.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
O. Bruton Smith	—	$—	17,998	$427,632	(2)
			15,666	371,598	(3)
			34,092	766,388	(4)

B. Scott Smith	37,500	$291,410	15,544	$369,325	(2)
			13,533	321,003	(3)
			29,345	659,676	(4)

David Bruton Smith	10,000	$7,502	9,899	$235,200	(2)
			8,620	204,466	(3)
			19,116	429,728	(4)

Jeff Dyke	20,000	$37,527	12,640	$300,326	(2)
			11,000	260,920	(3)
			24,781	557,077	(4)

Heath R. Byrd	—	$—	1,779	$42,269	(2)
			2,793	66,250	(3)
			8,610	193,553	(4)

(1)	Represents pre-tax gain on exercise.

(2)

Represents aggregate dollar amount realized upon vesting based on the closing price of the Class A Common Stock on February 28, 2014, the last trading date prior to the date of vesting of restricted stock units or restricted stock on March 2, 2014, of $23.76 per share.

(3)

Represents aggregate dollar amount realized upon vesting based on the closing price of the Class A Common Stock on the date of vesting of restricted stock units or restricted stock on March 18, 2014 of $23.72 per share.

(4)	Represents aggregate dollar amount realized upon vesting based on the closing price of the Class A Common Stock on the date of vesting of restricted stock units on March 31, 2014 of $22.48 per share.

Pension Benefits for 2014

The following table sets forth information regarding pension benefits for the Named Executive Officers as of December 31, 2014.

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)		Payments During Last Fiscal Year ($)
O. Bruton Smith (3)	N/A	—	$—		$—
B. Scott Smith (3)	N/A	—	—		—
David Bruton Smith (3)	N/A	—	—		—
Jeff Dyke	Supplemental Executive Retirement Plan	N/A	3,838,903	(4)	—
Heath R. Byrd	Supplemental Executive Retirement Plan	N/A	2,319,368	(4)	—

(1)

Benefits under the SERP are based on a percentage of “final average salary” and the percentage does not increase based on years of credited service. Vesting under the SERP is based on years of participation in the SERP. Mr. Dyke has five years of participation in the SERP, and Mr. Byrd has 4 2/3 years of participation in the SERP. Normal retirement under the SERP is age 65 or age 55 with at least 10 years of service with Sonic. Vested benefits are reduced for early retirement. As of December 31, 2014, Mr. Dyke has 9 1/4 years of service with Sonic and Mr. Byrd has 7 1/6 years of service with Sonic.

(2)

The accumulated benefit is based on salary considered by the SERP for the period through December 31, 2014. The present value of the accumulated benefit for Messrs. Dyke and Byrd has been calculated assuming that the Named Executive Officers remain in service through the earliest date as of which they could receive unreduced benefits and that the benefit will be payable in the form of an annual payment for 15 years. Other assumptions used to determine the present value of accumulated benefits are described in the summary below.

(3)	Messrs. O. Bruton Smith, B. Scott Smith and David Bruton Smith are not participants in the SERP.

(4)

As of December 31, 2014, Mr. Dyke is fully vested in his SERP benefits, but his SERP benefits remain subject to reduction for early retirement. Mr. Byrd is not yet fully vested in his SERP benefits and his SERP benefits also remain subject to reduction for early retirement. Actual benefits will be determined at termination of employment based on actual salary, years of SERP participation and years of service with Sonic.

On December 7, 2009, the Compensation Committee adopted the SERP to be effective as of January 1, 2010. In connection with the adoption of the SERP, the Compensation Committee authorized the establishment of an irrevocable grantor trust known as a “rabbi trust” for the purpose of accumulating assets from which SERP liabilities may be paid. The following is a brief description of certain material terms of the SERP.

The SERP is a nonqualified deferred compensation plan that is considered unfunded for federal tax purposes and intended for a select group of management or highly compensated employees. The SERP is subject to Section 409A of the Code. The purpose of the SERP is to attract and retain key employees by providing a retirement benefit in addition to the benefits provided by Sonic’s tax-qualified and other nonqualified deferred compensation plans. The Compensation Committee selects the employees who will become SERP participants and designates each such employee as a Tier 1 participant, Tier 2 participant or Tier 3 participant.

Jeff Dyke, Executive Vice President of Operations, was designated as a Tier 1 participant in the SERP effective as of January 1, 2010, subject to execution of a participation agreement. Heath R. Byrd, Executive Vice President and Chief Financial Officer, was previously designated as a Tier 3 participant in the SERP effective as of May 1, 2010, subject to execution of a participation agreement, but was redesignated as a Tier 1 participant effective as of April 1, 2013 in connection with his promotion. Amounts reported in the Pension Benefits table above as the actuarial present value of accumulated benefit under the SERP are calculated assuming that the benefit is in the form of an annual payment for 15 years and assuming that Messrs. Dyke and Byrd remain in service with Sonic until the earliest age at which unreduced benefits would be payable, which is age 55 for each of Messrs. Dyke and Byrd. The present value of accumulated benefit is calculated using the discount rate assumption that Sonic also uses for its financial statement disclosures, which at December 31, 2014 was 3.88%. Messrs. Dyke’s and Byrd’s actual years of participation in the SERP and actual years of service with Sonic are indicated in a footnote to the Pension Benefits table above. No additional years of service have been credited to the Named Executive Officers under the SERP.

Subject to the vesting schedule described below, the SERP generally provides a retirement benefit in the form of an annual payment for a period of 15 years, with the annual payment based on a specified percentage of the participant’s “final average salary.” The annual payment for a Tier 1 participant is based on 50% of final average salary. The annual payment for a Tier 2 participant is based on 40% of final average salary. The annual payment for a Tier 3 participant is based on 35% of final average salary. Final average salary generally means the average of the participant’s highest three annual base salaries during the last five plan years prior to the participant’s separation from service with Sonic. A participant is generally eligible for the vested portion of his or her SERP benefit upon normal retirement after reaching age 65 or age 55 with at least 10 years of employment with Sonic.

As noted above, participants are subject to a vesting schedule for their SERP benefits based on their “Years of Plan Service” (i.e., a 365-day period of employment beginning on the effective date of SERP participation and each anniversary thereof). Unless otherwise specified by the Compensation Committee, participants vest in their SERP benefits as follows:

Years of Plan Service	Percent Vested
Less than 1	0%
At least 1 but less than 2	20%
At least 2 but less than 3	40%
At least 3 but less than 4	60%
At least 4 but less than 5	80%
5 or more	100%

Participants also become 100% vested if they die or become disabled (as defined in the SERP) while employed with Sonic, or upon a change in control (as defined in the SERP) while employed with Sonic.

If a participant leaves Sonic before qualifying for normal retirement, the participant’s SERP benefit generally is reduced for early retirement (in addition to application of the vesting schedule). The vested benefit is reduced by 10% for each year the participant’s payment commencement date precedes the earliest date the participant would have been eligible for normal retirement. As amended in February 2015, the SERP provides that the early retirement reduction does not apply to participants who were employees of Sonic immediately prior to a change in control, regardless of whether or not such participants remain employees upon or following the change in control.

A participant earns his or her SERP benefit over a period from the later of age 45 or the participant’s effective date of SERP participation, to the later of the participant’s normal retirement date or the date he or she becomes 100% vested in his or her SERP benefit.

If a participant terminates employment with Sonic within two years after a change in control, the participant will receive the vested portion of his normal retirement benefit or reduced early retirement benefit, as applicable, in a lump sum payment based on the present value of his unpaid, vested accrued benefit.

Generally, benefit payments begin the first of the month following the month in which normal retirement or early retirement occurs. If the participant is a “specified employee” under Section 409A of the Code, the first payment following normal or early retirement generally must be postponed for six months following termination. Subsequent annual payments will be made on the anniversary of the date the initial installment otherwise would have been made.

If a participant dies during the 15-year payment period, payments continue to the participant’s surviving spouse (if any). If a participant dies before terminating employment with Sonic, the lump sum value of his or her accrued benefit (calculated as if the date of death were the date of normal retirement) will be paid to his or her designated beneficiary. If a participant becomes disabled while employed with Sonic, the participant will be entitled to a regular SERP benefit payable for 15 years (calculated as if the date of disability were the date of normal retirement).

If a participant is terminated for “cause” or it is discovered after termination that the participant could have been terminated for certain reasons constituting “cause,” the participant will forfeit all benefits under the SERP, including any remaining unpaid benefits if already in pay status. Under the SERP, reasons constituting “cause” include material breach of the participant’s obligations in any employment agreement which is not timely remedied, the participant’s breach of any applicable restrictive covenants, conviction of a felony, actions involving moral turpitude, willful failure to comply with reasonable and lawful directives of Sonic’s Board of Directors or the participant’s superiors, chronic absenteeism, willful or material misconduct, illegal use of controlled substances, and if applicable, the final and non-appealable determination by a court of competent jurisdiction that the participant willfully and knowingly filed a fraudulent certification under Section 302 of the Sarbanes-Oxley Act of 2002.

In addition, the SERP provides that benefits are forfeited if a participant fails to comply with certain restrictive covenants related to Sonic and its business, including any remaining unpaid benefits if already in pay status. Subject to limited exceptions, these restrictive covenants generally prohibit (i) disclosing or using in any unauthorized manner any of Sonic’s confidential or proprietary information, (ii) employing or soliciting employees of Sonic, its affiliates or subsidiaries, (iii) interfering with Sonic’s relationships with its vendors, (iv) competing with Sonic within any Standard Metropolitan Statistical Area (determined as described in the SERP) or county in which Sonic or any of its subsidiaries has a place of business, and (v) disparaging Sonic, its subsidiaries, affiliates, officers, directors, business or products. These restrictive covenants generally apply while a participant in the SERP, and if later, during the two-year period following separation from service with Sonic (except that the confidentiality and non-disparagement restrictions do not expire).

In the case of either termination without cause or failure to comply with the restrictive covenants, the SERP also provides that the participant must repay Sonic all benefit amounts previously received.

If a rabbi trust exists when a change in control of Sonic occurs, the SERP requires that Sonic contribute, at the time of the change in control and then on each anniversary thereof, cash or liquid securities sufficient so that the value of assets in the rabbi trust at least equals the total value of all accrued benefits under the SERP. The assets of the rabbi trust are available to satisfy claims of the general creditors of Sonic in the event of its insolvency. Participants are unsecured general creditors of Sonic with respect to their SERP benefits and do not have an ownership interest in rabbi trust assets or in any other specific assets of Sonic with respect to such benefits.

Potential Payments Upon Termination or Change-in-Control

Payments upon Termination

Based on the foregoing and the terms of the 2004 Stock Incentive Plan, the estimated present value of the payments the Named Executive Officers could have received upon termination without cause as of December 31, 2014 are as follows:

Name	Salary and Bonus ($)		Stock Awards ($)(1)(2)
O. Bruton Smith	$—		$3,927,425
B. Scott Smith	—		3,392,087
David Bruton Smith	—		2,279,742
Jeff Dyke	—		2,978,564
Heath R. Byrd	323,925	(3)	1,762,819

(1)

Represents the value of restricted stock units and restricted stock awards, as applicable, that would have vested upon termination without cause based on the closing market price of Sonic’s Class A Common Stock on December 31, 2014 of $27.04 per share.

(2)

For termination due to death or disability, the value of the restricted stock units and restricted stock awards, as applicable, would have been as follows: Mr. O. Bruton Smith, $3,927,425; Mr. B. Scott Smith, $3,392,087; Mr. David Bruton Smith, $2,279,742; Mr. Jeff Dyke, $2,978,564; and Mr. Heath R. Byrd $1,762,819.

(3)

Mr. Byrd’s employment agreement provides for the payment of severance in the event of a termination of his employment by Sonic, other than for cause (as defined in the Employment Agreement). Under the terms of the Employment Agreement, the amount of any such severance would be 1/2 of Mr. Byrd’s then-current annual base salary payable in two equal installments within 15 days following termination and on the last day of the sixth full calendar month following such termination.

A participant in the SERP who terminates employment due to death becomes entitled to fully vested SERP benefits (calculated as if the date of death were the date of normal retirement) and such benefits are payable to his beneficiary the first of the next month in a lump sum equal to the present value of the otherwise applicable 15 annual payments. If Mr. Dyke’s death had occurred on December 31, 2014, the estimated lump sum payment under the SERP would have been $5,091,181 (with the present value determined assuming a 3.88% discount rate). If Mr. Byrd’s death had occurred on December 31, 2014, the estimated lump sum payment under the SERP would have been $2,998,889 (with the present value determined assuming a 3.88% discount rate). A participant in the SERP who terminates employment due to disability (as defined in the SERP) becomes entitled to fully vested SERP benefits (calculated as if the date of disability were the date of normal retirement) and the annual payments begin the month following disability. If Mr. Dyke had terminated employment on December 31, 2014 due to disability, he would have received annual payments of $437,113 for 15 years. If Mr. Byrd had terminated employment on December 31, 2014 due to disability, he would have received annual payments of $257,475 for 15 years. If termination occurred on December 31, 2014 for any reason other than death, disability or change of control, Mr. Dyke would have been entitled to estimated annual payments of $131,134 for 15 years and Mr. Byrd would have been entitled to estimated annual payments of $82,392 for 15 years. For more information about payments under the SERP upon a termination of employment, see “— Pension Benefits for 2014.”

Payments upon a Change of Control

Sonic does not have special arrangements with its Named Executive Officers that provide those Named Executive Officers with any rights upon a change of control. Stock options and stock awards under the 2004 Stock Incentive Plan and the 2012 Stock Incentive Plan held by our Named Executive Officers would immediately vest (subject to pro rata adjustment in the case of certain performance awards under the 2012 Stock Incentive Plan) and become exercisable upon a change of control (as defined in the 2004 Stock Incentive Plan and the 2012 Stock Incentive Plan, respectively). The estimated present value of the stock options and awards in the event of a change in control on December 31, 2014 is as follows.

Name	Stock Awards ($)(1)
O. Bruton Smith	$3,927,425
B. Scott Smith	3,392,087
David Bruton Smith	2,279,742
Jeff Dyke	2,978,564
Heath R. Byrd	1,762,819

(1)

Represents the value of restricted stock units and restricted stock awards, as applicable, that would have vested upon a change of control based on the closing market price of Sonic’s Class A Common Stock on December 31, 2014 of $27.04 per share.

A participant in the SERP becomes fully vested in his SERP benefit in the event of a change in control (as defined in the SERP). See “— Pension Benefits for 2014” for the present value of accumulated SERP benefits as of December 31, 2014. In addition, if a participant separates from service with the Company within 24 months following a change in control, the SERP benefit will be paid in the form of a lump sum equal to the present value of the otherwise applicable 15 annual payments. See “— Pension Benefits for 2014” for a discussion of the SERP. A change in control on December 31, 2014 would have triggered full vesting of Messrs. Byrd’s and Dyke’s SERP benefits. If Mr. Dyke had terminated employment immediately following the change in control, the estimated present value of the lump sum payable to Mr. Dyke would have been $1,315,225 (with the present value determined assuming a 3.88% discount rate). If Mr. Byrd had terminated employment immediately following the change in control, the estimated present value of the lump sum payable to Mr. Byrd would have been $974,634 (with the present value determined assuming a 3.88% discount rate). As amended in February 2015, the SERP provides that the early retirement reduction does not apply to participants who were employees immediately prior to a change in control, regardless of whether or not such participants remain employees upon or following the change in control. If this amendment had been in place as of December 31, 2014 and Mr. Dyke and Mr. Byrd had terminated employment immediately following the change in control on December 31, 2014, the estimated present value of the lump sum payable to Messrs. Dyke and Mr. Byrd would have been $5,091,181 and $2,998,889, respectively (with the present value in each case determined assuming a 3.88% discount rate).

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information concerning shares of our Class A Common Stock that may be issued under our equity compensation plans as of December 31, 2014.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders (1)	1,854,834	(2)	$24.48	(3)	3,575,503	(4)
Equity compensation plans not approved by security holders (5)	—		—		210,364

Total	1,854,834	(2)	$24.48	(3)(6)	3,785,867	(4)

(1)

Includes the Stock Option Plan, the 2004 Stock Incentive Plan, the 2012 Stock Incentive Plan, the 2012 Formula Plan and the Employee Plan. Grants under the Employee Plan have been suspended since December 31, 2005.

(2)

Includes 459,250 shares to be issued upon the exercise of outstanding options under the Stock Option Plan that terminated in 2007. Because the Stock Option Plan has been terminated, no options remain available for issuance under that plan. Also includes 605,547 shares issuable upon the exercise of outstanding options under the 2004 Stock Incentive Plan and 781,696 shares issuable upon the vesting of outstanding restricted stock units granted under the 2004 Stock Incentive Plan. Also includes 8,341 shares issuable upon the vesting of outstanding restricted stock units granted under the 2012 Stock Incentive Plan. The weighted-average exercise price information in column (b) does not take outstanding restricted stock units into account because they do not have an exercise price.

(3)	Does not include the exercise price of options under the Employee Plan because no such options are outstanding.

(4)

Includes 1,991,659 shares available for future issuance under the 2012 Stock Incentive Plan through grants of options, stock appreciation rights, restricted stock, restricted stock units or other stock awards (which amount does not include the additional 2,000,000 shares that stockholders are being asked to approve for issuance under the 2012 Stock Incentive Plan at the Annual Meeting). Also includes 232,156 shares available for future issuance under the 2012 Formula Plan through grants of restricted stock. Also includes 1,351,688 shares available for future issuance under the Employee Plan. As noted above, grants under the Employee Plan have been suspended since December 31, 2005.

(5)	Represents the Sonic Automotive, Inc. Nonqualified Employee Stock Purchase Plan (the “Nonqualified ESPP”). Grants under the Nonqualified ESPP have been suspended since December 31, 2005.

(6)	Does not include the exercise price of options under the Nonqualified ESPP because no such options are outstanding.

Nonqualified Employee Stock Purchase Plan

The Nonqualified ESPP was adopted by the Board of Directors in 1998. The Nonqualified ESPP has not been approved by Sonic’s stockholders. The purpose of the Nonqualified ESPP is to provide employees of certain of Sonic’s subsidiaries that are not able to participate in the Employee Plan with a similar opportunity to acquire an ownership interest in Sonic. Both the Nonqualified ESPP and the Employee Plan permit eligible employees to purchase shares of Class A Common Stock at a discount from the market price. The terms of the Nonqualified ESPP are substantially similar to the terms of the Employee Plan, which has been approved by Sonic’s stockholders. Grants under the Nonqualified ESPP and the Employee Plan have been suspended since December 31, 2005.

The total number of shares of Class A Common Stock that were reserved for issuance under the Nonqualified ESPP is 300,000. Approximately 210,364 additional shares remain available for future option grants under the Nonqualified ESPP.

Employees of participating subsidiaries generally are eligible for the Nonqualified ESPP if they work for Sonic and its subsidiaries on a full-time or part-time basis, are regularly scheduled to work more than 20 hours per week, are customarily employed more than five months in a calendar year and have completed one year of continuous service. Employees who are officers or directors of Sonic or any participating employer are not eligible to participate in the Nonqualified ESPP. In addition, employees who own or hold options to purchase (or who are treated under certain tax rules as owning or holding options to purchase) 5% or more of the total combined voting power or value of all classes of stock of Sonic or any subsidiary also are not eligible to participate in the Nonqualified ESPP.

Options generally are granted under the Nonqualified ESPP as of each January 1 to all eligible employees who elect to participate. However, grants under the Nonqualified ESPP have been suspended and no grants have been made since 2005. The Compensation Committee designates the number of shares of Class A Common Stock that can be purchased under each option, which number will be the same for each option granted on the same date and which also will be the same number of shares available under an option granted on the same date pursuant to the Employee Plan. The options have an exercise price per share equal to the lesser of (i) 85% of the fair market value per share of the Class A Common Stock on the date of grant or (ii) 85% of such fair market value on the date of exercise. No option can be granted which would permit a participant to purchase more than $25,000 worth of Class A Common Stock under the Nonqualified ESPP during the calendar year.

A participant can make contributions to the Nonqualified ESPP by after-tax payroll deduction or direct payment. To the extent that a participant has made contributions to the Nonqualified ESPP, his or her option will be exercised automatically to purchase Class A Common Stock on each exercise date during the calendar year in which the option is granted. The exercise dates generally are the last business day of March, June, September and December on which the NYSE is open for trading. The participant’s accumulated contributions as of each exercise date will be used to purchase whole shares of Class A Common Stock at the applicable option price, limited to the number of shares available for purchase under the option. The exercisability of options may accelerate in the event of a change in control of Sonic.

Options granted under the Nonqualified ESPP expire on the last exercise date of the calendar year in which granted. However, if a participant withdraws from the Nonqualified ESPP or terminates employment, the option may expire earlier.

In the event of certain changes in the capital stock of Sonic due to a reorganization, stock split, stock dividend, merger or other similar event, appropriate adjustments generally will be made to the shares of Class A Common Stock available for issuance under the Nonqualified ESPP, the shares of Class A Common Stock covered by outstanding options and the exercise price per share.

The Board of Directors of Sonic generally can amend, suspend or terminate the Nonqualified ESPP at any time. However, no amendment, suspension or termination may adversely affect the rights of the participant under an outstanding option without the participant’s consent. The Board of Directors suspended the Nonqualified ESPP effective December 31, 2005.

PROPOSAL 3

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

As required by Section 14A of the Exchange Act, we are requesting stockholder approval of the compensation of our Named Executive Officers as disclosed in the “Executive Compensation” section of this Proxy Statement on pages 21 to 38.

Our compensation policies and procedures are competitive, are focused primarily on pay for performance principles and are intended to align with the long-term interests of our stockholders. We encourage you to carefully review the “Compensation Discussion and Analysis” section beginning on page 21 of this Proxy Statement for additional details on Sonic’s executive compensation, including Sonic’s compensation philosophy and objectives, as well as the processes our Compensation Committee used to determine the structure and amounts of the compensation of our Named Executive Officers in fiscal 2014.

At our annual meeting of stockholders in 2014, we provided stockholders with an opportunity to cast a non-binding, advisory vote to approve the compensation of our Named Executive Officers (commonly known as a “say-on-pay” vote), and stockholders overwhelmingly approved the Company’s executive compensation with approximately 96% of the votes cast in favor. At the Company’s annual meeting of stockholders in 2011, we also asked stockholders to indicate whether a say-on-pay vote should occur every one, two or three years, with the Board recommending an annual advisory vote. Because the Board views it as a good corporate governance practice, and because at the 2011 annual meeting of stockholders a majority of the votes cast were in favor of an annual advisory vote, you will have the opportunity at the Annual Meeting, and again at the 2016 annual meeting of stockholders, to provide feedback to the Compensation Committee on the Company’s executive compensation program by endorsing or not endorsing the compensation of our Named Executive Officers.

We are asking you to indicate your support for the compensation of our Named Executive Officers as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices used to structure compensation, which are described in this Proxy Statement. Accordingly, we are asking you to vote, on a non-binding, advisory basis, “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to Sonic Automotive, Inc.’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion set forth on pages 21 to 38 of this Proxy Statement, is hereby approved.”

This vote is advisory, which means that the stockholder vote on this proposal will not be binding on Sonic, the Compensation Committee or the Board of Directors. However, the Compensation Committee and the Board value the opinions of the Company’s stockholders and will carefully consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions for Sonic’s Named Executive Officers.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE

SONIC AUTOMOTIVE, INC. 2012 STOCK INCENTIVE PLAN

The 2012 Stock Incentive Plan was first adopted by the Board of Directors on February 22, 2012 and approved by the Company’s stockholders at the 2014 annual meeting of stockholders. The Board of Directors has approved an amendment and restatement of the 2012 Stock Incentive Plan effective as of February 11, 2015, subject to the requisite approval of the Company’s stockholders at the Annual Meeting. The amendment and restatement of the 2012 Stock Incentive Plan includes the following changes:

•

an increase in the number of shares of the Company’s Class A Common Stock authorized for issuance under the 2012 Stock Incentive Plan from 2,000,000 to 4,000,000, reflecting an increase of 2,000,000 shares; and

•

an increase in the maximum number of shares of the Company’s Class A Common Stock that may be subject to restricted stock, restricted stock units and other stock awards granted to any individual during a calendar year under the 2012 Stock Incentive Plan from 250,000 to 1,100,000 (but with no increase to the limit of 500,000 shares that may be subject to stock options and stock appreciation rights granted to any individual during a calendar year).

The proposed increases in the number of shares of the Company’s Class A Common Stock that can be issued under the 2012 Stock Incentive Plan and the maximum number of shares of the Company’s Class A Common Stock that may be subject to restricted stock, restricted stock units and other stock awards granted to any individual during a calendar year are intended to allow the Company to continue to offer, and provide the Company with additional flexibility with respect to, equity-based incentive compensation to attract, retain, motivate and reward key employees and consultants as well as align their interests with those of the Company’s stockholders.

As of February 25, 2015 and without considering the proposed 2,000,000 share increase, approximately 1,572,433 shares of the Class A Common Stock remain available for future awards under the 2012 Stock Incentive Plan.

The 2012 Stock Incentive Plan also generally is intended to allow certain awards to meet the requirements for performance-based compensation under Section 162(m) of the Code. Section 162(m) of the Code generally limits the Company’s annual federal income tax deduction for compensation paid to certain officers to $1 million with respect to each such officer. However, compensation that qualifies as performance-based compensation under Section 162(m) of the Code is not subject to this deduction limit. Compensation qualifies as performance-based only if it satisfies certain requirements, including that the material terms of the plan and the performance criteria pursuant to which the awards will be paid are disclosed to and approved by the stockholders. Therefore, stockholder approval of the amendment and restatement of the 2012 Stock Incentive Plan, including the provisions regarding performance-based awards and the proposed 1,100,000 limit on the maximum number of shares of the Company’s Class A Common Stock that may be subject to restricted stock, restricted stock units and other stock awards granted to any individual during a calendar year, also is being sought to give the Company the continued ability to grant awards that may be intended to qualify as performance-based compensation under Section 162(m) of the Code. However, the Company reserves the right to grant awards that may not be deductible under Section 162(m) of the Code, and nothing in this proposal precludes the Company from exercising such right. There is no guarantee that awards under the 2012 Stock Incentive Plan that are intended to qualify as tax deductible under Section 162(m) of the Code will ultimately be determined as such by the Internal Revenue Service.

The following is a summary of the 2012 Stock Incentive Plan, as amended and restated, submitted for stockholder approval. The summary describes the principal features of the 2012 Stock Incentive Plan, but it is qualified by reference to the full text of the amendment and restatement of the 2012 Stock Incentive Plan, which is included in this Proxy Statement as Appendix A.

Summary of Amendment and Restatement of 2012 Stock Incentive Plan

Administration

The 2012 Stock Incentive Plan is administered by the Compensation Committee. The Compensation Committee has the full authority to grant awards under the 2012 Stock Incentive Plan, to select the recipients of awards under the 2012 Stock Incentive Plan, to determine the type and size of awards, and to determine and amend the terms, restrictions and conditions of awards. Among other things, the Compensation Committee also has the full authority to construe and interpret the 2012 Stock Incentive Plan and any related award agreement, to establish rules and regulations relating to the administration of the 2012 Stock Incentive Plan, to delegate administrative responsibilities and to make all other determinations and take any other actions that may be necessary or advisable for the administration of the 2012 Stock Incentive Plan. The Compensation Committee also has the discretion to vary or amend the terms of awards and establish administrative rules, procedures and sub-plans to conform to or accommodate differences in laws, rules, regulations, customs or policies of applicable non-U.S. jurisdictions.

Eligibility

The Compensation Committee may grant awards under the 2012 Stock Incentive Plan to employees and consultants providing services to the Company. In selecting recipients of awards and determining the applicable terms and conditions, the Compensation Committee may take into account any factors it deems relevant, including, among other things, their duties and the Compensation Committee’s assessment of their present and potential contributions to the success of the Company. The number of individuals who are eligible to participate in the 2012 Stock Incentive Plan will vary and, in light of the Compensation Committee’s discretion, the actual number of individuals who will be granted an award in the future cannot be determined. As of February 25, 2015, the Company had approximately 9,300 employees.

Types of Awards

Awards under the 2012 Stock Incentive Plan may be granted in the form of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock awards. Each type of award is discussed in more detail below.

Shares Subject to 2012 Stock Incentive Plan and Award Limits

If the stockholders approve the amendment and restatement of the 2012 Stock Incentive Plan, the number of shares of the Company’s Class A Common Stock available for issuance under the 2012 Stock Incentive Plan will be 4,000,000 shares, subject to adjustment as described below. Shares of Class A Common Stock covered by awards that expire or are forfeited, canceled, settled in cash or otherwise terminated without the delivery of the full number of covered shares will be available for further awards under the 2012 Stock Incentive Plan to the extent of such expiration, forfeiture, cancellation, cash settlement, etc. However, shares of Class A Common Stock subject to an award that are (i) withheld or retained by the Company in payment of the exercise or purchase price of an award (including shares withheld or retained by the Company or not issued in connection with the net settlement or net exercise of an award), or (ii) tendered to, withheld or retained by the Company in payment of tax withholding obligations relating to an award will not become available again for awards under the 2012 Stock Incentive Plan.

The maximum number of shares of Class A Common Stock that may be issued pursuant to incentive stock options under the 2012 Stock Incentive Plan is 2,000,000 shares, subject to adjustment as described below.

No individual may be granted options and/or stock appreciation rights under the 2012 Stock Incentive Plan with respect to an aggregate of more than 500,000 shares of Class A Common Stock during any calendar year. With respect to all other types of awards, the amended and restated 2012 Stock Incentive Plan provides that no individual may be granted awards (whether such awards may be settled in shares of Class A Common Stock and/or cash) consisting of, covering or relating to in the aggregate more than 1,100,000 shares of Class A Common Stock during any calendar year (increased from an annual limit of 250,000 shares of Class A Common Stock). With respect to any cash-based stock award that is intended to be a performance award (as described below under “— Performance Awards”), the 2012 Stock Incentive Plan provides that the maximum cash payment that may be paid during any one calendar year to a participant is $4,000,000.

In the event of a reorganization, recapitalization, stock split, stock dividend, extraordinary dividend, spin-off, combination of shares, merger, consolidation or similar transaction or other change in corporate capitalization affecting the Class A Common Stock, equitable adjustments and/or substitutions, as applicable, to prevent the dilution or enlargement of rights shall be made by the Compensation Committee, including adjustments to the number and kind of shares of Class A Common Stock which may be issued under the 2012 Stock Incentive Plan, the number of shares of Class A Common Stock subject to the award limits under the 2012 Stock Incentive Plan, and the number, kind and price of shares of Class A Common Stock subject to outstanding awards under the 2012 Stock Incentive Plan.

Stock Options

Stock options may be granted under the 2012 Stock Incentive Plan in the form of either incentive stock options (also referred to as “ISOs”) intended to qualify under Section 422 of the Code or nonstatutory stock options. Incentive stock options can be granted only to employees of the Company and certain subsidiaries. Stock options give the recipient an opportunity to purchase shares of the Company’s Class A Common Stock from the Company at a designated exercise price.

The exercise price of options granted under the 2012 Stock Incentive Plan is determined at the discretion of the Compensation Committee, but the exercise price per share generally may not be less than the fair market value of a share of the Company’s Class A Common Stock on the grant date of the option. In the case of incentive stock options granted to any holder on the grant date of more than 10% (directly or by attribution through relatives or entities in which the holder has an ownership interest) of the total combined voting power of all classes of stock of the Company or a parent or subsidiary corporation (a “10% Stockholder”), the exercise price per share may not be less than 110% of the fair market value of a share of Class A Common Stock on the grant date. Fair market value under the 2012 Stock Incentive Plan generally is based on the closing sale price of the Company’s Class A Common Stock on the NYSE on the grant date of the option.

Unless otherwise provided by the Compensation Committee, the exercise price of an option generally may be paid (i) in cash; (ii) subject to applicable law, by tendering previously acquired shares of Class A Common Stock having an aggregate fair market value equal to the total exercise price as long as certain requirements are met; and/or (iii) subject to applicable law and such rules as may be established by the Compensation Committee, by means of a “cashless exercise” through an approved broker. The Compensation Committee also may provide that options may be exercised using a “net share settlement” procedure, or by other means consistent with applicable law.

The Compensation Committee establishes the time period within which options must be exercised, but this period may not exceed 10 years from the grant date of the option or, in the case of incentive stock options granted to a 10% Stockholder, five years from the grant date of the option. Options may expire before the end of the option period if the option holder ceases to perform services for the Company. Stock options will be exercisable at such time or times and subject to such restrictions as determined by the Compensation Committee. To the extent that the fair market value of incentive stock options (determined based on the fair market value on the grant date) that become exercisable for the first time in a calendar year exceeds $100,000, such options generally will be deemed nonstatutory stock options.

Except as otherwise provided by the Compensation Committee, the following rules apply if an option holder’s service with the Company and its subsidiaries terminates. If an option holder’s service terminates for any reason other than cause, involuntary termination without cause, disability or death, the option holder generally may exercise his or her stock options (to the extent vested) within the 60-day period following such termination. If the option holder is terminated for cause, the option holder’s stock options will immediately expire and no longer can be exercised. If the option holder is involuntarily terminated without cause, options (to the extent vested) generally may be exercised during the 90-day period following termination. If the option holder’s service terminates due to his or her disability, options (to the extent vested) generally may be exercised during the one-year period following termination. If the option holder dies while employed or during the applicable exercise period following termination as described above, options (to the extent vested) generally may be exercised during the one-year period following the option holder’s death. In no event can an option be exercised after the expiration of its term (i.e., the option period fixed by the Compensation Committee).

Options generally may not be transferred except by will or the laws of descent and distribution and options generally may be exercised during the lifetime of the option holder only by the option holder. However, the Compensation Committee, in its discretion, may permit the transfer of nonstatutory stock options in certain circumstances.

Stock Appreciation Rights

Stock appreciation rights (or “SARs”) allow a recipient to receive upon exercise an amount equal to the excess of the fair market value at that time of the shares of the Company’s Class A Common Stock with respect to which the SARs are being exercised over the initial value assigned to such SARs. This amount may be payable in cash, shares of Class A Common Stock or a combination thereof, as determined by the Compensation Committee. The initial value of SARs granted under the 2012 Stock Incentive Plan is determined at the discretion of the Compensation Committee, but the initial value per share of Class A Common Stock covered by the SARs may not be less than the fair market value of a share of the Company’s Class A Common Stock on the grant date of the SARs. For this purpose, fair market value generally is based on the closing price of the Company’s Class A Common Stock on the NYSE on the grant date.

SARs may be granted in tandem with stock options or independently. The Compensation Committee will establish the time period within which SARs must be exercised, but this period may not exceed 10 years from the grant date of the SARs. SARs granted in tandem with stock options must have the same term as the options to which they relate. SARs may expire before the end of the exercise period if the recipient ceases to perform services for the Company. SARs will be exercisable at such time or times and subject to such restrictions as determined by the Compensation Committee. However, SARs granted in tandem with stock options may be exercised only with respect to the shares of Class A Common Stock for which their related stock options are then exercisable. The exercise of either options or SARs that are granted in tandem will result in the termination of the other to the extent of the number of shares of Class A Common Stock with respect to which such options or SARs are exercised.

If an individual’s service with the Company terminates, SARs then held by such individual will terminate on the same terms and conditions that apply to stock options as described above, unless otherwise provided by the Compensation Committee.

SARs generally may not be transferred other than by will or the laws of descent and distribution and SARs generally may be exercised during the lifetime of the recipient only by the recipient. However, the Compensation Committee, in its discretion, may permit the transfer of SARs in certain circumstances.

Restricted Stock and Restricted Stock Units

Restricted stock is an award of shares of the Company’s Class A Common Stock that is subject to restrictions and such other terms and conditions as the Compensation Committee determines. Restricted stock units are non-voting units of measurement that represent the contingent right to receive shares of Class A Common Stock or the value of shares of Class A Common Stock in the future, but no shares are actually awarded to recipients on the grant date. Once applicable restrictions lapse or have been satisfied, restricted stock units may be payable in cash, shares of Class A Common Stock or a combination thereof, as specified by the Compensation Committee.

The Compensation Committee determines the type of restrictions applicable to the award, which can include restrictions based on achievement of financial or other business objectives, the occurrence of a specific event, continued service for a period of time or other time-based restrictions. The Compensation Committee also determines the purchase price, if any, to be paid for the restricted stock or restricted stock units. Restricted stock units are not transferable and restricted stock generally may not be transferred until all restrictions applicable to the award have lapsed or been satisfied.

If the recipient’s service with the Company terminates, all shares of Class A Common Stock or restricted stock units, as the case may be, that are still subject to restrictions generally will be forfeited unless the Compensation Committee otherwise provides.

A recipient of restricted stock generally will have certain rights and privileges of a stockholder, including the right to vote such shares of restricted stock and to receive cash dividends, if any (although the Compensation Committee may require that any dividends be reinvested in additional shares of restricted stock). A recipient of restricted stock units will not have any voting or other stockholder rights. However, the Compensation Committee may provide that, if the Board of Directors declares a dividend with respect to the Class A Common Stock, a recipient of restricted stock units will receive dividend equivalents on terms specified by the Compensation Committee.

Stock Awards

The Compensation Committee may grant other types of stock awards that involve the issuance of shares of Class A Common Stock or that are valued by reference to shares of Class A Common Stock. The terms and conditions applicable to such stock awards will be determined by the Compensation Committee in its discretion.

Performance Awards

The 2012 Stock Incentive Plan allows the Compensation Committee to grant restricted stock, restricted stock units or a stock award as a performance award that are generally intended to meet the requirements for performance-based compensation under Section 162(m) of the Code. Section 162(m) of the Code limits the Company’s annual federal income tax deduction for compensation paid to the Chief Executive Officer and the next three highest paid officers (generally excluding the principal financial officer) to $1 million with respect to each such officer. However, compensation that qualifies as performance-based compensation under Section 162(m) of the Code is not subject to this deduction limit. Compensation qualifies as performance-based only if it satisfies certain requirements, including that the material terms of the plan and the performance criteria pursuant to which the awards will be paid are disclosed to and approved by the stockholders. Accordingly, the Board of Directors is seeking stockholder approval of the amendment and restatement of the 2012 Stock Incentive Plan to satisfy the requirements of Section 162(m) of the Code.

For performance awards, the Compensation Committee will establish in writing the performance goals upon which the performance award is contingent, the period over which such goals will be measured and any other applicable conditions. These terms must be established within 90 days after the beginning of the applicable period (or, if earlier, by the date on which 25% of the period has been completed).

The performance goals established by the Compensation Committee must be objectively determinable. The 2012 Stock Incentive Plan provides that the Compensation Committee may establish performance goals based on one or more of the following: (i) stock price; (ii) market share; (iii) earnings per share (basic or diluted); (iv) net earnings; (v) operating or other earnings; (vi) gross or net profits; (vii) revenues; (viii) financial return ratios; (ix) stockholder return; (x) cash flow measures (including operating cash flow, free cash flow, and cash flow return on investment); (xi) cash position; (xii) return on equity; (xiii) return on investment; (xiv) debt rating; (xv) sales (including Company-wide sales and dealership sales); (xvi) expense reduction levels; (xvii) debt levels (including borrowing capacity); (xviii) return on assets (gross or net); (xix) debt to equity ratio; (xx) debt to capitalization ratio; (xxi) consummation of debt offerings; (xxii) consummation of equity offerings; (xxiii) growth in assets, sales, or market share; (xxiv) customer satisfaction; (xxv) reducing, retiring or refinancing all or a portion of the Company’s long-term or short-term public or private debt or similar financial obligations (including the attainment of a certain level of reduction in such debt); (xxvi) share count reduction; (xxvii) gross or operating margins; (xxviii) contractual compliance (including maintaining compliance with financial and other covenants, obtaining waivers of non-compliance, or obtaining amendments of contractual covenants); or (xxix) strategic business objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets, or goals relating to acquisitions or divestitures. Performance goals may be based on the performance of the Company, based on one or more divisions, business units or subsidiaries, based on the performance of the Company and its subsidiaries as a whole, or based on any combination of the foregoing. Performance goals also may be expressed by reference to an individual’s performance relating to any of the criteria.

The 2012 Stock Incentive Plan provides that performance goals may be expressed in such form as the Compensation Committee determines, including in either absolute or relative terms (including, but not limited to, by relative comparison to a pre-established target, to previous years or to other companies or other external measures), in percentages, in terms of growth over time or otherwise. Performance goals do not have to be based upon an increase or positive result under one of the above criteria and could include, for example, maintaining the status quo or the limitation of economic losses (measured in such case by reference to the specific criteria). When establishing the performance goals, the Compensation Committee may specify that they will be determined either before or after taxes and adjusted to exclude items such as (i) asset write-downs or impairment charges; (ii) the effect of unusual or extraordinary charges or income items or other events, including acquisitions or dispositions of businesses or assets, restructurings, discontinued operations, reductions in force, refinancing/restructuring of short term and/or long term debt, or other extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (iii) litigation or claim expenses, judgments or settlements; or (iv) changes in accounting principles or tax laws or other laws or provisions affecting reported results.

The Compensation Committee also can establish subjective performance goals, but the subjective performance goals may be used only to reduce, and not increase, an award.

Following completion of the applicable performance period, the Compensation Committee will certify in writing the extent to which the performance goals have been reached. The Compensation Committee cannot waive the performance goal requirements for a covered officer except in its discretion in the case of the death or disability of the recipient or in the event of a change in control.

As noted previously, the amendment and restatement of the 2012 Stock Incentive Plan provides that no individual may be granted restricted stock, restricted stock units or stock awards with respect to an aggregate of more than 1,100,000 shares of Class A Common Stock during any calendar year (increased from an annual limit of 250,000 shares of Class A Common Stock). In addition, the maximum cash payment that may be paid under a cash-based stock award during a calendar year to a participant is $4,000,000.

The Compensation Committee may, in its discretion, grant awards to covered officers that do not qualify as performance-based compensation under Section 162(m) of the Code. In addition, there is no guarantee that awards under the 2012 Stock Incentive Plan that are intended to qualify as tax deductible under Section 162(m) of the Code will ultimately be determined as such by the Internal Revenue Service.

Change in Control

Under the 2012 Stock Incentive Plan, a “change in control” generally means any merger or consolidation in which the Company is not the surviving corporation and which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning less than a majority of the outstanding voting securities of the surviving corporation, any sale or transfer by the Company of all or substantially all of its assets or any tender offer or exchange offer for, or the acquisition, directly or indirectly, by any person or group of, all or a majority of the then-outstanding voting securities of the Company.

Upon either the consummation of a tender or exchange offer that constitutes a change in control or the third business day prior to the effective date of any other change in control, as the case may be, (i) outstanding stock options and SARs will become fully vested and exercisable; (ii) outstanding restricted stock and restricted stock units (including performance awards other than those described below) will become fully vested with all restrictions and conditions related thereto being deemed satisfied; (iii) outstanding performance awards of restricted stock and restricted stock units for which the performance period has ended, but which otherwise remain subject to additional vesting or other restrictions, will become vested with all restrictions and conditions related thereto being deemed satisfied to the extent of the award as adjusted (if necessary) based upon achievement of the applicable performance goals; and (iv) outstanding performance awards of restricted stock and restricted stock units for which the performance period has not yet ended will become vested with restrictions and conditions related thereto being deemed satisfied on a pro rata basis based upon an assumed achievement of the applicable target performance goals and the length of time within the performance period that has elapsed prior to the change in control. The applicable award agreement will specify the effect of a change in control on other stock awards.

Forfeiture and Clawback

The 2012 Stock Incentive Plan provides that, in addition to forfeitures due to vesting schedules or termination of service, the Compensation Committee may specify in an award agreement that an award and/or a participant’s rights, payments and benefits with respect to an award (including, but not limited to, the right to receive an award, to exercise an award, to retain an award, to retain cash or Class A Common Stock acquired in connection with an award and/or to retain the profit or gain realized in connection with an award) will be subject to reduction, rescission, forfeiture or recoupment by the Company upon certain events, such as termination of service for cause, breach of confidentiality or other restrictive covenants, engaging in competition against the Company or other conduct or activity that is detrimental to the business or reputation of the Company. The 2012 Stock Incentive Plan also provides that all awards granted under the 2012 Stock Incentive Plan are intended to be subject to the terms and conditions of any policy regarding clawbacks, forfeitures or recoupments adopted by the Company.

Amendment, Suspension or Termination

The Board of Directors may at any time amend, suspend or terminate the 2012 Stock Incentive Plan in whole or in part for any reason, provided that such action may be subject to stockholder approval if necessary to comply with legal, regulatory or securities exchange listing requirements or the action is intended to allow the exercise price of outstanding stock options to be reduced by repricing or replacing such options. Unless terminated earlier, the 2012 Stock Incentive Plan will terminate on February 22, 2022, a term of 10 years from its initial adoption by the Board of Directors. The Compensation Committee also may amend the terms of an outstanding award. Generally, no amendment, suspension or termination of the 2012 Stock Incentive Plan (or amendment of an outstanding award) may adversely affect in any material way the rights of the holder of an outstanding award without his or her consent. However, the Board of Directors may amend the 2012 Stock Incentive Plan and/or the Compensation Committee may amend any outstanding award without obtaining the award holder’s consent if it deems the amendment necessary or advisable to comply with applicable law or address other regulatory matters.

Market Price of Class A Common Stock

The closing price of a share of the Company’s Class A Common Stock on the NYSE on February 25, 2015 was $25.13.

Plan Benefits

Awards under the 2012 Stock Incentive Plan are made at the discretion of the Compensation Committee. Future awards that may be received by any executive officers or others pursuant to the 2012 Stock Incentive Plan are not presently determinable.

Federal Income Tax Consequences

The following is a brief summary of the current federal income tax consequences that generally apply with respect to awards that may be granted under the 2012 Stock Incentive Plan. Applicable laws and regulations may change in the future. This summary is not intended to be exhaustive and does not describe a number of tax rules, including any foreign, state or local tax consequences, tax withholding requirements or various other rules that could apply to a particular individual or to the Company and its subsidiaries under certain circumstances. This summary is not intended or written to be used (and cannot be used by any taxpayer) to avoid penalties that may be imposed on a taxpayer. Tax implications may vary due to individual circumstances. Participants should consult their personal tax advisors about the tax consequences related to awards under the 2012 Stock Incentive Plan.

Nonstatutory Stock Options

The grant of nonstatutory stock options generally has no federal income tax consequences to the Company or the option holder. Upon the exercise of a nonstatutory stock option, the option holder will recognize ordinary income equal to the excess of the fair market value of the acquired shares on the date of exercise over the exercise price paid for the shares. The Company generally will be allowed a federal income tax deduction equal to the same amount that the option holder recognizes as ordinary income. In the event of the disposition of the acquired shares of Class A Common Stock, any additional gain or loss generally will be taxed to the option holder as either short-term or long-term capital gain or loss depending on how long the shares were held.

Incentive Stock Options

The grant and exercise of incentive stock options generally have no federal income tax consequences to the Company. The grant and exercise of incentive stock options generally have no ordinary income tax consequences to the option holder. However, upon the exercise of an incentive stock option, the option holder treats the excess of the fair market value on the date of exercise over the exercise price as an item of tax adjustment for alternative minimum tax purposes, which may result in alternative minimum tax liability.

If the option holder retains the shares of Class A Common Stock acquired upon the exercise of an incentive stock option for at least two years following the grant date of the option and one year following exercise of the option, the subsequent disposition of such shares will ordinarily result in long-term capital gains or losses to the option holder equal to the difference between the amount realized on disposition of the shares and the exercise price. The Company will not be entitled to any deduction in such case. If the holding period requirements described above are not met, the option holder will recognize ordinary income upon disposition of the Class A Common Stock equal to the excess of the fair market value of the shares on the date of exercise (or, if less, the sale price received on disposition of the shares) over the exercise price. The Company will be entitled to a corresponding tax deduction in the same amount. Any additional gain or loss realized by the option holder on the disposition of the Class A Common Stock will be taxed as short-term or long-term capital gain or loss, as applicable.

Stock Appreciation Rights

The grant of SARs generally has no federal income tax consequences to the Company or the recipient. Upon the exercise of SARs, the recipient will recognize ordinary income equal to the amount of cash received and the fair market value of any shares of Class A Common Stock received. The Company generally will be allowed a federal income tax deduction equal to the same amount that the recipient recognizes as ordinary income.

Restricted Stock

The recipient normally will recognize ordinary income when the restrictions on the restricted stock lapse (i.e., at the time the restricted shares are no longer subject to a substantial risk of forfeiture or become transferable, whichever occurs first). However, a recipient may elect to recognize ordinary income at the time the restricted stock is granted by making an election under Section 83(b) of the Code within 30 days after the grant date. In either case, the recipient will recognize ordinary income equal to the fair market value of such shares of stock at the time the income is recognized (reduced by the amount, if any, the recipient paid for the stock) and the Company generally will be entitled to a corresponding tax deduction. If the recipient subsequently disposes of the shares of Class A Common Stock, any additional gain or loss should be eligible for short-term or long-term capital gain or loss tax treatment depending on how long the shares were held after the ordinary income was recognized. If a recipient makes an “83(b) election” and then forfeits the shares of Class A Common Stock, the recipient normally will not be entitled to a refund with respect to the tax already paid.

Restricted Stock Units

The grant of restricted stock units generally has no federal income tax consequences to the Company or the recipient. When the restricted stock units vest and become payable, the recipient will recognize ordinary income equal to the amount of cash received and the fair market value of any shares of Class A Common Stock received. The Company generally will be allowed a federal income tax deduction equal to the same amount that the recipient recognizes as ordinary income.

Other Stock Awards

The federal income tax consequences of other stock awards will depend on the form of such awards.

Section 162(m) of the Code

The above discussion regarding the Company’s federal income tax deductions is subject to meeting certain requirements under Section 162(m) of the Code. Section 162(m) of the Code generally limits the Company’s annual federal income tax deduction for compensation paid to the Chief Executive Officer and certain other officers to $1 million with respect to each such officer. However, compensation that qualifies as performance-based compensation under Section 162(m) of the Code is not subject to this deduction limit. The 2012 Stock Incentive Plan permits the Compensation Committee to grant awards intended to qualify for this exception to the deduction limit of Section 162(m) of the Code. However, the Company reserves the right to grant awards that may not be deductible under Section 162(m) of the Code, and nothing in this proposal precludes the Company from exercising such right. There is no guarantee that awards under the 2012 Stock Incentive Plan that are intended to qualify as tax deductible under Section 162(m) of the Code will ultimately be determined as such by the Internal Revenue Service.

Section 409A of the Code

Section 409A of the Code provides requirements for certain nonqualified deferred compensation arrangements. If applicable, Section 409A of the Code also imposes penalties (including an additional 20% tax) on the recipient of deferred compensation in the event such compensation fails to comply with Section 409A of the Code. Unless otherwise provided by the Compensation Committee, awards granted under the 2012 Stock Incentive Plan are intended to either comply with or meet the requirements for an exemption from Section 409A of the Code. The Company does not guarantee to any participant that the 2012 Stock Incentive Plan or any award granted under the 2012 Stock Incentive Plan complies with or is exempt from Section 409A of the Code and the Company will not have any liability to, indemnify or hold harmless any individual with respect to any tax consequences that arise from any such failure to comply with or meet an exemption under Section 409A of the Code.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF

THE SONIC AUTOMOTIVE, INC. 2012 STOCK INCENTIVE PLAN.

ADDITIONAL CORPORATE GOVERNANCE AND OTHER INFORMATION

Corporate Governance Guidelines, Code of Business Conduct and Ethics and Committee Charters

Our Board of Directors has adopted a Code of Business Conduct and Ethics applicable to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. This Code of Business Conduct and Ethics, along with our Corporate Governance Guidelines, our Categorical Standards and the charters for the Audit Committee, Compensation Committee and the NCG Committee, are available on our website at www.sonicautomotive.com. Copies of these documents are also available without charge upon written request to Sonic Automotive, Inc., Attn: Corporate Secretary, 4401 Colwick Road, Charlotte, North Carolina 28211.

We will disclose information pertaining to amendments or waivers to provisions of our Code of Business Conduct and Ethics that apply to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and that relate to the elements of our Code of Business Conduct and Ethics enumerated in the SEC’s rules and regulations by posting this information on our website at www.sonicautomotive.com. The information on our website is not a part of this Proxy Statement.

Other Matters that May Be Considered at the Annual Meeting

In the event that any matters other than those referred to in the accompanying Notice of 2015 Annual Meeting of Stockholders should properly come before and be considered at the Annual Meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.

Stockholder Proposals for the 2016 Annual Meeting of Stockholders

Any stockholder proposal intended to be included in Sonic’s proxy statement and form of proxy for its 2016 annual meeting of stockholders must be received by Sonic not later than November 4, 2015. Such proposals must also comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to the attention of Stephen K. Coss, Senior Vice President, General Counsel and Secretary of Sonic, at our executive offices, 4401 Colwick Road, Charlotte, North Carolina 28211 or faxed to his attention at (704) 973-9304.

In addition, any stockholder proposal intended to be presented at the 2016 annual meeting of stockholders, but that will not be included in Sonic’s proxy statement and form of proxy relating to the 2016 annual meeting, must be received by Sonic not less than 60 days nor more than 90 days before the first anniversary of the Annual Meeting. As a result, any proposals submitted by a stockholder pursuant to the provisions of Sonic’s Bylaws (other than proposals submitted pursuant to Rule 14a-8) must be received no earlier than January 15, 2016 and no later than February 14, 2016.

Expenses of Solicitation

Sonic will pay the entire cost of solicitation of proxies, including the cost of preparing, printing and mailing this Proxy Statement, the proxy and any additional soliciting materials sent by Sonic to stockholders. Further, Sonic may reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred by them in forwarding proxy soliciting materials to such beneficial owners. In addition to solicitations by mail, certain of Sonic’s directors, officers and employees, without additional compensation, may solicit proxies by telephone, facsimile, e-mail and personal interviews. Solicitation by officers and employees of Sonic may also be made of some stockholders in person or by mail, telephone, facsimile or e-mail following the original solicitation.

Delivery of Proxy Materials

As permitted by the rules and regulations of the SEC, only one copy of this Proxy Statement and the annual report, or notice letter, as applicable, is being delivered to stockholders residing at the same address, unless such stockholders have notified Sonic of their desire to receive multiple copies of proxy statements, annual reports or notice letters.

Sonic will promptly deliver, upon oral or written request, a separate copy of this Proxy Statement, the annual report or notice letter, as applicable, to any stockholder residing at a shared address to which only one copy was mailed. Requests for additional copies of this Proxy Statement, the annual report or notice letter, requests to receive multiple copies of future proxy statements, annual reports or notice letters, and requests to receive only one copy of future proxy statements, annual reports or notice letters should be directed to Stephen K. Coss, Senior Vice President, General Counsel and Secretary, at Sonic’s principal executive offices, 4401 Colwick Road, Charlotte, North Carolina 28211 or by telephone at (704) 566-2400.

Directions to attend the Annual Meeting, where you may vote in person, can be found at the following website: http://www.charlottemotorspeedway.com/fans/directions/. Information on that website is not incorporated into or a part of this Proxy Statement or any of our filings with the SEC.

APPENDIX A

SONIC AUTOMOTIVE, INC.

2012 STOCK INCENTIVE PLAN

AMENDED AND RESTATED AS OF FEBRUARY 11, 2015

ARTICLE 1. PURPOSE AND EFFECTIVE DATE

1.1 Purposes of the Plan. Sonic Automotive, Inc. (the “Company”) has established this Sonic Automotive, Inc. 2012 Stock Incentive Plan (the “Plan”) to promote the interests of the Company and its stockholders. The purposes of the Plan are to provide key employees and consultants providing services to the Company and its Subsidiaries with incentives to contribute to the Company’s performance and growth, to offer such persons stock ownership in the Company or other compensation that aligns their interests with those of the Company’s stockholders and to enhance the Company’s ability to attract, reward and retain such persons upon whose efforts the Company’s success and future growth depends.

1.2 Effective Date. The Plan was initially adopted by the Board of Directors on February 22, 2012 and was effective upon the requisite approval of the Company’s stockholders at the 2012 Annual Meeting of Stockholders. No Awards could be granted prior to stockholder approval of the Plan. This amendment and restatement is a continuation of the Plan and shall be effective as of February 11, 2015, provided that this amendment and restatement of the Plan shall be subject to the requisite approval of the Company’s stockholders at the 2015 Annual Meeting of Stockholders.

ARTICLE 2. DEFINITIONS

2.1 Definitions. As used in the Plan, the following capitalized terms shall have the meanings set forth below:

(a) “Award” means, individually or collectively, a grant under this Plan of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or Stock Awards.

(b) “Award Agreement” means an agreement between the Company and a Participant, setting forth the terms and conditions applicable to an Award granted to the Participant under this Plan. The Award Agreement may be in such form as the Committee shall determine, including a master agreement with respect to all or any types of Awards supplemented by an Award notice issued by the Company.

(c) “Board” or “Board of Directors” means the Board of Directors of the Company.

(d) “Cause” means, except to the extent the applicable Award Agreement provides otherwise or incorporates a different definition of “Cause,” any act, action or series of acts or actions or any omission, omissions, or series of omissions that result in, or that have the effect of resulting in, (i) the commission by the Participant of a crime involving moral turpitude, which crime has a material adverse impact on the Company or a Subsidiary or which is intended to result in the personal enrichment of the Participant at the expense of the Company or a Subsidiary; (ii) the Participant’s material violation of his responsibilities, or the Participant’s gross negligence or willful misconduct; or (iii) the continuous and willful failure by the Participant to follow the reasonable directives of the Board of Directors. In any event, the existence of “Cause” shall be determined by the Committee (or its delegate).

(e) “Change in Control” means, except to the extent the applicable Award Agreement provides otherwise or incorporates a different definition of “Change in Control,” any merger or consolidation in which the Company is not the surviving corporation and which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning less than a majority of the outstanding voting securities of the surviving corporation (determined immediately following such merger or consolidation), or any sale or transfer by the Company of all or substantially all of its assets or any tender offer or exchange offer for, or the acquisition, directly or indirectly, by any person or group of, all or a majority of the then-outstanding voting securities of the Company. Notwithstanding the foregoing, to the extent necessary to comply with Section 409A of the Code, the foregoing events shall constitute a Change in Control to the extent an Award provides nonqualified deferred compensation subject to Section 409A of the Code only if such events also constitute a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A of the Code and Treasury Regulations thereunder.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor act thereto. Reference to any section of the Code shall be deemed to include reference to applicable regulations or other authoritative guidance thereunder, and any amendments or successor provisions to such section, regulations or guidance.

(g) “Committee” means (i) the committee appointed by the Board to administer the Plan or (ii) in the absence of such appointment, the Board itself. Notwithstanding the foregoing, to the extent required for Awards to be exempt from Section 16 of the Exchange Act pursuant to Rule 16b-3, the Committee shall consist of two or more Directors who are “non-employee directors” within the meaning of such Rule 16b-3, and to the extent required for Awards to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code, the Committee shall consist of two or more Directors who are “outside directors” within the meaning of Section 162(m) of the Code. The Compensation Committee of the Board of Directors shall constitute the Committee until otherwise determined by the Board of Directors.

(h) “Common Stock” means the Class A common stock of the Company, par value $0.01 per share.

(i) “Company” means Sonic Automotive, Inc., a Delaware corporation, or any successor thereto.

(j) “Director” means any individual who is a member of the Board of Directors of the Company.

(k) “Disability” means, except to the extent the applicable Award Agreement provides otherwise or incorporates a different definition of “Disability,” a permanent and total disability as described in Section 22(e)(3) of the Code and determined by the Committee. Notwithstanding the foregoing, to the extent an Award provides nonqualified deferred compensation subject to Section 409A of the Code, Disability shall mean that a Participant is disabled within the meaning of Section 409A(a)(2)(C)(i) or (ii) of the Code.

(l) “Employee” means any employee of the Company or any Subsidiary. Directors who are not otherwise employed by the Company or a Subsidiary are not considered Employees under this Plan.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto. Reference to any section of (or rule promulgated under) the Exchange Act shall be deemed to include reference to applicable rules, regulations or other authoritative guidance thereunder, and any amendments or successor provisions to such section, rules, regulations and guidance.

(n) “Fair Market Value” means, as of a particular date, the value of the Common Stock determined as follows:

(i) If the Common Stock is traded on a national or regional securities exchange or on the Nasdaq National Market System (“Nasdaq”), Fair Market Value shall be determined on the basis of the closing sale price on the principal securities exchange on which the Common Stock may then be traded on the date as of which Fair Market Value is to be determined or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported;

(ii) If the Common Stock is not listed on any securities exchange or traded on Nasdaq, but nevertheless is publicly traded and reported on Nasdaq without closing sale prices for the Common Stock being customarily quoted, Fair Market Value shall be determined on the basis of the mean between the closing high bid and low asked quotations in such other over-the-counter market as reported by Nasdaq on the date as of which Fair Market Value is to be determined; but, if there are no bid and asked quotations in the over-the-counter market as reported by Nasdaq on that date, then the mean between the closing bid and asked quotations in the over-the-counter market as reported by Nasdaq on the immediately preceding day such bid and asked prices were quoted; and

(iii) If the Common Stock is not publicly traded as described in (i) or (ii) above, Fair Market Value shall be determined by the Committee in good faith and, with respect to an Option or SAR intended to be exempt from Section 409A of the Code, in a manner consistent with Section 409A of the Code.

(o) “Family Members” means the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, or any person sharing the Participant’s household (other than a tenant or employee).

(p) “Incentive Stock Option” or “ISO” means an option to purchase shares of Common Stock granted under Article 6, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

(q) “Involuntary Termination Without Cause” means the dismissal, or the request for the resignation, of a Participant by either (i) a court order, order of any court-appointed liquidator or trustee of the Company, or the order or request of any creditors’ committee of the Company constituted under the federal bankruptcy laws, provided that such order or request contains no specific reference to actions or omissions that would constitute Cause; or (ii) a duly authorized corporate officer of the Company or any Subsidiary, or by the Board, for any reason other than for Cause.

(r) “Named Executive Officer” means a Participant who is considered a “covered employee” for purposes of Section 162(m) of the Code.

(s) “Nonqualified Stock Option” or “NSO” means an option to purchase shares of Common Stock granted under Article 6, and which is not intended or otherwise fails to meet the requirements of Section 422 of the Code.

(t) “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

(u) “Option Price” means the price at which a share of Common Stock may be purchased by a Participant pursuant to an Option, as determined by the Committee in accordance with Article 6.

(v) “Participant” means an Employee or consultant who performs services for the Company or a Subsidiary who has been granted an Award under the Plan and which Award is outstanding.

(w) “Performance Award” means an Award granted upon or subject to the attainment of one or more Performance Goals during a Performance Period, as established by the Committee in its discretion in accordance with Article 10.

(x) “Performance Goals” means the criteria and objectives designated by the Committee that must be met during the Performance Period as a condition of the Participant’s receipt of a Performance Award, as described in Section 10.1(b) hereof.

(y) “Performance Period” means the period designated by the Committee during which the Performance Goals with respect to a Performance Award will be measured.

(z) “Plan” means this Sonic Automotive, Inc. 2012 Stock Incentive Plan, as amended from time to time.

(aa) “Restricted Period” means the period beginning on the grant date of an Award of Restricted Stock and ending on the date the shares of Common Stock subject to such Award are no longer restricted and subject to forfeiture.

(bb) “Restricted Stock” means a share of Common Stock granted in accordance with the terms of Article 8, which Common Stock is nontransferable and subject to a substantial risk of forfeiture and such other restrictions as determined by the Committee.

(cc) “Restricted Stock Unit” means a non-voting unit of measurement that represents the contingent right to receive a share of Common Stock (or the value of a share of Common Stock) in the future granted in accordance with the terms of Article 8, which right is subject to such restrictions as determined by the Committee.

(dd) “SAR” means a stock appreciation right granted pursuant to Article 7.

(ee) “Stock Award” means an equity-based award granted pursuant to Article 9.

(ff) “Subsidiary” means a corporation, partnership, limited liability company, joint venture or other entity in which the Company directly or indirectly controls more than 50% of the voting power or equity or profits interests; provided, that for purposes of Incentive Stock Options, Subsidiary means a “subsidiary corporation” within the meaning of Section 424(f) of the Code. Unless the Committee provides otherwise, for purposes of granting Options or SARs, an entity shall not be considered a Subsidiary if such Options or SARs would then be considered to provide for a deferral of compensation within the meaning of Section 409A of the Code.

(gg) “Ten Percent Stockholder” means a Participant who owns (directly or by attribution within the meaning of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, any Subsidiary or a parent of the Company.

(hh) “Termination of Service” means, except to the extent the applicable Award Agreement provides otherwise or incorporates a different definition of “Termination of Service” (and which may instead use the term “Separation from Service,” including for purposes of compliance with Section 409A of the Code), the termination of a Participant’s service with the Company and its Subsidiaries as an Employee or consultant for any reason other than a change in the capacity in which the Participant renders service to the Company or a Subsidiary or a transfer between or among the Company and its Subsidiaries. Unless otherwise determined by the Committee, an Employee shall be considered to have incurred a Termination of Service if his or her employer ceases to be a Subsidiary. All determinations relating to whether a Participant has incurred a Termination of Service and the effect thereof shall be made by the Committee in its discretion, including whether a leave of absence shall constitute a Termination of Service, subject to applicable law.

ARTICLE 3. ADMINISTRATION

3.1 Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full and exclusive power to select the individuals to whom Awards may from time to time be granted under the Plan; grant Awards; determine the size and types of Awards; determine the terms, restrictions and conditions of Awards in a manner consistent with the Plan (including, but not limited to, the number of shares of Common

Stock subject to an Award; vesting or exercise conditions applicable to an Award; the duration of an Award; whether an Award is intended to qualify as a Performance Award; restrictions on transferability of an Award and any shares of Common Stock issued thereunder; whether, to what extent and under what circumstances Awards may be settled in cash, Common Stock or otherwise; subject to applicable law, the effect of a suspension of employment or leave of absence on an Award; and other restrictions and covenants upon which a Participant’s rights to receive, exercise or retain an Award or cash, Common Stock or other gains related thereto shall be contingent); construe and interpret the Plan and any agreement or instrument entered into under the Plan; correct any defect, supply any omission and reconcile any inconsistency in the Plan or any Award Agreement and determine all questions arising under the Plan or any Award Agreement; establish, amend, waive or rescind rules and regulations for the Plan’s administration (including without limitation rules and regulations relating to sub-plans established for the purposes of satisfying applicable foreign laws or qualifying for favorable tax treatment under applicable foreign laws, as provided in Section 15.14); delegate administrative responsibilities under the Plan; and (subject to the provisions of Article 13) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee, including accelerating the time any Option or SAR may be exercised, waiving restrictions and conditions on Awards and establishing different terms and conditions relating to the effect of a Termination of Service. The Committee also shall have the absolute discretion to make all other determinations and take any other actions that may be necessary or advisable in the Committee’s opinion for the administration of the Plan.

3.2 Award Agreements. Each Award granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee shall determine. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and incorporate any other terms and conditions, not inconsistent with the Plan (except when necessary to comply with Section 409A or other applicable law), as may be directed by the Committee. Except to the extent prohibited by applicable law, the Committee may, but need not, require as a condition of any such Award Agreement’s effectiveness that the Agreement be signed by the Participant.

3.3 Decisions Binding. All determinations, decisions and interpretations made by the Committee pursuant to the provisions of the Plan and all related resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, the Company’s stockholders, and Participants and their estates and beneficiaries.

3.4 Indemnification. In addition to such other rights they may have as Directors or members of the Committee, each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company against any loss, cost, liability or expense (including settlement amounts paid with the approval of the Committee) that may be imposed upon or reasonably incurred by the Committee member in connection with or resulting from any claim, action, suit or proceeding in which the member may be a party or otherwise involved by reason of any action taken or failure to act under or in connection with the Plan or any Award, except with respect to matters as to which the Committee member has been grossly negligent or engaged in willful misconduct or as prohibited by applicable law; provided, however, that the member shall give the Company an opportunity, at its own expense, to handle and defend the same before the member undertakes to handle and defend it on the member’s own behalf.

ARTICLE 4. STOCK SUBJECT TO THE PLAN; LIMITS

4.1 Stock Available Under the Plan. Subject to adjustments as provided in Section 4.3, the aggregate number of shares of Common Stock that may be issued pursuant to Awards under the Plan is Four Million (4,000,000) shares. Shares of Common Stock issued under the Plan may be shares of original issuance, shares held in the treasury of the Company or shares purchased in the open market or otherwise. Shares of Common Stock covered by Awards that expire or are forfeited or canceled for any reason or which are settled in cash or otherwise are terminated without the delivery of the full number of shares of Common Stock underlying the Award or to which the Award relates shall be available for further Awards under the Plan to the extent of such expiration, forfeiture, cancellation, cash settlement, etc. However, shares of Common Stock subject to an Award that are (a) withheld or retained by the Company in payment of the Option Price or other exercise or purchase price of an Award (including shares of Common Stock withheld or retained by the Company or not issued in connection with the net settlement or net exercise of an Award), or (b) tendered to, withheld or retained by the Company in payment of tax withholding obligations relating to an Award shall not become available again for Awards under the Plan.

Notwithstanding the other provisions of this Section 4.1, the maximum number of shares of Common Stock that may be issued pursuant to ISOs under this Plan shall be Two Million (2,000,000) shares, subject to adjustments as provided in Section 4.3. No fractional shares shall be issued, and the Committee shall determine the manner in which fractional share value shall be treated.

4.2 Individual Award Limits. Notwithstanding any provision in the Plan to the contrary, the following limitations shall apply (subject to adjustment as provided in Section 4.3):

(a) Individual Option and SAR Limit. No Participant shall be granted, during any one calendar year, Options and/or SARs (whether such SARs may be settled in shares of Common Stock, cash or a combination thereof) covering in the aggregate more than Five Hundred Thousand (500,000) shares of Common Stock.

(b) Individual Limit on Other Awards. With respect to any Awards other than Options and SARs, no Participant shall be granted, during any one calendar year, such Awards (whether such Awards may be settled in shares of Common Stock, cash or a combination thereof) consisting of, covering or relating to in the aggregate more than One Million One Hundred Thousand (1,100,000) shares of Common Stock. With respect to any cash-based Stock Award that is intended to be a Performance Award, the maximum cash payment that may be paid during any one calendar year to a Participant shall be $4,000,000.

The foregoing limitations shall be applied in a manner that will permit Awards that are intended to constitute “performance-based compensation” under Section 162(m) of the Code to meet the applicable requirements thereunder.

4.3 Adjustments. In the event of a reorganization, recapitalization, stock split, stock dividend, extraordinary dividend, spin-off, combination of shares, merger, consolidation or similar transaction or other change in corporate capitalization affecting the Common Stock, equitable adjustments and/or substitutions, as applicable, to prevent the dilution or enlargement of rights shall be made by the Committee to the maximum number and kind of shares of Common Stock that may be issued under the Plan set forth in Section 4.1, the number of shares subject to the ISO limit in Section 4.1, the number of shares of Common Stock subject to the Award limits set forth in Section 4.2 (to the extent such adjustment would not cause a failure to comply with the “performance-based compensation” exception under Section 162(m) of the Code) and in the number, kind and price of shares of Common Stock subject to outstanding Awards granted under the Plan. In addition, the Committee, in its discretion, shall have the right to make such similar adjustments as described above in the event of any corporate transaction to which Section 424(a) of the Code applies or such other event that in the judgment of the Committee necessitates an adjustment as may be determined to be appropriate and equitable by the Committee. Adjustments under this Section 4.3 shall, to the extent practicable and applicable, be made in a manner consistent with the requirements of Sections 162(m) and 409A of the Code and, in the case of ISOs, Sections 422 and 424(a) of the Code. Notwithstanding the foregoing, the number of shares of Common Stock subject to any Award shall always be a whole number and the Committee, in its discretion, shall make such adjustments as are necessary to eliminate fractional shares that may result from any adjustments made pursuant hereto. Except as expressly provided herein, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an outstanding Award.

ARTICLE 5. ELIGIBILITY AND PARTICIPATION

Awards under the Plan may be granted to Employees and consultants providing services to the Company or a Subsidiary (provided such consultants are natural persons who render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction and which services do not directly or indirectly promote or maintain a market for the Company’s securities) as selected by the Committee. In determining the individuals to whom such an Award shall be granted and the terms and conditions of such Award, the Committee may take into account any factors it deems relevant, including the duties of the individual, the Committee’s assessment of the individual’s present and potential contributions to the success of the Company or its Subsidiaries and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan. Such determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated. Subject to the Award limits set forth in Section 4.2, a Participant may be granted more than one Award under the Plan; however, a grant made hereunder in any one year to a Participant shall neither guarantee nor preclude a further grant to such Participant in that year or subsequent years.

ARTICLE 6. STOCK OPTIONS

6.1 Grants of Stock Options. Subject to the provisions of the Plan, the Committee may grant Options upon the following terms and conditions:

(a) Award Agreement. Each grant of an Option shall be evidenced by an Award Agreement in such form as the Committee shall determine. The Award Agreement shall specify the number of shares of Common Stock to which the Option pertains, whether the Option is an ISO or a NSO, the Option Price, the term of the Option, the conditions upon which the Option shall become vested and exercisable, and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. ISOs may be granted only to Employees of the Company or a Subsidiary.

(b) Option Price. The Option Price per share of Common Stock shall be determined by the Committee, but shall not be less than the Fair Market Value per share of Common Stock on the date of grant of the Option. In the case of an ISO granted to a Ten Percent Stockholder, the Option Price per share of Common Stock shall not be less than 110% of the Fair Market Value per share of Common Stock on the date of grant of the Option. Notwithstanding the foregoing, an Option may be granted with an Option Price per share of Common Stock less than that set forth above if such Option is granted pursuant to an assumption of, or substitution for, another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c) Exercise of Options. An Option shall be exercisable in whole or in part (including periodic installments) at such time or times, and subject to such restrictions and conditions, as the Committee shall determine. Except as otherwise provided in the Award Agreement, the right to purchase shares of Common Stock under the Option that become exercisable in periodic installments shall be cumulative so that such shares of Common Stock (or any part thereof) may be purchased thereafter until the expiration or termination of the Option.

(d) Option Term. The term of an Option shall be determined by the Committee, but in no event shall an ISO be exercisable more than ten (10) years from the date of its grant or in the case of any ISO granted to a Ten Percent Stockholder, more than five (5) years from the date of its grant.

(e) Termination of Service. Except to the extent an Option remains exercisable as provided below or as otherwise set forth in the Award Agreement, an Option shall immediately terminate upon the Participant’s Termination of Service with the Company and its Subsidiaries for any reason.

(i) General Rule. In the event that a Participant incurs a Termination of Service for any reason other than Cause, Involuntary Termination Without Cause, or his death or Disability, the Participant may exercise an Option to the extent that the Participant was entitled to exercise such Option as of the date of termination, but only within such period of time ending on the earlier of (A) sixty (60) days following such Termination of Service or (B) the expiration of the term of the Option as set forth in the Award Agreement.

(ii) Involuntary Termination Without Cause. In the event that a Participant incurs a Termination of Service that constitutes an Involuntary Termination Without Cause, the Participant may exercise an Option to the extent that the Participant was entitled to exercise such Option as of the date of termination, but only within such period of time ending on the earlier of (A) ninety (90) days following such Termination of Service or (B) the expiration of the term of the Option as set forth in the Award Agreement.

(iii) Disability. In the event that a Participant incurs a Termination of Service as a result of the Participant’s Disability, the Participant may exercise an Option to the extent that the Participant was entitled to exercise such Option as of the date of termination, but only within such period of time ending on the earlier of (A) one (1) year following such Termination of Service or (B) the expiration of the term of the Option as set forth in the Award Agreement.

(iv) Death. In the event that a Participant’s Termination of Service is caused by the Participant’s death, or in the event of the Participant’s death following the Participant’s Termination of Service but during the exercise period following termination described in subparagraph (i), (ii) or (iii) above, as applicable, then an Option may be exercised to the extent the Participant was entitled to exercise such Option as of the date of death by the person or persons to whom the Participant’s rights to exercise the Option passed by will or the laws of descent and distribution (or by the executor or administrator of the Participant’s estate), but only within the period ending on the earlier of (A) one (1) year following the date of death or (B) the expiration of the term of the Option as set forth in the Award Agreement.

(f) ISO Limitation. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of the shares of Common Stock with respect to which a Participant’s ISOs are exercisable for the first time during any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000 or such other applicable limitation set forth in Section 422 of the Code, such ISOs shall be treated as NSOs. The determination of which ISOs shall be treated as NSOs generally shall be based on the order in which such ISOs were granted and shall be made in accordance with applicable rules and regulations under the Code.

(g) Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company in the manner prescribed by the Company (or its delegate), specifying the number of shares of Common Stock with respect to which the Option is to be exercised, accompanied by the aggregate Option Price for the shares of Common Stock. Unless otherwise provided by the Committee, the aggregate Option Price shall be payable to the Company in full (i) in cash or cash equivalents acceptable to the Company, (ii) subject to applicable law, by tendering previously acquired shares of Common Stock (or delivering a certification of ownership of such shares) having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the shares of Common Stock either were purchased on the open market or have been held by the Participant for a period of at least six months (unless such six-month period is waived by the Committee)), (iii) subject to applicable law and such rules as may be established by the Committee, by means of a “cashless exercise” facilitated by a securities broker approved by the Company through the irrevocable direction to sell all or part of the shares of Common Stock being purchased and to deliver the Option Price (and any applicable withholding taxes) to the Company, or (iv) a combination of the foregoing. The Committee also may provide that Options may be exercised using a “net share settlement” procedure, or by any other means it determines to be consistent with the Plan’s purpose and applicable law (including the tendering of Awards having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, as determined by the Committee).

(h) Transfer Restrictions. Except as otherwise set forth herein, Options may not be sold, transferred, pledged, assigned, alienated, hypothecated or disposed of in any manner other than by will or the laws of descent and distribution, and Options shall be exercisable during the Participant’s lifetime only by the Participant (or, to the extent permitted by applicable law, the Participant’s guardian or legal representative in the event of the

Participant’s legal incapacity). Notwithstanding the foregoing, the Committee, in its absolute discretion, may permit a Participant to transfer NSOs, in whole or in part, for no consideration to (i) one or more Family Members; (ii) a trust in which Family Members have more than 50% of the beneficial interest; (iii) a foundation in which Family Members (or the Participant) control the management of assets; or (iv) any other entity in which Family Members (or the Participant) own more than 50% of the voting interests; provided, that such transfer is permitted under applicable tax laws and Rule 16b-3 of the Exchange Act as in effect from time to time. In all cases, the Committee must be notified in advance in writing of the terms of any proposed transfer to a permitted transferee and such transfers may occur only with the consent of and subject to the rules and conditions imposed by the Committee. The transferred NSOs shall continue to be subject to the same terms and conditions in the hands of the transferee as were applicable immediately prior to the transfer (including the provisions of the Plan and Award Agreement relating to the expiration or termination of the NSOs). The NSOs shall be exercisable by the permitted transferee only to the extent and for the periods specified herein and in any applicable Award Agreement.

(i) No Stockholder Rights. No Participant shall have any rights as a stockholder with respect to shares of Common Stock subject to the Participant’s Option until the issuance of such shares to the Participant pursuant to the exercise of such Option.

ARTICLE 7. STOCK APPRECIATION RIGHTS

7.1 Grants of SARs. Subject to the provisions of the Plan, the Committee may grant SARs upon the following terms and conditions:

(a) Award Agreement. Each grant of a SAR shall be evidenced by an Award Agreement in such form as the Committee shall determine. The Award Agreement shall specify the number of shares of Common Stock to which the SAR pertains, the term of the SAR, the conditions upon which the SAR shall become vested and exercisable, and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. The Committee may grant SARs in tandem with or independently from Options.

(b) Initial Value of SARs. The Committee shall assign an initial value to each SAR, provided that the initial value may not be less than the aggregate Fair Market Value on the date of grant of the shares of Common Stock to which the SAR pertains.

(c) Exercise of SARs. A SAR shall be exercisable in whole or in part (including periodic installments) at such time or times, and subject to such restrictions and conditions, as the Committee shall determine. Notwithstanding the foregoing, in the case of a SAR that is granted in tandem with an Option, the SAR may be exercised only with respect to the shares of Common Stock for which its related Option is then exercisable. The exercise of either an Option or a SAR that are granted in tandem shall result in the termination of the other to the extent of the number of shares of Common Stock with respect to which such Option or SAR is exercised.

(d) Term of SARs. The term of a SAR granted independently from an Option shall be determined by the Committee, but in no event shall such a SAR be exercisable more than ten (10) years from the date of its grant. A SAR granted in tandem with an Option shall have the same term as the Option to which it relates.

(e) Termination of Service. In the event that a Participant incurs a Termination of Service, the Participant’s SARs shall terminate in accordance with the provisions specified in Article 6 with respect to Options.

(f) Payment of SAR Value. Upon the exercise of a SAR, a Participant shall be entitled to receive (i) the excess of the Fair Market Value on the date of exercise of the shares of Common Stock with respect to which the SAR is being exercised, over (ii) the initial value of the SAR on the date of grant, as determined in accordance with Section 7.1(b) above. Notwithstanding the foregoing, the Committee may specify in an Award Agreement that the amount payable upon the exercise of a SAR shall not exceed a designated amount. At the Committee’s discretion, the amount payable as a result of the exercise of a SAR may be settled in cash, shares of Common Stock of equivalent value, or a combination of cash and Common Stock. A fractional share of Common Stock shall not be deliverable upon the exercise of a SAR, but a cash payment shall be made in lieu thereof.

(g) Nontransferability. Except as otherwise set forth herein, SARs granted under the Plan may not be sold, transferred, pledged, assigned, alienated, hypothecated or disposed of in any manner other than by will or the laws of descent and distribution, and SARs shall be exercisable during the Participant’s lifetime only by the Participant (or, to the extent permitted by applicable law, the Participant’s guardian or legal representative in the event of the Participant’s legal incapacity). Notwithstanding the foregoing, the Committee, in its absolute discretion, may permit a Participant to transfer SARs, in whole or in part, for no consideration to (i) one or more Family Members; (ii) a trust in which Family Members have more than 50% of the beneficial interest; (iii) a foundation in which Family Members (or the Participant) control the management of assets; or (iv) any other entity in which Family Members (or the Participant) own more than 50% of the voting interests; provided, that such transfer is permitted under applicable tax laws and Rule 16b-3 of the Exchange Act as in effect from time to time. In all cases, the Committee must be notified in advance in writing of the terms of any proposed transfer to a permitted transferee and such transfers may occur only with the consent of and subject to the rules and conditions imposed by the Committee. The transferred SARs shall continue to be subject to the same terms and conditions in the hands of the transferee as were applicable immediately prior to the transfer (including the provisions of the Plan and Award Agreement relating to the expiration or termination of the SARs). The SARs shall be exercisable by the permitted transferee only to the extent and for the periods specified herein and in any applicable Award Agreement.

(h) No Stockholder Rights. No Participant shall have any rights as a stockholder of the Company with respect to shares of Common Stock subject to a SAR until the issuance of shares (if any) to the Participant pursuant to the exercise of such SAR.

ARTICLE 8. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1 Grants of Restricted Stock and Restricted Stock Units. Subject to the provisions of the Plan, the Committee may grant Restricted Stock and/or Restricted Stock Units upon the following terms and conditions:

(a) Award Agreement. Each grant of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Agreement in such form as the Committee shall determine. The Award Agreement shall specify the number of shares of Restricted Stock granted or with respect to which the Restricted Stock Units are granted, the Restricted Period, the conditions upon or the time at which the Restricted Period shall lapse, and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

(b) Purchase Price. The Committee shall determine the purchase price, if any, to be paid for each share of Restricted Stock or each Restricted Stock Unit, subject to such minimum consideration as may be required by applicable law.

(c) Nontransferability. Except as otherwise set forth in the Award Agreement, shares of Restricted Stock may not be sold, transferred, pledged, assigned, alienated, hypothecated or disposed of in any manner until the end of the Restricted Period applicable to such shares and the satisfaction of any and all other conditions prescribed by the Committee. Restricted Stock Units may not be sold, transferred, pledged, assigned, alienated, hypothecated or disposed of in any manner until the end of the Restricted Period applicable to such Restricted Stock Units and the satisfaction of any and all other conditions prescribed by the Committee.

(d) Other Restrictions. The Committee may impose such conditions and restrictions on the grant or vesting of Restricted Stock and Restricted Stock Units as it determines, including but not limited to restrictions based upon the occurrence of a specific event, continued service for a period of time or other time-based restrictions, or the achievement of financial or other business objectives (including the Performance Goals described in Section 10.1(b)). The Committee may provide that such restrictions may lapse separately or in combination at such time or times and with respect to all shares of Restricted Stock and Restricted Stock Units or in installments or otherwise as the Committee may deem appropriate.

(e) Settlement of Restricted Stock Units. After the expiration of the Restricted Period and all conditions and restrictions applicable to Restricted Stock Units have been satisfied or lapsed, the Participant shall be entitled to receive the then Fair Market Value of the shares of Common Stock with respect to which the Restricted Stock Units were granted. Such amount shall be paid in accordance with the terms of the Award Agreement and shall be paid in cash, shares of Common Stock (which shares of Common Stock themselves may be shares of Restricted Stock) or a combination thereof as specified by the Committee.

(f) Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to Restricted Stock, the Participant shall be required to promptly file a copy of such election with the Company as required under Section 83(b) of the Code.

(g) Termination of Service. Notwithstanding anything herein to the contrary and except as otherwise determined by the Committee, in the event of the Participant’s Termination of Service prior to the expiration of the Restricted Period, all shares of Restricted Stock and Restricted Stock Units with respect to which the applicable restrictions have not yet lapsed shall be forfeited.

(h) Stockholder Rights.

(i) Restricted Stock. Except to the extent otherwise provided by the Committee, a Participant that has been granted Restricted Stock shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends, if and when declared by the Board of Directors, provided, that the Committee may require that any cash dividends shall be automatically reinvested in additional shares of Restricted Stock.

(ii) Restricted Stock Units. A Participant shall have no voting or other stockholder rights or ownership interest in shares of Common Stock with respect to which Restricted Stock Units are granted. Notwithstanding the foregoing, the Committee may, in its discretion, provide in an Award Agreement that, if the Board of Directors declares a dividend with respect to the Common Stock, Participants shall receive dividend equivalents with respect to their Restricted Stock Units. Subject to Section 409A of the Code, the Committee may determine the form, time of payment and other terms of such dividend equivalents, which may include cash or Restricted Stock Units.

(iii) Adjustments and Dividends Subject to Plan. With respect to any shares of Restricted Stock or Restricted Stock Units received as a result of adjustments under Section 4.3 hereof and also any shares of Common Stock, Restricted Stock or Restricted Stock Units that result from dividends declared on the Common Stock, the Participant shall have the same rights and privileges, and be subject to the same restrictions, as are set forth in this Article 8 except to the extent the Committee otherwise determines.

(i) Issuance of Restricted Stock. A grant of Restricted Stock may be evidenced in such manner as the Committee shall deem appropriate, including without limitation, book-entry registration or the issuance of a stock certificate (or certificates) representing the number of shares of Restricted Stock granted to the Participant, containing such legends as the Committee deems appropriate and held in custody by the Company or on its behalf, in which case the grant of Restricted Stock shall be accompanied by appropriate stop-transfer instructions to the transfer agent for the Common Stock, until (i) the expiration or termination of the Restricted Period for such shares of Restricted Stock and the satisfaction of any and all other conditions prescribed by the Committee or (ii) the forfeiture of such shares of Restricted Stock. The Committee may require a Participant to deliver to the Company a stock power, endorsed in blank, relating to the shares of Restricted Stock to be held in custody by or for the Company.

ARTICLE 9. STOCK AWARDS

The Committee may grant other types of Stock Awards that involve the issuance of shares of Common Stock or that are denominated or valued by reference to shares of Common Stock, including but not limited to the grant of shares of Common Stock or the right to acquire or purchase shares of Common Stock. Stock Awards shall be evidenced by an Award Agreement in such form as the Committee shall determine. The Award Agreement shall specify the number of shares of Common Stock to which the Stock Award pertains, the form in which the Stock Award shall be paid and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

ARTICLE 10. PERFORMANCE AWARDS

10.1 Performance Awards. Subject to the terms of the Plan (including the share limit in Section 4.2), the Committee may grant an Award of Restricted Stock or Restricted Stock Units or a Stock Award upon or subject to the attainment of one or more Performance Goals (a “Performance Award”) based upon a determination that the Participant is or may become a Named Executive Officer and the Committee intends such Awards to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code. The provisions of this Article 10 shall control to the extent inconsistent with Articles 8 and 9 and such Performance Awards shall be subject to the following terms and conditions:

(a) Award Agreement. Each grant of a Performance Award shall be evidenced by an Award Agreement in such form as the Committee shall determine. The Award Agreement shall specify the number of shares of Common Stock to which the Performance Award pertains, the applicable Performance Goals and Performance Period, and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

(b) Performance Goals. The Committee shall establish one or more Performance Goals for the Participant that are objectively determinable (i.e., such that a third party with knowledge of the relevant facts could determine whether the goals have been met). Such Performance Goals must be established in writing by the Committee within ninety (90) days after the beginning of the Performance Period (or, if earlier, by the date on which twenty-five percent (25%) of the Performance Period has elapsed) or within such other time period prescribed by Section 162(m) of the Code; provided, that achievement of the Performance Goals must be substantially uncertain at the time they are established. Such Performance Goals shall be based on one or more of the following, as determined in the sole discretion of the Committee: stock price; market share; earnings per share (basic or diluted); net earnings; operating or other earnings; gross or net profits; revenues; financial return ratios; stockholder return; cash flow measures (including operating cash flow, free cash flow, and cash flow return on investment); cash position; return on equity; return on investment; debt rating; sales (including Company-wide sales and dealership sales); expense reduction levels; debt levels (including borrowing capacity); return on assets (gross or net); debt to equity ratio; debt to capitalization ratio; consummation of debt offerings; consummation of equity offerings; growth in assets, sales, or market share; customer satisfaction; reducing, retiring or refinancing all or a portion of the Company’s long-term or short-term public or private debt or similar financial obligations (including the attainment of a certain level of reduction in such debt); share count reduction; gross or operating margins; contractual compliance (including maintaining compliance with financial and other covenants, obtaining waivers of non-compliance, or obtaining amendments of contractual covenants); or strategic business objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets, or goals relating to acquisitions or divestitures. Performance Goals may be based on the performance of the Company, based on the Participant’s division, business unit or employing Subsidiary, based on the performance of one or more divisions, business units or Subsidiaries, based on the performance of the Company and its Subsidiaries as a whole, or based on any combination of the foregoing. Performance Goals also may be expressed by reference to the Participant’s individual performance with respect to any of the foregoing criteria.

Performance Goals may be expressed in such form as the Committee shall determine, including either in absolute or relative terms (including, but not by way of limitation, by relative comparison to a pre-established target, to previous years or to other companies or other external measures), in percentages, in terms of growth over time or otherwise, provided that the Performance Goals meet the requirements hereunder. Performance Goals need not be based upon an increase or positive result under one of the above criteria and could include, for example, maintaining the status quo or the limitation of economic losses (measured in such case by reference to the specific criteria). When establishing the Performance Goals, the Committee may specify that the Performance Goals shall be determined either before or after taxes and shall be adjusted to exclude items such as (i) asset write-downs or impairment charges; (ii) the effect of unusual or extraordinary charges or income items or other events, including acquisitions or dispositions of businesses or assets, restructurings, discontinued operations, reductions in force, refinancing/restructuring of short term and/or long term debt, or other extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (iii) litigation or claim expenses, judgments or settlements; or (iv) changes in accounting principles or tax laws or other laws or provisions affecting reported results. The Performance Goals established by the Committee may be (but need not be) particular to a Participant and/or different each Performance Period.

The Committee also may establish subjective Performance Goals for Participants, provided that for Named Executive Officers, the subjective Performance Goals may be used only to reduce, and not increase, the Performance Award otherwise payable under the Plan. The Committee can establish other performance measures for Awards granted to Participants to the extent they are not intended to qualify under the performance-based compensation provisions of Section 162(m) of the Code.

(c) Payment. Prior to the vesting, settlement, payment or delivery, as the case may be, of a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals and any other material terms of the Performance Award have been achieved or exceeded for the applicable Performance Period. In no event may the Committee waive achievement of the Performance Goal requirements for a Named Executive Officer except in its discretion in the case of the death or Disability of the Participant or a Change in Control.

(d) Code Section 162(m). The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate for Performance Awards that are intended satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code. Nothing contained in the Plan shall be construed to limit the authority of the Company or the Committee to adopt other compensation arrangements, including an arrangement not intended to be or that does not meet the requirements for performance-based compensation under Section 162(m) of the Code.

ARTICLE 11. CHANGE IN CONTROL

11.1 Impact on Options and SARs. Notwithstanding any other provision of the Plan, all outstanding Options and SARs shall become fully vested and exercisable on and after (a) the date of consummation of a tender offer or exchange offer that constitutes a Change in Control or (b) the third business day prior to the effective date of any other Change in Control.

11.2 Impact on Restricted Stock and Restricted Stock Units. Notwithstanding any other provision of the Plan, all Awards of Restricted Stock and Restricted Stock Units (including Performance Awards other than Performance Awards described below) shall be deemed vested, all restrictions shall be deemed lapsed, all terms and conditions shall be deemed satisfied and the Restricted Period with respect thereto shall be deemed to have ended as of (a) the date of consummation of a tender offer or exchange offer that constitutes a Change in Control or (b) the third business day prior to the effective date of any other Change in Control (“Change in Control Vesting”). For Performance Awards of Restricted Stock and Restricted Stock Units for which the Performance

Period has ended, but which remain subject to additional vesting or other restrictions, Change in Control Vesting also shall apply to such Performance Awards as adjusted (if necessary) based upon achievement of the applicable Performance Goals. For Performance Awards of Restricted Stock and Restricted Stock Units for which the Performance Period has not yet ended, Change in Control Vesting shall apply to such Awards of Restricted Stock and Restricted Stock Units on a pro rata basis based upon an assumed achievement of the applicable target Performance Goals and the length of time within the Performance Period that has elapsed prior to the Change in Control.

11.3 Stock Awards. Stock Awards shall be subject to the terms of the applicable Award Agreement regarding a Change in Control.

ARTICLE 12. FORFEITURE AND CLAWBACK

12.1 Forfeiture and Recoupment. Notwithstanding any other provision of the Plan to the contrary, an Award Agreement may provide that an Award and/or a Participant’s rights, payments and benefits with respect to an Award (including Awards that have become vested and exercisable), including without limitation the right to receive an Award, to exercise an Award, to retain an Award or other Awards, to retain cash or Common Stock acquired in connection with an Award and/or to retain the profit or gain realized by the Participant in connection with an Award shall be subject to reduction, rescission, forfeiture or recoupment upon the occurrence of certain events (including, but not limited to, Termination of Service for Cause, breach of confidentiality or other restrictive covenants that apply to the Participant, engaging in competition against the Company, or other conduct or activity by the Participant that is detrimental to the business or reputation of the Company), whether during or after termination, in addition to any forfeitures due to a vesting schedule or Termination of Service and any other penalties or restrictions that may apply under any employment agreement, state law, or otherwise.

12.2 Company Policies. All Awards granted under the Plan also shall be subject to the terms and conditions of any policy regarding clawbacks, forfeitures, or recoupments adopted by the Company from time to time. Without limiting the foregoing, by acceptance of any Award, each Participant agrees to repay to the Company any amount that may be required to be repaid under any such policy.

ARTICLE 13. AMENDMENT, SUSPENSION AND TERMINATION

13.1 Amendment, Suspension and Termination of Plan. The Board may at any time, and from time to time, amend, suspend or terminate the Plan in whole or in part; provided that, any such amendment, suspension or termination of the Plan shall be subject to the requisite approval of the stockholders of the Company (a) to the extent stockholder approval is necessary to satisfy the applicable requirements of the Code (including, but not limited to, Sections 162(m) and 422 thereof), the Exchange Act or Rule 16b-3 thereunder, any New York Stock Exchange, Nasdaq or securities exchange listing requirements or any other law or regulation; or (b) if such amendment is intended to allow the Option Price of outstanding Options to be reduced by repricing or replacing such Options. Unless sooner terminated by the Board, the Plan shall terminate on February 22, 2022, a term of ten years from the date the Plan was initially adopted by the Board. No further Awards may be granted after the termination of the Plan, but the Plan shall remain effective with respect to any outstanding Awards previously granted. No amendment, suspension or termination of the Plan shall adversely affect in any material way the rights of a Participant under any outstanding Award without the Participant’s consent.

13.2 Amendment of Awards. Subject to Section 13.1 above, the Committee may at any time amend the terms of an Award previously granted to a Participant, but no such amendment shall adversely affect in any material way the rights of the Participant without the Participant’s consent except as otherwise provided in the Plan or the Award Agreement.

13.3 Compliance Amendments. Notwithstanding any other provision of the Plan to the contrary, the Board may amend the Plan and/or the Committee may amend any outstanding Award in any respect it deems necessary or advisable to comply with applicable law or address other regulatory matters without obtaining a

Participant’s consent, including but not limited to reforming (including on a retroactive basis, if permissible and applicable) any terms of an outstanding Award to comply with or meet an exemption from Section 409A of the Code or to comply with any other applicable laws, regulations or exchange listing requirements (including changes thereto).

ARTICLE 14. WITHHOLDING

14.1 Tax Withholding Requirements. The Company and its Subsidiaries shall have the power and the right to deduct or withhold from cash payments or, subject to Section 14.2, other property to be paid to the Participant, or require a Participant to remit to the Company or a Subsidiary, an amount sufficient to satisfy federal, state, local, or foreign taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising in connection with an Award under this Plan. The Company shall not be required to issue, deliver or release restrictions on any shares of Common Stock or settle any Awards payable hereunder if such withholding requirements have not been satisfied.

14.2 Withholding Arrangements. With respect to withholding required upon the exercise of Options, or upon any other taxable event arising as a result of Awards granted hereunder that are to be paid in the form of cash or shares of Common Stock, at the discretion of the Committee and pursuant to such procedures as it may specify, the Committee may require or permit the Participant to satisfy the Participant’s withholding obligations (a) by delivering cash or having the Company or applicable Subsidiary withhold an amount from cash otherwise due the Participant; and/or (b) provided that any such share withholding or delivery can be effected without causing liability under Section 16(b) of the Exchange Act: (i) by having the Company or applicable Subsidiary withhold or retain from an Award shares of Common Stock having a Fair Market Value on the date the tax is to be determined of no more than the minimum statutory total tax that could be imposed on the transaction (if necessary to avoid adverse accounting consequences to the Company), or (ii) by delivering sufficient shares of Common Stock the Participant already owns (which are not subject to any pledge or security interest) having a Fair Market Value of no more than the minimum statutory total tax that could be imposed on the transaction (if necessary to avoid adverse accounting consequences to the Company). Notwithstanding the foregoing, the Committee shall have the right to restrict a Participant’s ability to satisfy tax obligations through share withholding and delivery as it may deem necessary or appropriate.

ARTICLE 15. GENERAL PROVISIONS

15.1 Restrictions on Stock Ownership/Legends. Notwithstanding anything in the Plan to the contrary, the Committee, in its discretion, may establish guidelines applicable to the ownership of any shares of Common Stock acquired pursuant to the exercise of an Option or SAR or in connection with any other Award under this Plan as it may deem desirable or advisable, including, but not limited to, time-based or other restrictions on transferability regardless of whether or not the Participant is otherwise vested in such Common Stock. All stock certificates representing shares of Common Stock issued pursuant to this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable and the Committee may cause any such certificates to have legends affixed thereto to make appropriate references to any applicable restrictions.

15.2 Deferrals. Subject to Section 15.10, the Committee may require or permit a Participant to defer receipt of the delivery of shares of Common Stock or other payments pursuant to Awards under the Plan that otherwise would be due to such Participant. Subject to Section 15.10, any deferral elections shall be subject to such terms, conditions, rules and procedures as the Committee shall determine.

15.3 No Employment or Service Rights. Nothing in the Plan or any Award Agreement shall confer upon any Participant any right to continue in the employ or service of the Company or a Subsidiary nor interfere with or limit in any way the right of the Company or a Subsidiary to terminate any Participant’s employment by, or performance of services for, the Company or Subsidiary at any time for any reason.

15.4 No Participation Rights. No person shall have the right to be selected to receive an Award under this Plan and there is no requirement for uniformity of treatment among Participants.

15.5 No Trust or Fund Created. To the extent that any person acquires a right to receive Common Stock or cash payments under the Plan, such right shall be only contractual in nature unsecured by any assets of the Company or a Subsidiary. Neither the Company nor any Subsidiary shall be required to segregate any specific funds, assets or other property from its general assets with respect to any Awards under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company or any Subsidiary, on the one hand, and any Participant or other person, on the other hand. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company or the applicable Subsidiary.

15.6 Restrictions on Transferability. Except as otherwise provided herein or in an Award Agreement, no Award or any shares of Common Stock subject to an Award that have not been issued, or as to which any applicable restrictions have not lapsed, may be sold, transferred, pledged, assigned, alienated, hypothecated or disposed of in any manner. Any attempt to transfer an Award or such shares of Common Stock in violation of the Plan or an Award Agreement shall relieve the Company and its Subsidiaries from any obligations to the Participant thereunder.

15.7 Requirements of Law. The granting of Awards and the issuance of shares of Common Stock under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. With respect to Participants who are subject to Section 16 of the Exchange Act, this Plan and Awards granted hereunder are intended to comply with the provisions of and satisfy the requirements for exemption under Rule 16b-3 or any successor rule under the Exchange Act.

15.8 Approvals and Listing. The Company shall not be required to grant, issue or settle any Awards or issue any certificate or certificates for shares of Common Stock under the Plan prior to (a) obtaining any required approval from the stockholders of the Company; (b) obtaining any approval from any governmental agency that the Company shall, in its discretion, determine to be necessary or advisable; (c) the admission of such shares of Common Stock to listing on any national securities exchange on which the Company’s Common Stock may be listed; and (d) the completion of any registration or other qualification of such shares of Common Stock under any state or federal law or ruling or regulation of any governmental or regulatory body that the Company shall, in its sole discretion, determine to be necessary or advisable. The Company may require that any recipient of an Award make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirement. Notwithstanding the foregoing, the Company shall not be obligated at any time to file or maintain a registration statement under the Securities Act of 1933, as amended, or to effect similar compliance under any applicable state laws with respect to the Common Stock that may be issued pursuant to this Plan.

15.9 Compliance with Code Section 162(m). It is intended that the Plan comply fully with and meet all of the requirements for “performance-based compensation” under Section 162(m) of the Code with respect to Options and SARs granted hereunder. At all times when the Committee determines that compliance with the “performance-based compensation” exception under Section 162(m) of the Code is required or desired, it is intended that Performance Awards granted under this Plan also comply with the requirements for “performance-based compensation” under Section 162(m) of the Code, and the Plan must be resubmitted to the stockholders of the Company as necessary in accordance with Section 162(m) of the Code (which Treasury Regulations thereunder currently require that the stockholders reapprove the Plan no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the Plan). In addition, in the event that changes are made to Section 162(m) of the Code to permit greater flexibility with respect to any Award or Awards under the Plan, the Committee may make any adjustments it deems appropriate.

The Committee may, in its discretion, determine that it is advisable to grant Awards that shall not qualify as “performance-based compensation,” and the Committee may grant Awards that do not satisfy the requirements of Section 162(m) of the Code.

15.10 Compliance with Code Section 409A. It is generally intended that the Plan and all Awards hereunder either comply with or meet the requirements for an exemption from Section 409A of the Code and the Plan shall be operated, interpreted and administered accordingly. No Award (or modification thereof) shall provide for a deferral of compensation (within the meaning of and subject to Section 409A of the Code) that does not comply with Section 409A of the Code and the Award Agreement shall incorporate the terms and conditions required by Section 409A of the Code, unless the Committee, at the time of grant (or modification, as the case may be), provides that the Award is not intended to comply with Section 409A of the Code. Notwithstanding anything in the Plan to the contrary, the Committee may amend or vary the terms of Awards under the Plan in order to conform such terms to the requirements of Section 409A of the Code. Except as may be provided in an Award Agreement, to the extent that any Award provides for a deferral of compensation subject to Section 409A of the Code and the Participant is a “specified employee” (within the meaning of Section 409A of the Code and determined by the Company in accordance with its procedures), benefits payable under the Award that are required to be postponed under Section 409A of the Code following the Participant’s “separation from service” (within the meaning of Section 409A of the Code) shall not be paid until after six months following such separation from service (except as Section 409A of the Code may permit), but shall instead be accumulated and paid in a lump sum on the first business day following expiration of such six-month period. To the extent an Award does not provide for a deferral of compensation subject to Section 409A of the Code, but may be deferred under a nonqualified deferred compensation plan established by the Company, the terms of such nonqualified deferred compensation plan shall govern such deferral, and to the extent necessary, are incorporated herein by reference. Notwithstanding any other provisions of the Plan or any Award Agreement, the Company does not guarantee to any Participant (or any other person with an interest in an Award) that the Plan or any Award hereunder complies with or is exempt from Section 409A of the Code, and shall not have any liability to or indemnify or hold harmless any individual with respect to any tax consequences that arise from any such failure to comply with or meet an exemption under Section 409A of the Code.

15.11 Other Corporate Actions. Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, but not by way of limitation, the right of the Company to adopt other compensation arrangements (including an arrangement not intended to be performance-based compensation under Section 162(m) of the Code) or the right of the Company to authorize any adjustment, reclassification, reorganization, or other change in its capital or business structure, any merger or consolidation of the Company, the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its business or assets.

15.12 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein shall also include the feminine, and the plural shall include the singular and the singular shall include the plural.

15.13 Severability. The invalidity or unenforceability of any particular provision of this Plan shall not affect the other provisions hereof, and the Committee may elect in its discretion to construe such invalid or unenforceable provision in a manner that conforms to applicable law or as if such provision was omitted.

15.14 Participants Outside of the United States. Notwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion, vary, modify or amend the terms of Awards made to or held by a Participant in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to or accommodate differences in laws, rules, regulations, customs or policies of each jurisdiction outside of the United States where the Participant is located or employed or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such Award to a Participant who is a resident or primarily employed in the United States. The Committee also may establish administrative rules and procedures to facilitate the operation of the Plan in such foreign jurisdictions. The Committee also is authorized to adopt sub-plans to achieve the purposes of this Section 15.14. An Award may have terms that are inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the affected Participant.

15.15 Governing Law. To the extent not preempted by federal law, the Plan, and all Award Agreements hereunder, shall be construed in accordance with and governed by the laws of the State of North Carolina (excluding the principles of conflict of law thereof). The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), this Plan or any Awards hereunder will be exclusively in the courts of the State of North Carolina, County of Mecklenburg, including the federal courts located therein (should federal jurisdiction exist).

15.16 Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor of the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise of all or substantially all of the business and/or assets of the Company or other transaction.

15.17 Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

ô	■

SONIC AUTOMOTIVE, INC.

P R O X Y

Charlotte, North Carolina

THIS PROXY IS BEING SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF SONIC AUTOMOTIVE, INC.

The undersigned hereby appoint(s) Mr. Heath R. Byrd and Mr. Stephen K. Coss, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side, all shares of the Class A Common Stock and Class B Common Stock of Sonic Automotive, Inc. held of record by the undersigned on February 18, 2015, at the Annual Meeting of Stockholders to be held on April 14, 2015 at 10:30 a.m. Eastern Time, at Charlotte Motor Speedway, Smith Tower, 600 Room, U.S. Highway 29 North, Concord, North Carolina 28027, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

■	1.1	14475	■

ANNUAL MEETING OF STOCKHOLDERS OF

SONIC AUTOMOTIVE, INC.

April 14, 2015

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:

The Notice of 2015 Annual Meeting of Stockholders, Proxy Statement and 2014 Annual Report to Stockholders are available at www.proxydocs.com/SAH

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

 Please detach along perforated line and mail in the envelope provided.

■	21033300000000001000 0	041415
The Board of Directors recommends a vote “FOR ALL NOMINEES” in Item 1 and “FOR” Items 2, 3 and 4. This appointment of proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). If no direction is given, this proxy will be voted “FOR ALL NOMINEES” in Item 1 and “FOR” Items 2, 3 and 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The following matters are proposed by Sonic Automotive, Inc. for consideration:							FOR	AGAINST	ABSTAIN

1.	To elect 10 directors:				2.	To ratify the appointment of KPMG LLP as Sonic’s independent registered public accounting firm for the fiscal year ending December 31, 2015.	☐	☐	☐
	☐	FOR ALL NOMINEES	NOMINEES: O. Bruton Smith B. Scott Smith David Bruton Smith William I. Belk William R. Brooks Bernard C. Byrd, Jr. Victor H. Doolan John W. Harris III Robert Heller R. Eugene Taylor		3.	To approve on a non-binding, advisory basis Sonic’s named executive officer compensation.	☐	☐	☐
	☐	WITHHOLD AUTHORITY FOR ALL NOMINEES			4.	To consider and approve the amendment and restatement of the Sonic Automotive, Inc. 2012 Stock Incentive Plan.	☐	☐	☐
	☐	FOR ALL EXCEPT (See instructions below)			In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
					PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
					PROMPTLY IN THE ENVELOPE FURNISHED.
					Important Notice Regarding the Availability of Proxy Materials
					for the Annual Meeting of Stockholders to Be Held on April 14, 2015:
					The Notice of 2015 Annual Meeting of Stockholders, Proxy Statement
					and 2014 Annual Report to Stockholders
					are available at: www.proxydocs.com/SAH
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: —

					Class A Common Stock Shares:

					Class B Common Stock Shares:
					Please check the box if you plan to attend the Annual Meeting of Stockholders. Directions to attend the Annual Meeting, where you may vote in person, can be found at the following website:		☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐	http://www.charlottemotorspeedway.com/fans/directions/. Information on that website is not incorporated into or a part of the Proxy Statement or this proxy or any of Sonic’s filings with the SEC.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

	Note:	Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign personally. When signing as executor, administrator, attorney, trustee, guardian or other fiduciary, please give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in full partnership name by authorized person.
■			■

ANNUAL MEETING OF STOCKHOLDERS OF

SONIC AUTOMOTIVE, INC.

April 14, 2015

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 p.m. Eastern Time on April 13, 2015.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of 2015 Annual Meeting of Stockholders, Proxy Statement and 2014 Annual Report to Stockholders are available at www.proxydocs.com/SAH

i  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  i

■	21033300000000001000 0	041415
The Board of Directors recommends a vote “FOR ALL NOMINEES” in Item 1 and “FOR” Items 2, 3 and 4. This appointment of proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). If no direction is given, this proxy will be voted “FOR ALL NOMINEES” in Item 1 and “FOR” Items 2, 3 and 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The following matters are proposed by Sonic Automotive, Inc. for consideration:							FOR	AGAINST	ABSTAIN

1.	To elect 10 directors:				2.	To ratify the appointment of KPMG LLP as Sonic’s independent registered public accounting firm for the fiscal year ending December 31, 2015.	☐	☐	☐
	☐	FOR ALL NOMINEES	NOMINEES: O. Bruton Smith B. Scott Smith David Bruton Smith William I. Belk William R. Brooks Bernard C. Byrd, Jr. Victor H. Doolan John W. Harris III Robert Heller R. Eugene Taylor		3.	To approve on a non-binding, advisory basis Sonic’s named executive officer compensation.	☐	☐	☐
	☐	WITHHOLD AUTHORITY FOR ALL NOMINEES			4.	To consider and approve the amendment and restatement of the Sonic Automotive, Inc. 2012 Stock Incentive Plan.	☐	☐	☐
	☐	FOR ALL EXCEPT (See instructions below)			In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
					PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
					PROMPTLY IN THE ENVELOPE FURNISHED.
					Important Notice Regarding the Availability of Proxy Materials
					for the Annual Meeting of Stockholders to Be Held on April 14, 2015:
					The Notice of 2015 Annual Meeting of Stockholders, Proxy Statement
					and 2014 Annual Report to Stockholders
					are available at: www.proxydocs.com/SAH
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: —

					Class A Common Stock Shares:

					Class B Common Stock Shares:
					Please check the box if you plan to attend the Annual Meeting of Stockholders. Directions to attend the Annual Meeting, where you may vote in person, can be found at the following website:		☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐	http://www.charlottemotorspeedway.com/fans/directions/. Information on that website is not incorporated into or a part of the Proxy Statement or this proxy or any of Sonic’s filings with the SEC.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

	Note:	Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign personally. When signing as executor, administrator, attorney, trustee, guardian or other fiduciary, please give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in full partnership name by authorized person.
■			■